UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Occidental Petroleum Corporation

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Notice of 2007 Annual Meeting of
Stockholders and Proxy Statement

March 22, 2007

Dear Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to Occidental’s 2007 Annual Meeting of Stockholders, which will be held on Friday, May 4, 2007, at The Starlight Ballroom, The Fairmont Miramar Hotel, Santa Monica, California.

Attached is the Notice of Meeting and the Proxy Statement, which describes in detail the matters on which you are being asked to vote. These matters include electing the directors, ratifying the selection of independent auditors, increasing the number of shares authorized for issuance under the 2005 Long-Term Incentive Plan and transacting any other business that properly comes before the meeting, including any stockholder proposals.

Also enclosed are a Report to Stockholders, in which senior management discusses highlights of the year, and Occidental’s Annual Report on Form 10-K. As in the past, at the meeting there will be a report on operations and an opportunity to ask questions.

Whether you plan to attend the meeting or not, I encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Ray R. Irani

Chairman, President and Chief Executive Officer

Friday, May 4, 2007 The Starlight Ballroom The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	Meeting Hours Registration Begins 9:30 a.m. Meeting 10:30 a.m.	Admission Ticket or Brokerage Statement Required

OCCIDENTAL PETROLEUM CORPORATION

10889 WILSHIRE BOULEVARD, LOS ANGELES, CALIFORNIA 90024

March 22, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Occidental's 2007 Annual Meeting of Stockholders will be held at 10:30 a.m. on Friday, May 4, 2007, in the Starlight Ballroom, The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California.

At the meeting, stockholders will act on the following matters:

1.	Election of directors;
2.	Ratification of selection of KPMG LLP as independent auditors;
3.	Approval of amendment to increase the number of shares authorized for issuance under the 2005 Long-Term Incentive Plan; and
4.	Consideration of other matters properly brought before the meeting, including stockholder proposals. The Board of Directors knows of three stockholder proposals that may be presented.

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6.

Stockholders of record at the close of business on March 15, 2007, are entitled to receive notice of, to attend and to vote at the meeting.

Whether you plan to attend or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save Occidental additional expenses of soliciting proxies.

Sincerely,

Donald P. de Brier
Executive Vice President, General Counsel and Secretary

TABLE OF CONTENTS

General Information	1
Proposal 1: Election of Directors	2
Information Regarding the Board of Directors and its Committees	5
Compensation of Directors	8
Section 16(a) Beneficial Ownership Reporting Compliance	8
Security Ownership of Certain Beneficial Owners and Management	9
Executive Compensation	10
Compensation Discussion and Analysis	10
Compensation Committee Report	19
Performance Graph	19
Executive Compensation Tables	20
Summary Compensation Table	20
Grants of Plan-Based Awards	21
Outstanding Equity Awards at December 31, 2006	23
Option Exercises and Stock Vested in 2006	26
Nonqualified Deferred Compensation	27
Potential Payments Upon Termination or Change of Control	29
Proposal 2: Ratification of Independent Auditors	35
Audit and Other Fees	35
Report of the Audit Committee	35
Ratification of Selection of Independent Auditors	36
Proposal 3: Approval of Amendment of 2005 Long-Term Incentive Plan	36
History	36
Voting Information	36
Summary Description of the 2005 Plan	36
Federal Income Tax Consequences	38
Specific Benefits	38
Securities Authorized for Issuance Under Equity Compensation Plans	39
Stockholder Proposals	40
Proposal 4: Scientific Report on Global Warming	40
Proposal 5: Advisory Vote to Ratify Executive Compensation	42
Proposal 6: Performance-Based Stock Options	43
Stockholder Proposals for the 2008 Annual Meeting of Stockholders	44
Nominations for Directors for Term Expiring in 2009	45
Annual Report	46
Exhibit A: Corporate Governance Policies and Other Governance Measures	A-1
Exhibit B: Occidental Petroleum Corporation 2005 Long-Term Incentive Plan	B-1

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Occidental Petroleum Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders on May 4, 2007, and at any adjournment of the meeting. All numbers of shares and prices per share of Occidental common stock have been adjusted to give effect to the two-for-one stock split in August 2006.

ADMISSION TO THE ANNUAL MEETING

Attendance is limited to stockholders and one guest per stockholder. If you plan to attend the meeting in person and you are a stockholder of record, you must bring the admission ticket attached to your proxy or information card. If your shares are held in the name of a bank, broker or other holder of record and an admission ticket is not part of your voting instruction card, you will be admitted only if you have proof of ownership on the record date, such as a bank or brokerage account statement. In addition to your admission ticket or account statement, you may be asked to present valid picture identification, such as a driver's license or passport.

VOTING RIGHTS

This Proxy Statement and accompanying proxy card are being mailed beginning on or about March 22, 2007, to each stockholder of record as of March 15, 2007, which is the record date for the determination of stockholders entitled to receive notice of, to attend, and to vote at the meeting. As of the record date, Occidental had outstanding and entitled to vote 871,523,461 shares of common stock. A majority of outstanding shares must be represented at the meeting, in person or by proxy, to constitute a quorum and to transact business. You will have one vote for each share of Occidental’s common stock you own. You may vote in person at the meeting or by proxy. Proxies may be voted by completing and mailing the proxy card, by telephone or Internet as explained on the proxy card. You may not cumulate your votes.

VOTING OF PROXIES

The Board of Directors has designated Dr. Ray R. Irani, Mr. Aziz D. Syriani and Miss Rosemary Tomich, and each of them, with the full power of substitution, to vote shares represented by all properly executed proxies. The shares will be voted in accordance with the instructions on the proxy card. If no instructions are specified on the proxy card, the shares will be voted:

•	FOR all nominees for directors (see page 2);
•	FOR ratification of the independent auditors (see page 35);
•	FOR authorizing additional shares for the 2005 Long-Term Incentive Plan (see page 36); and
•	AGAINST Proposals 4, 5 and 6 (stockholder proposals begin on page 40).

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter presented at the meeting in accordance with Occidental's By-laws.

BROKER VOTES

If your shares are held in street name, under New York Stock Exchange Rules, your broker can vote your shares on Proposals 1 and 2 but not Proposal 3 or the stockholder proposals (Proposals 4, 5 and 6). If your broker does not have discretion and you do not give the broker instructions, the votes will be broker nonvotes, which will have the same effect as votes against the proposals.

VOTE REQUIRED

The vote required to elect directors and to approve each proposal is described with the proposal.

VOTING RESULTS

The Report of Inspector of Elections will be published on Occidental’s web site, www.oxy.com, within 14 calendar days following the date of the meeting, and the results of the vote will be included in Occidental’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, and in the Report on the Annual Meeting, both of which may be accessed through www.oxy.com or obtained by writing to Publications Department, Occidental Petroleum Corporation, 10889 Wilshire Boulevard, Los Angeles, California 90024.

CONFIDENTIAL VOTING

All proxies, ballots and other voting materials are kept confidential, unless disclosure is required by applicable law or expressly requested by you, you write comments on your proxy or voting instruction card, or the proxy solicitation is contested. Occidental’s confidential voting policy is posted on www.oxy.com and may also be obtained by writing to Occidental’s Corporate Secretary, 10889 Wilshire Boulevard, Los Angeles, California 90024.

REVOKING A PROXY

You may revoke your proxy or change your vote before the meeting by filing a revocation with the Corporate Secretary of Occidental, by delivering to Occidental a valid proxy bearing a later date or by attending the meeting and voting in person.

SOLICITATION EXPENSES

Expense of this solicitation will be paid by Occidental. Morrow & Co., Inc. has been retained to solicit proxies and assist in distribution and collection of proxy material for a fee estimated at $15,000 plus reimbursement of out-of-pocket expenses. Occidental also will reimburse banks, brokers, nominees and related fiduciaries for the expense of forwarding soliciting material to beneficial owners of the common stock. In addition, Occidental's officers, directors and regular employees may solicit proxies but will receive no additional or special compensation for such work.

PROPOSAL 1: ELECTION OF DIRECTORS

Directors are elected by a plurality of votes. However, pursuant to Occidental’s By-laws, a director who receives a greater number of votes “against” his or her election than votes “for” in any election (a “Majority Against Vote”) must tender his or her resignation. The Corporate Governance, Nominating and Social Responsibility Committee (“Nominating Committee”) will consider the resignation and possible responses to it based on the relevant facts and circumstances, and make a recommendation to the Board of Directors. The Board of Directors must act on the Nominating Committee’s recommendation within 90 days following certification of the stockholder vote by the Inspector of Elections. Any director who tenders his or her resignation pursuant to such By-law provision cannot participate in the Nominating Committee’s recommendation or Board of Directors’ action regarding whether to accept the resignation. The Board of Directors will disclose promptly its decision-making process and decision whether to accept or reject the director’s resignation in a Form 8-K filed with the Securities and Exchange Commission.

Unless you specify differently on the proxy card, proxies received will be voted FOR Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Dr. Ray R. Irani, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani, Rosemary Tomich and Walter L. Weisman to serve for a one-year term ending at the 2008 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. The Nominating Committee and the Board have waived the retirement age requirement with respect to Mr. Maloney and requested that Mr. Maloney serve an additional term. In the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

The following biographical information is furnished with respect to each of the nominees for election at the 2007 Annual Meeting.

The Board of Directors recommends a vote FOR all of the nominees.

SPENCER ABRAHAM, 54

Since September 2005, Mr. Abraham has been Chairman and Chief Executive Officer of The Abraham Group, a business consulting firm based in Washington D.C., and since 2005, has been a distinguished visiting fellow at the Hoover Institution, a public policy research center headquartered at Stanford University and devoted to the study of politics, economics and political economy as well as international affairs. He served as the Secretary of Energy, United States Department of Energy from 2001 through January 2005. Prior to that, he was a United States Senator, representing the State of Michigan from 1995 to 2001. From 1993 to 1994, he was of counsel to the law firm of Miller, Canfield, Paddock & Stone. He was a co-chairman of the National Republican Congressional Committee from 1991 to 1993 and Chairman of the Michigan Republican Party from 1983 to 1991. Mr. Abraham holds a juris doctorate degree from Harvard Law School. Mr. Abraham also is Chairman of the Board of Directors of AREVA, Inc., the U.S. subsidiary of the French-owned nuclear company.

Director since 2005

RONALD W. BURKLE, 54

Mr. Burkle is the managing partner and majority owner of The Yucaipa Companies, a private investment firm that invests primarily its own capital and that he co-founded in 1986. He is a trustee of the John F. Kennedy Center for the Performing Arts, a trustee of the J. Paul Getty Trust and a member of the Board of the Carter Center. Mr. Burkle also is a director of KB Home and Yahoo!.

Director since 1999

JOHN S. CHALSTY, 73

Mr. Chalsty is a principal and has served as Chairman of Muirfield Capital Management LLC, an asset management firm, since 2002. He served as Senior Advisor to Credit Suisse First Boston during 2001, was Chairman of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, from 1996 through 2000 and served as its President and Chief Executive Officer from 1986 to 1996. He also is a director of Metromedia International Group and Republic Properties. Mr. Chalsty is a Trustee Emeritus of Columbia University.

Director since 1996

EDWARD P. DJEREJIAN, 68

Ambassador Djerejian has been founding director of the James A. Baker III Institute for Public Policy at Rice University since 1994. Before that, he had a career in foreign service that included serving as United States Ambassador to Israel from 1993 to 1994, as Assistant Secretary of State for Near Eastern Affairs from 1991 to 1993 and as United States Ambassador to the Syrian Arab Republic from 1988 to 1991. Ambassador Djerejian also is a director of Baker Hughes, Inc. and Global Industries, Ltd.

Director since 1996

R. CHAD DREIER, 59

Since 1994, Mr. Dreier has been Chairman, President and Chief Executive Officer of The Ryland Group, Inc., one of the nation’s largest home builders and a leading mortgage finance company. Mr. Dreier was the Chief Financial Officer of Kaufman & Broad (now KB Home) from 1986 to 1993. He worked for the accounting firm of Ernst & Ernst from 1972 to 1975 and qualified as a Certified Public Accountant in California in 1974. Mr. Dreier is Chairman of the Board of Trustees of Loyola Marymount University and a director of Harvard University’s Joint Center for Housing Studies.

Director since 2002

JOHN E. FEICK, 63

Mr. Feick is the Chairman and a major stockholder of Matrix Solutions Inc., a provider of environmental remediation and reclamation services. He was President and Chief Executive Officer of Matrix from 1995 to 2003. He also is Chairman and a partner in Kemex Engineering Services, Ltd., which offers engineering and design services to the petrochemical, refining and gas processing industries. He was President and Chief Operating Officer of Novacor Chemicals, a subsidiary of Nova Corporation, from 1984 to 1994. Mr. Feick also is a director of Fort Chicago Energy Partners LP.

Director since 1998

DR. RAY R. IRANI, 72

Dr. Irani has been Chairman and Chief Executive Officer of Occidental since 1990. He has served as President since 2005 and from 1984 until July 1996. He was Chief Operating Officer from 1984 to 1990. He was Chairman of the Board of Directors of Canadian Occidental Petroleum Ltd. (now Nexen Inc.) from 1987 to 1999. Dr. Irani also is a director of KB Home.

Director since 1984

IRVIN W. MALONEY, 76

From 1992 until his retirement in 1998, Mr. Maloney was President and Chief Executive Officer of Dataproducts Corporation, which designs, manufactures and markets printers and supplies for computers.

Director since 1994

RODOLFO SEGOVIA, 70

Mr. Segovia is on the Executive Committee of Inversiones Sanford, a diversified investment group with emphasis in petrochemicals, specialty chemicals and plastics with which he has been affiliated since 1965. A former President of the Colombian national oil company (Ecopetrol) as well as Minister and Senator of the Republic of Colombia, he has been President and Chief Executive Officer of polyvinyl chloride and polypropylene companies. Mr. Segovia is a Trustee of the University of the Andes and serves as an advisor to the Martindale Center of Lehigh University, where he served as a visiting professor.

Director since 1994

AZIZ D. SYRIANI, 64

Mr. Syriani has served since 2002 as the President and Chief Executive Officer of The Olayan Group, a diversified trading, services and investment organization with activities and interests in the Middle East and elsewhere. From 1978 until 2002, he served as the President and Chief Operating Officer of The Olayan Group. Mr. Syriani also is a director of The Credit Suisse Group. He was Chairman of the Audit Committee of The Credit Suisse Group from April 2002 until April 2004, and since April 2004, has been Chairman of the Compensation Committee.

Director since 1983
Lead Independent Director since 1999

ROSEMARY TOMICH, 69

Miss Tomich has been owner of the Hope Cattle Company since 1958 and the A. S. Tomich Construction Company since 1970. Additionally, she is Chairman of the Board of Directors and Chief Executive Officer of Livestock Clearing, Inc. and was a founding director of the Palm Springs Savings Bank. Miss Tomich serves on the Advisory Board of the University of Southern California School of Business Administration and the Board of Councillors for the School of Letters and Sciences at the University of Southern California and is a Trustee Emeritus of the Salk Institute.

Director since 1980

WALTER L. WEISMAN, 71

Since 1988, Mr. Weisman has been involved in private investments and volunteer activities. Prior to 1988, he was Chairman and Chief Executive Officer of American Medical International, a multinational hospital firm. Mr. Weisman is a director of Fresenius Medical Care AG and Vice Chairman and Lead Director of Maguire Properties, Inc. He is past Chairman and a life trustee of the Los Angeles County Museum of Art, Vice Chairman of the Board of the California Institute of Technology, Chairman of the Board of the Sundance Institute and a Trustee of the Samuel H. Kress Foundation.

Director since 2002

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

CORPORATE GOVERNANCE: - In 2005, the Board amended and restated its Corporate Governance Policies to reflect regulatory changes as well as the Board’s desire to maintain high standards for the governance of the Board and its committees. In 2006, the Board amended Occidental’s By-laws to require a director who fails to obtain a majority vote to tender his or her resignation. The Corporate Governance Policies, together with information about Occidental’s Code of Business Conduct and other governance measures adopted by the Board, are set forth in Exhibit A and are also available at www.oxy.com or by writing to Occidental’s Corporate Secretary, 10889 Wilshire Boulevard, Los Angeles, California 90024.

Pursuant to Occidental’s Conflict of Interest Policy, each director and executive officer has an obligation to avoid any activity, agreement, business investment or interest, or other situation that could be construed either as divergent to or in competition to Occidental’s interest or as an interference with such person’s primary duty to serve Occidental, unless prior written approval has been granted by the Audit Committee of the Board. Each director and executive officer is required to complete an annual questionnaire that requires disclosure of any transaction between Occidental and him or her or any of his or her affiliates or immediate family members.

DIRECTOR EDUCATION - In 2006, four corporate governance training sessions were provided to directors by the University of Southern California Marshall School of Business. All of the directors, except Mr. Abraham, attended at least one of these sessions or director education in connection with service on another public company board. Additional training is scheduled for 2007.

INDEPENDENCE - Each of Miss Tomich and Messrs. Abraham, Burkle, Chalsty, Djerejian, Dreier, Feick, Maloney, Segovia, Syriani and Weisman has been determined by the Board of Directors as meeting the independence standard set forth in Occidental’s Corporate Governance Policies (see Exhibit A) and the New York Stock Exchange Listed Company Manual. In making its determination of independence, the Board considered that, as disclosed under Compensation of Directors on page 8, Occidental matched the gifts made by certain of the directors to charitable organizations and paid one director for consulting services. Except for the Executive Committee and the Dividend Committee, all committees of the Board are composed of independent directors.

MEETINGS - The Board of Directors held six regular meetings during 2006, including three executive sessions at which no members of management were present. Mr. Syriani, the Lead Independent Director, presided over the executive sessions. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of which he or she was a member and all of the directors attended the 2006 Annual Meeting. Attendance at the annual meeting of stockholders is expected of all directors as if it were a regular meeting.

SUCCESSION PLANNING - The Board of Directors annually reviews Occidental’s policies and principles for recruiting, developing and selecting the persons to succeed the Chairman and Chief Executive Officer and the other executive officers. The review includes the background, training, qualities and other characteristics that would be desirable in candidates as well as consideration of possible successors.

COMMUNICATIONS WITH BOARD MEMBERS - Stockholders and other interested parties may communicate with any director by sending a letter or facsimile to such director’s attention in care of Occidental’s Corporate Secretary, 10889 Wilshire Boulevard, Los Angeles, California 90024; facsimile number 310-443-6977. The Corporate Secretary opens, logs and forwards all such correspondence (other than advertisements or other solicitations) to directors unless the director to whom the correspondence is addressed has requested the Corporate Secretary to forward correspondence unopened.

LEAD INDEPENDENT DIRECTOR AND COMMITTEES - The Board of Directors has a Lead Independent Director and seven standing committees: Executive; Audit; Corporate Governance, Nominating and Social Responsibility; Charitable Contributions; Dividend; Executive Compensation and Human Resources; and Environmental, Health and Safety. The Audit Committee Charter, the Executive Compensation and Human Resources Committee Charter and the Corporate Governance, Nominating and Social Responsibility Committee Charter and the enabling resolutions for each of the other committees are available at www.oxy.com or by writing to Occidental’s Corporate Secretary, 10889 Wilshire Boulevard, Los Angeles, California 90024. The general duties of the Lead Independent Director and the committees are described below. From time to time, the Board of Directors delegates additional duties to the standing committees.

Name and Members	Responsibilities		Meetings or Written Actions in 2006
Lead Independent Director Aziz D. Syriani	•	coordinates the activities of the independent directors	Not applicable
	•	advises the Chairman on the schedule and agenda for Board meetings
	•	assists in assuring compliance with Occidental’s Corporate Governance Policies
	•	assists the Executive Compensation and Human Resources Committee in evaluating the Chairman’s performance
	•	recommends to the Chairman membership of the various Board committees
Audit Committee John S. Chalsty R. Chad Dreier John E. Feick Irvin W. Maloney Aziz D. Syriani (Chair) Rosemary Tomich (Vice Chair)

All of the members of the Audit Committee are independent as defined in the New York Stock Exchange Listed Company Manual. All of the members of the Audit Committee are financially literate and the Board has determined that Mr. Dreier meets the Securities and Exchange Commission’s definition of “audit committee financial expert.” The Audit Committee Report with respect to Occidental's financial statements is on page 35.

The primary duties of the Audit Committee are as follows:

8 meetings including 7 executive sessions with no members of management present
	•	hires the independent auditors to audit the consolidated financial statements, books, records and accounts of Occidental and its subsidiaries
	•	discusses the scope and results of the audit with the independent auditors
	•	discusses Occidental's financial accounting and reporting principles and the adequacy of Occidental's internal accounting, financial and operating controls with the auditors and with management
	•	reviews all reports of internal audits submitted to the Audit Committee and management's actions with respect thereto
	•	reviews the appointment of the senior internal auditing executive
	•	oversees all matters relating to Occidental’s Code of Business Conduct compliance program
Charitable Contributions Spencer Abraham Edward P. Djerejian Irvin W. Maloney Rodolfo Segovia Rosemary Tomich (Chair)	•	oversees charitable contributions made by Occidental and its subsidiaries	5 meetings
Corporate Governance, Nominating and Social Responsibility Committee John S. Chalsty Edward P. Djerejian Rodolfo Segovia Aziz D. Syriani (Vice Chair) Rosemary Tomich (Chair) Walter L. Weisman	•	recommends candidates for election to the Board	5 meetings
	•	is responsible for the periodic review and interpretation of Occidental's Governance Policies and consideration of other governance issues
	•	oversees the evaluation of the Board and management
	•	reviews Occidental’s policies, programs and practices on social responsibility, including the Corporate Matching Gift Program
	•	oversees compliance with Occidental’s Human Rights Policy
See page 45 for information on how nominees are selected and instructions on how to recommend nominees for the Board.
Dividend Committee Ronald W. Burkle John S. Chalsty John E. Feick Dr. Ray R. Irani Aziz D. Syriani Walter L. Weisman	•	has authority to declare the quarterly cash dividend on the Common Stock	1 meeting

Name and Members	Responsibilities		Meetings or Written Actions in 2006
Environmental, Health and Safety Committee Spencer Abraham Edward P. Djerejian John E. Feick Rodolfo Segovia (Chair) Rosemary Tomich Walter L. Weisman	•	reviews and discusses with management the status of health, environment and safety issues, including compliance with applicable laws and regulations	5 meetings
	•	reviews the results of internal compliance reviews and remediation projects
	•	reports periodically to the Board on environmental, health and safety matters affecting Occidental and its subsidiaries
Executive Committee John S. Chalsty John E. Feick Dr. Ray R. Irani (Chair) Irvin W. Maloney Rodolfo Segovia Aziz D. Syriani Rosemary Tomich	•	exercises the powers of the Board with respect to the management of the business and affairs of Occidental between meetings of the Board	2 written actions 1 meeting
Executive Compensation and Human Resources Committee Spencer Abraham (Vice Chair) John S. Chalsty (Chair) R. Chad Dreier Irvin W. Maloney Rodolfo Segovia Rosemary Tomich	•

reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer (“CEO”), evaluates the CEO’s performance and determines and approves the CEO’s compensation

5 meetings including 3 executive sessions with no members of management present
	•	reviews and approves the annual salaries, bonuses and other executive benefits of all other executive officers
	•	administers Occidental's stock-based incentive compensation plans and periodically reviews the performance of the plans and their rules
	•	reviews new executive compensation programs
	•	periodically reviews the operation of existing executive compensation programs as well as policies for the administration of executive compensation
	•	reviews annually director compensation
The Executive Compensation and Human Resources Committee's report on executive compensation is on page 19.

COMPENSATION OF DIRECTORS

For 2006, each non-employee director was paid a retainer of $60,000 per year, plus $2,000 for each meeting of the Board of Directors or of its committees he or she attended, and received an annual grant of 5,000 shares of common stock, plus an additional 800 shares of common stock for each committee he or she chaired or for serving as lead independent director. Directors are eligible to participate on the same terms as Occidental employees in the Occidental Petroleum Corporation Matching Gift Program, which matches contributions made by employees and directors up to an aggregate of $50,000 per year to institutions of higher learning and arts and cultural organizations. In addition, Occidental reimburses non-employee directors for expenses related to service on the Board, including hotel, airfare, ground transportation and meals for themselves and their significant others, and permits, subject to availability, non-employee directors to make use of company aircraft on the same reimbursement terms applicable to executive officers of Occidental. Occidental does not provide option awards, non-equity incentive awards, deferred compensation or retirement plans for non-employee directors. A table summarizing the total compensation for 2006 for each of the non-employee directors is set forth below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
Spencer Abraham	$91,500	$259,275	$36,024	(3)	$386,799
Ronald W. Burkle	$75,500	$259,275	$0		$334,775
John S. Chalsty	$99,500	$300,759	$32,136	(4)	$432,395
Edward P. Djerejian	$95,500	$259,275	$2,898		$357,673
R. Chad Dreier	$95,500	$259,275	$50,000	(5)	$404,775
John E. Feick	$99,500	$259,275	$2,554		$361,329
Irvin W. Maloney	$107,500	$259,275	$915		$367,690
Rodolfo Segovia	$103,500	$300,759	$59,682	(6)	$463,941
Aziz D. Syriani	$97,500	$342,243	$25,516	(7)	$465,259
Rosemary Tomich	$127,500	$342,243	$0		$469,743
Walter L. Weisman	$91,500	$259,275	$50,000	(5)	$400,775
(1)

Restricted Stock Awards are granted to each non-employee director on the first business day following the Annual Meeting. The shares subject to the award are fully vested on the date of grant, but may not be sold or transferred during the director’s period of service as a member of the Board. The dollar amounts shown reflect the amount recognized for financial reporting purposes pursuant to Statement of Financial Accounting Standard No. 123 (Revised 2004, Share-Based Payment (“FAS 123(R)”). See Note 12 to Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards. The number of Restricted Stock Awards outstanding for each director is shown in the Beneficial Ownership Table on page 9.

(2)	Amounts shown include personal benefits in excess of $10,000, all tax gross-ups regardless of amount, matching charitable contributions and consulting fees.
(3)	The amount includes $35,000 for consulting services provided to Occidental and $1,024 for tax gross-up related to reimbursement of spousal travel costs.
(4)

The amount shown includes $25,000 for a charitable contribution made by Occidental pursuant to its Matching Gift Program and $7,136 for the tax gross-up related to reimbursement of spousal travel costs.

(5)	The amount shown is the aggregate charitable contributions made by Occidental pursuant to its Matching Gift Program.
(6)

The amount shown includes $45,000 of aggregate charitable contributions pursuant to Occidental’s Matching Gift Program, $10,277 for reimbursement of spousal travel costs and $4,405 for the tax gross-up related to the reimbursement of spousal travel costs.

(7)

The amount includes $20,823 for the excess of estimated incremental cost of aircraft usage over the amount reimbursed to Occidental and $4,693 for the tax gross-up related to reimbursement of spousal travel costs.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, Occidental's executive officers, directors and any beneficial owner of more than 10 percent of any class of Occidental's equity securities are required to file, with the Securities and Exchange Commission and the New York Stock Exchange, reports of ownership and changes in ownership of common stock. Copies of such reports are required to be furnished to Occidental. Based solely on its review of the copies of the reports furnished to Occidental or written representations that no reports were required, Occidental believes that, during 2006, all persons required to report complied with the Section 16(a) requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on February 28, 2007, the beneficial owner of common stock shown below was the only person known to Occidental to be the beneficial owner of five percent or more of the outstanding voting securities of Occidental.

Name and Address	Number of Shares Owned		Percent of Outstanding Common Stock		Sole Voting Shares		Shared Voting Shares		Sole Investment Shares		Shared Investment Shares
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, California 94105	60,907,277	(1)	7.24%	(1)	53,548,100	(1)	–	(1)	60,907,277	(1)	–	(1)
(1)	Pursuant to Schedule 13G, filed as of January 23, 2007 with the Securities and Exchange Commission.

The following table sets forth certain information regarding the beneficial ownership of common stock as of February 28, 2007, by each of the named executive officers, the directors of Occidental, and all executive officers and directors as a group. The directors are subject to stock ownership guidelines as described in Occidental’s Corporate Governance Policies (see Exhibit A). The executive officers are subject to stock ownership guidelines, which range from two to ten times base salary (see Executive Stock Ownership at www.oxy.com). All of the directors and current executive officers were in compliance with the guidelines as of February 28, 2007.

Name	Sole Voting and Investment Shares (1)	Restricted Shares (2)		Exercisable Options (3)	Total Shares Beneficially Owned (4)	Percent of Outstanding Common Stock (5)		Restricted/ Performance Stock Units (6)	Deferred Stock Units (7)
Spencer Abraham	0		6,924	0	6,924			0	0
Ronald W. Burkle	20,000		39,000	0	59,000			0	0
John S. Chalsty	10,000		28,206	0	38,206			0	0
Stephen I. Chazen	1,023,183		0	693,335	1,716,518			527,668	515,660
Donald P. de Brier	395,967		0	866,380	1,262,347			177,439	246,546
Edward P. Djerejian	3,862		40,212	0	44,074			0	0
R. Chad Dreier	14,000		21,666	0	35,666			0	0
John E. Feick	2,000		39,000	0	41,000			0	0
Richard W. Hallock	271,423		0	198,424	469,847			121,205	106,358
Ray R. Irani	4,351,554		0	1,439,759	5,791,313			1,664,658	1,698,986
Irvin W. Maloney	11,619		42,100	0	53,719			0	0
John W. Morgan	285,122	(8)	0	360,002	645,124	(8)		174,830	234,202
Rodolfo Segovia	20,520	(9)	43,728	0	64,248	(9)		0	0
Aziz D. Syriani	2,000		42,820	0	44,820			0	0
Rosemary Tomich	6,000		47,700	0	53,700			0	0
Walter L. Weisman	4,000		23,334	0	27,334			0	0

All executive officers and directors as a group (21 persons)	6,660,331	(8) (9)	374,690	3,915,211	10,950,232	(8) (9)	1.3%	2,976,065	2,907,306
(1)	Includes shares held through the Occidental Petroleum Corporation Savings Plan.
(2)	For non-employee directors, includes shares for which investment authority has not vested under the 1996 Restricted Stock Plan for Non-Employee Directors and the 2005 Long-Term Incentive Plan.
(3)	Includes options and stock appreciation rights which will be exercisable within 60 days.
(4)	Total is the sum of the first three columns.
(5)	Unless otherwise indicated, less than one percent.
(6)

Includes the restricted stock unit awards and awards at target level under performance stock awards and performance-based restricted share unit awards. Until the restricted or performance period ends, as applicable, and, in the case of both types of performance awards, until the awards are certified, no shares of common stock are issued. However, grant recipients receive dividend equivalents on the restricted stock units during the restricted period and on the target share amount of performance stock awards during the performance period. Dividend equivalents on performance-based restricted stock awards are paid at the end of the performance period on the number of shares certified.

(7)

Includes shares earned under restricted stock and performance stock awards that were deferred at the end of the restricted or performance period, as applicable. During the deferral period, dividend equivalents are paid in cash or accrued as additional stock units depending on the participant’s deferral election.

(8)	Includes 800 shares held by Mr. Morgan’s wife.
(9)	Includes 14,327 shares held by Mr. Segovia as trustee for the benefit of his children.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION PHILOSOPHY AND OBJECTIVES

Occidental’s executive compensation program emphasizes equity compensation to encourage actions by executives that will drive long-term growth in stockholder value. The Executive Compensation and Human Resources Committee of the Board of Directors ("Compensation Committee") believes that exceptional performance characterized by stockholder returns exceeding those of peers and superior financial results merit exceptional compensation; conversely, below average returns would result in compensation well below peer averages. Exceptional performance is driven by effective capital allocation and investment decisions assessed by industry comparative measures such as return on capital employed, return on equity and income and cash flow per barrel of oil equivalent. Accordingly, the Compensation Committee has structured executive compensation to support the achievement of corporate performance objectives and to attract, reward and retain top quality executives by focusing on three fundamental elements: (1) equity compensation awards, particularly awards that are performance-based and align a very significant portion of each executive’s net worth with Occidental’s long-term growth in stockholder value, (2) cash compensation for short-term performance and the accomplishment of annual goals, and (3) other benefits competitive with the marketplace. To achieve each of these objectives, Occidental designs its incentive awards with different performance measures, including return on equity, total stockholder return and earnings per share, as more fully described below, and with different measurement periods ranging from one to four years. The Compensation Committee believes executive officers with the highest level of responsibility and compensation should have the highest percentage of their total compensation at risk and variable depending upon Occidental’s performance. Therefore, the Compensation Committee provides the most significant portion of total compensation for executive officers as incentive-based stock awards to underscore the focus on long-term growth in stockholder value. In addition, the Compensation Committee’s compensation policy and philosophy encourages executives to hold a significant amount of Occidental stock to maintain an alignment of their interests with those of the stockholders. Over the last two years, the Compensation Committee has taken steps to more closely link the compensation of senior executives to the realization of specific performance standards. For example, the percentage of Dr. Irani’s annual equity-based compensation, on a grant date value basis, that is performance-based has risen from 4.3 percent in 2005 to over 60 percent in 2006.

MAJOR COMPENSATION PROGRAM ELEMENTS

EQUITY COMPENSATION rewards the executive for intermediate and long-term accomplishments, through various types of Occidental common stock awards. Stock awards are generally based on the achievement of specific internal or external financial performance goals measured over an intermediate (three to four years) period and stock appreciation rights are granted to reward the executives for growth in the stock price over a longer term. Overall, equity compensation is awarded to align a very significant portion of each executive’s net worth with Occidental’s success in creating stockholder value.

CASH INCENTIVE is designed to reward the executive for current performance. It is an annual compensation award, targeted as a percentage of base salary by the Compensation Committee for each executive officer, near the beginning of the year. The amount received varies with the attainment of Occidental’s annual financial goals and achievement of specific individual objectives by the executive, such as operational priorities, organizational development and governance.

SALARY is the base cash compensation. Salary levels take into account job responsibilities, individual performance, experience level and competitive market data. Salary levels may be adjusted periodically.

OTHER COMPENSATION programs cover benefits, such as defined contribution plans, deferred compensation and certain other benefits. Many of these programs are substantially similar to the basic level of cash and non-cash benefits typically provided by major companies in the oil and gas and chemical industries to salaried employees, except that Occidental does not provide a defined benefit pension plan to its salaried employees. Certain benefits apply only to senior executives.

The following chart shows each of these elements as a percentage of the total compensation received by the named executive officers for 2006:

Name	Major Elements of Each Executive’s Compensation as a Percentage of Total Compensation				Per Summary Compensation Table on Page 20
	Equity(1) (%)	Cash Incentive (2) (%)	Salary (%)	Other (3) (%)	Total ($)
Ray R. Irani	86.9	5.0	2.4	5.7	$55,626,230
Stephen I. Chazen	88.6	5.0	3.6	2.8	$19,822,389
Donald P. de Brier	84.2	5.3	6.5	4.0	$8,531,301
John W. Morgan	85.3	5.0	6.6	3.1	$7,976,666
Richard W. Hallock	83.0	5.1	7.0	4.9	$5,920,802

(1)	Reflects the compensation cost for 2006 shown in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table.
(2)	Reflects the amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.
(3)	Reflects the amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns of the Summary Compensation Table.

MANAGEMENT'S ROLE IN EXECUTIVE COMPENSATION

Dr. Irani recommends compensation for Messrs. Chazen, de Brier, Morgan and Hallock to the Compensation Committee. Dr. Irani’s compensation is set only by the Compensation Committee. Dr. Irani and Mr. Hallock, the Executive Vice President for Human Resources, may be present for a portion of each of the Compensation Committee meetings but are not present when compensation decisions regarding Dr. Irani are discussed and made. Mr. Chazen may be present for a portion of certain meetings to provide the Compensation Committee information regarding Occidental’s financial and operating plans and results. Mr. de Brier may be present for a portion of certain meetings to provide legal advice. Occidental prepares materials for each Compensation Committee meeting to assist the Committee in its consideration of executive compensation programs and policies and its administration of plans and programs.

ROLE OF COMPENSATION CONSULTANTS

Neither Occidental nor the Compensation Committee has any standing arrangement with any compensation consultant to determine or recommend the amount or form of senior executive compensation. Each year Occidental participates in compensation surveys conducted by Hewitt Associates LLC, Towers Perrin, Frederic W. Cook & Co. and other compensation consultants in order to better understand external compensation practices. From time to time, Occidental, through its executive compensation department, or the Compensation Committee, will engage a consultant to provide advice on specific compensation issues. For example, in 2006, Hewitt Associates LLC conducted a study to assist the Compensation Committee in its selection of a performance measure for the PRSUs; and in 2007, will be assisting the Compensation Committee with a study of long-term incentives, including the proportion of total compensation that should comprise long-term incentives, the most relevant performance measures and the appropriate type and blend of long-term incentives. In selecting Hewitt, the Compensation Committee was aware that Hewitt has also provided actuarial services to Occidental.

DISCUSSION OF SPECIFIC COMPENSATION PROGRAM ELEMENTS

EQUITY COMPENSATION - Equity awards represent the largest portion of the total compensation value provided to executive officers. Executives may be granted equity incentives, which include performance-based restricted share units and performance stock awards, stock appreciation rights and restricted share units under its stockholder-approved 2005 Long-Term Incentive Plan. Performance-based awards are based on the attainment of specific results, some based only on Occidental’s results and some compared to the total stockholder returns of other companies. The Compensation Committee believes that using several types of equity awards with separate, yet complementary, internal or external performance metrics, reinforces management’s focus on growth in stockholder value. These awards are granted to encourage executives to view Occidental from the stockholders’ perspective, to create an ongoing incentive for executives to increase stockholder value and to retain executives who possess the skills and the commitment to ethical business practices that are crucial to Occidental’s success.

In addition, while most other major oil companies provide senior executives with a defined benefit pension plan providing a fixed monthly retirement benefit that is typically a major source of their retirement income, Occidental has not had such a plan for over twenty years. The absence of a defined benefit plan is taken into account in determining the amount of equity compensation awards to senior executives.

The following are the types of equity incentive awards the Compensation Committee currently uses to achieve the objectives discussed above. Other types of awards, including those with other performance measures, could be granted under the 2005 Long-Term Incentive Plan if the Compensation Committee deems them appropriate.

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Performance-Based Restricted Share Units (PRSUs) may be granted to the named executive officers at regularly scheduled Compensation Committee meetings. Under the awards, executives receive target share units with an internal performance measure based on Occidental’s three-year cumulative return on equity. The payout amounts vary from 0 to 200 percent of target depending on Occidental’s performance. In the oil and gas industry, effective capital allocation and investment decisions are the primary long-term determinants of stockholder value. The economic success of these investment decisions must be measured over a multi-year period and the Compensation Committee believes return on equity is the best measure of such success for Occidental. Occidental believes consistent success in achieving superior returns on equity contributes to long-term superior growth in stockholder value. Cumulative dividend equivalents are paid in cash at the end of the performance period for the number of shares certified for payout.

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Stock Appreciation Rights (SARs) may be granted to a small group of officers, including the named executive officers, at regularly scheduled Compensation Committee meetings. The awards support the Committee’s compensation strategy of placing more pay at risk for senior executives and emphasizing the linkage of pay and increase in stock price over the long term. SARs are granted with an exercise price equal to the closing price of Occidental’s common stock on the New York Stock Exchange (“NYSE”) on the date of grant, vest ratably over a period of three years, and expire after ten years. SARs have compensation value to the recipients only if the price of Occidental’s stock appreciates after the date the SARs are granted. Any appreciation through the date of exercise is paid in shares of Occidental’s common stock, net of shares canceled for income taxes.

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Restricted Share Units (RSUs) may be granted to a select group of employees, including the named executive officers, at regularly scheduled Compensation Committee meetings. The Compensation Committee awards RSUs primarily to retain key executives. The vesting periods for these awards may not be less than three years. Dividend equivalents are paid during the vesting period.

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Performance Stock Awards (PSAs) may be granted to a select group of executives, including the named executive officers, at regularly scheduled Compensation Committee meetings. For corporate executives, the payment is dependent upon Occidental’s total stockholder return over a four-year performance period compared to the total stockholder returns for a specified group of comparison companies. The comparison using total stockholder returns over a period of time essentially neutralizes major market variables that have an impact on the entire oil and gas industry, thereby rewarding the executives for Occidental’s performance relative to the peer group companies. Executives are granted target share unit awards with a total value that equals a specified percentage of each executive’s base salary. The number of target share units to be awarded is determined by dividing the total value of the award by the closing stock price on the last trading day of the year in which the Compensation Committee made the grant. The payout amounts may vary from 0 percent to 200 percent of target depending upon Occidental’s performance compared with its peers and the number of companies in the peer group at the end of the period. Any payout in excess of target would be paid in cash. Dividend equivalents are paid during the performance period.

STOCK OWNERSHIP GUIDELINES - The Compensation Committee established stock ownership guidelines for Occidental’s senior management in 1996 and reviewed and updated the guidelines in February 2005. Stock ownership includes stock owned by the officer directly or through Occidental’s Savings Plan, outstanding stock awards under the equity incentive plans, such as RSUs, PRSUs and PSAs, and stock awards earned but deferred under Occidental’s 2005 Deferred Stock Program. Under the current guidelines, the cumulative ownership targets are ten times salary for Dr. Irani and five times salary for Messrs. Chazen, de Brier, Morgan and Hallock. As of February 28, 2007, all of the named executive officers were in compliance with the guidelines.

EQUITY GRANT PRACTICES - The Compensation Committee grants equity awards at regularly scheduled meetings normally held the day before regularly scheduled Board meetings. Board meeting dates are set in the prior year. The exercise price for option-type awards or grant date value for RSUs and PRSUs is determined using the closing price on the NYSE on the day the award is made by the Compensation Committee. The grant date value for PSAs is based on the closing price on the NYSE on the trading day immediately preceding the start of the performance period. As specifically authorized by the terms of the 2005 Long-Term Incentive Plan, the Compensation Committee has delegated to the Chairman and Chief Executive Officer the authority to grant awards in the event of hiring a new employee between Compensation Committee meeting dates when an equity award is deemed to be an important element in persuading the employee to join Occidental. In such event, the award is made generally on the date the employee starts work. Any such award is reported to the Compensation Committee. Dr. Irani has not granted any equity awards to the named executive officers.

CASH INCENTIVES - Cash incentives are provided by Occidental to its executives with an annual opportunity to earn non-equity incentive and bonus awards under the Executive Incentive Compensation Plan. Of the total target Executive Incentive Compensation Plan award, 60 percent constitutes the non-equity incentive portion of the award and is based on Occidental’s performance as measured against financial targets established in the first quarter of the year. Core, basic earnings per share was chosen as the financial target for all corporate executives because it provides a clear, commonly accepted measure of annual performance and compensates the executives for current operating performance. For a discussion of core earnings, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The remaining 40 percent, which constitutes the bonus portion of the target Executive Incentive Compensation Plan award, is based on a discretionary assessment of an executive’s achievement of individual performance objectives that focus on Occidental’s other key performance areas, as well as the executive’s response to unanticipated challenges during the year. These other key performance areas include governance and ethical conduct, functional and operating accomplishments, health, environment and safety responsibilities, diversity, and organizational development. Although the incentive target is weighted more heavily on Occidental’s annual financial performance, the executive’s individual performance and accomplishment of individual objectives are also important to Occidental. Therefore, a significant percentage is based on accomplishment of these individual key performance area objectives.

SALARY - Salary is cash-based and constitutes a small portion of the executives’ total compensation. An adjustment to base salary may be considered on an annual basis.

OTHER COMPENSATION AND BENEFITS - As discussed on page 27, Occidental does not have a defined benefit pension program for its salaried employees that provides a fixed monthly retirement payment. However, Occidental has various defined contribution retirement arrangements, which are discussed below.

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Qualified Plans - All salaried employees paid in U.S. dollars, including the named executive officers, are eligible to participate in one or more tax-qualified, defined contribution plans. The defined contribution retirement plan provides for periodic contributions by Occidental based on annual cash compensation and age up to certain levels determined pursuant to Internal Revenue Service (IRS) regulations and was implemented as a successor plan for the defined benefit pension plan that was terminated in 1983. For 2006, the defined contribution 401(k) savings plan permitted employees to save a percentage of their salary up to the $220,000 annual salary level limit set by IRS regulations and the employee pre-tax contribution was limited to $15,000. Employees may direct their contributions to a variety of investments and Occidental matches employee contributions with Occidental common stock on a dollar for dollar basis, in an amount up to 6 percent of the employee’s base salary. However, employee contributions are not permitted in the fund that invests in Occidental common stock. The amounts contributed to the qualified plans on behalf of the named executive officers are included under the “All Other

Compensation” column in the Summary Compensation Table on page 20. As of December 31, 2006, the aggregate balances under the qualified plans were $3,671,584 for Dr. Irani, $975,814 for Mr. Chazen, $2,143,936 for Mr. de Brier, $2,475,480 for Mr. Morgan and $875,420 for Mr. Hallock. The named executive officers are fully vested in their account balances under the qualified plans.

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Nonqualified Retirement Plans - Occidental provides defined contribution retirement benefits to substantially all salaried employees, including its named executive officers, on cash compensation exceeding the tax-qualified salary limit, which for 2006 was $220,000. Annual plan contributions by Occidental for each participant restore the benefit amounts that would have accrued for salary, bonus and non-equity incentive compensation, but for the tax law limitations. Interest on nonqualified retirement plans is allocated on a monthly basis to each participant’s account based on the opening balance of the account in each monthly processing period. The amount of interest earnings credited to each account equals the 5-year U.S. Treasury note rate on the last business day of the processing month plus two percent, converted to a monthly allocation factor. The amounts contributed to the nonqualified retirement plans on behalf of the named executive officers are included under the “All Other Compensation” column in the Summary Compensation Table on page 20. Company contributions, aggregate earnings and aggregate balances for the named executive officers in the nonqualified retirement plans are shown in the Nonqualified Deferred Compensation Table on page 28.

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Modified Deferred Compensation Plan - Through 2006, essentially all employees who received incentive compensation under the Executive Incentive Compensation Plan were eligible to defer a portion of their base salary and their annual cash incentive award each year. The deferred compensation programs and amendments made to them in 2006, including caps on future deferrals and certain early distribution options, are described beginning on page 27. The aggregate amounts of salary and bonuses deferred by the named executive officers are included as compensation in the “Salary,” “Bonus” and “Non-Equity Incentive Compensation” columns of the Summary Compensation Table on page 20, as appropriate. The above market portion of the accrued interest on the deferred amount is reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table. Contributions, aggregate earnings and aggregate balances for the named executive officers for the Deferred Compensation Plans are shown in the Nonqualified Deferred Compensation Table on page 28.

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Deferred Stock Programs - Occidental’s deferred stock programs permitted executives to defer the receipt of qualifying stock awards. One of the deferred stock programs was terminated effective October 31, 2006, and all deferred share units under that program were distributed in November 2006. The remaining deferred stock program was frozen effective January 1, 2007. For a more complete description of these and other related program amendments, see page 27. For the number of deferred stock units held by the named executive officers as of February 28, 2007, see the table on page 9. Contributions, aggregate earnings, aggregate distributions and aggregate balances for the named executive officers in the Deferred Stock Program are shown in the Nonqualified Deferred Compensation Table on page 28.

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Employment Agreements - Employment agreements are offered to key executives when it is in the best interest of Occidental and its stockholders to attract and retain such key executives and to ensure the continuity and stability of management. The employment agreements for the named executive officers having such agreements are discussed under “Potential Payments Upon Termination or Change of Control” on page 29.

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Security - Personal security services are provided to executives as recommended by Occidental’s security department. Depending on the perceived risks to the executive, services range from home detection and alarm systems to the provision of around-the-clock personal security guards. The actual out-of-pocket amount paid by Occidental for such services, less any amounts that are attributable to business travel, are included in the “All Other Compensation” column of the Summary Compensation Table on page 20.

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Tax Preparation and Financial Planning - A select group of executives, including the named executive officers, receive financial planning services including legal advice related to tax and financial matters. Occidental executives are required to have their personal tax returns prepared by a tax professional qualified to practice before the Internal Revenue Service to ensure compliance with applicable tax laws. Any financial planning fees and expenses that are paid by Occidental on behalf of a specific executive are reflected as taxable income to the executive and are included in the “All Other Compensation” column of the Summary Compensation Table on page 20.

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Corporate Aircraft Use - Executives and directors may use corporate aircraft for personal usage, if there is space available. The named executive officers and directors reimburse Occidental for any personal use of company aircraft, including guests accompanying the executive or director on a flight taken for a business purpose, at not less than the standard industry fare level rate, which is determined in accordance with IRS regulations. The estimated incremental cost of personal use of the aircraft minus the amount reimbursed by the named executive officers is included in the “All Other Compensation” column of the Summary Compensation Table on page 20. Incremental costs include landing fees, fuel, and additional flight staff costs, including hotel accommodations and meals, associated with personal usage.

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Insurance - Occidental offers a variety of health coverage options to all employees. Senior executives participate in these plans on the same terms as other employees. In addition, for all employees above a certain grade level, Occidental pays for an annual physical examination. Occidental provides life insurance to all salaried employees equal to twice the employee’s base salary. For certain senior employees, Occidental increases that to three times base salary. Occidental also provides senior executives with excess liability insurance coverage through Occidental. The amounts attributable to such benefits are shown in the “All Other Compensation” column of the Summary Compensation Table on page 20.

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Other - In addition to the items listed above, Occidental pays club dues, permits some personal usage of company automobiles and permits the use of administrative assistants for secretarial services. Occidental and the Compensation Committee believe that while there is some personal benefit to the executives, these benefits are incidental to the performance of their duties and are reasonable and consistent with Occidental’s overall compensation program. The amounts attributable to such benefits are shown in the “All Other Compensation” column of the Summary Compensation Table.

CONSIDERATIONS FOR EXECUTIVE OFFICER COMPENSATION FOR 2006

The Compensation Committee discussed the components of the compensation for the named executive officers for 2006 in regularly scheduled Compensation Committee meetings held in December 2005, February, July and December 2006, and in the February 2007 meeting.

In the December 2005 meeting, the Compensation Committee reviewed Dr. Irani’s accomplishments for 2005. The Compensation Committee also reviewed Occidental’s results, among other factors, as a framework for setting target award levels for PSAs to be granted with a performance period starting January 1, 2006. The Compensation Committee set the target PSA award levels for Dr. Irani and the other individuals who were named as executive officers in the 2005 proxy statement (the “2005 NEOs”) at 70 percent to 165 percent of base salary. Data considered included performance metrics for other oil and gas companies such as return on equity, return on capital employed and total stockholder return. Additionally, the elements of total compensation for each of the 2005 NEOs as compared to the total compensation for the top five executives in other oil and gas companies were reviewed as disclosed in those companies’ respective 2005 proxy statements.1

In the February 2006 meeting, the Compensation Committee set the 2006 core, basic earnings per share targets for the non-equity incentive portion of the Executive Incentive Compensation Plan incentive award, based on an analysis of various forecasted financial-result scenarios, resulting in the award being zero percent if earnings per share fall below $4.50, and increasing ratably thereafter, up to 200 percent of target if earnings per share reach $5.50. The Compensation Committee then reviewed cash incentive information derived from a number of compensation surveys and established individual percentage targets for Executive Incentive Compensation Plan awards ranging from 60 percent to 150 percent of base salary. The surveys reviewed, which are all commercially available to survey participants, were conducted by Frederic W. Cook & Co., Towers Perrin, Hewitt Associates LLC and Hay Group.

In the July 2006 meeting, the Compensation Committee approved the issuance of long-term equity incentive compensation awards consisting of PRSUs, RSUs and SARs. In order to increase the percentage of equity compensation based on performance, the Compensation Committee decided to grant the 2005 NEOs, PRSUs rather than RSUs, which had been issued in prior years, but for which vesting was not based on performance criteria. After reviewing a study conducted for the Compensation Committee by Hewitt Associates LLC, which also provides actuarial and other benefits-related services to Occidental, the Compensation Committee concluded that the performance-based measure for the PRSUs would be based on Occidental’s cumulative return on equity over a three-year period. The Compensation Committee believes the measure would further align the objectives of Occidental’s senior executives with Occidental’s financial goals of achieving top quartile return on equity in the oil and gas industry. In determining the size of all of the awards to the 2005 NEOs, the Compensation Committee took into consideration total direct compensation for senior executives of other oil and gas companies derived from their 2006 proxy statements.2 The Compensation Committee also considered the size and types of equity awards granted in the prior year.

PRSU payment amounts vary from 0 to 200 percent of target for cumulative return on equity over the three-year period. Payout will be at 200 percent of the targeted share units for cumulative return on equity of 60 percent or more over the three-year period. No payout will be made unless cumulative return on equity is at least 33 percent, at which level payout will be 20 percent of target and increase ratably thereafter as the cumulative return increases. Target payout will occur if cumulative return on equity reaches 45 percent. Occidental’s cost of equity capital was estimated at 11 percent, therefore, a minimum threshold of 33 percent over three years was selected to ensure that a payout would be made only if total return exceeded Occidental’s cost of capital.

In setting the performance criteria, the Compensation Committee took into account that Occidental had achieved record financial performance in 2005 in an environment of record high oil and gas prices. The Compensation Committee also considered that Occidental is operating in a highly competitive environment with rapidly escalating costs and that the equity base was expected to continue increasing, both of which would make future performance targets more difficult to reach. The Compensation Committee set the target return on equity at a level that would require that most of the following occur: (1) successful execution of Occidental’s operating strategy; (2) effective allocation and expenditure of capital; (3) continuation of oil and gas prices at approximately 2006 levels; and (4) chemical segment earnings continuing at approximately 2006 levels. The maximum return-on-equity level would require essentially all of the above to occur on a sustained basis. The PRSUs and RSUs are included in the “Stock Awards” column and the value of the SARs are shown in the “Option Awards” column of the Summary Compensation Table on page 20. The amounts of the grants and the grant date fair values of the awards are shown in the Grants of Plan-Based Awards Table on page 23.

In the December 2006 meeting, the Compensation Committee reviewed Dr. Irani’s accomplishments for 2006. The Compensation Committee also reviewed Occidental’s results, among other factors, as a framework for setting the target award levels for PSAs at 70 percent to 165 percent of base salary and granted PSAs with a four-year performance period starting January 1, 2007. The PSAs have a grant date of January 1, 2007 and, accordingly, are not included in the compensation tables below. Data reviewed by the Compensation Committee included performance

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1

The companies reviewed were: Anadarko Petroleum Corporation, Apache Oil Corporation, Burlington Resources, Chevron Corporation, ConocoPhillips Corporation, Devon Energy Corporation, ExxonMobil Corporation, Hess Corporation, Kerr-McGee Corporation, Marathon Oil Corporation and Unocal.

2

The Proxy Statements reviewed included Anadarko Petroleum Corporation, Apache Oil Corporation, Chevron Corporation, ConocoPhillips Corporation, Devon Energy Corporation, ExxonMobil Corporation, Hess Corporation, Kerr-McGee Corporation and Marathon Oil Corporation.

metrics for other oil and gas companies such as return on equity, return on capital employed and total stockholder return. Additionally, the elements of total compensation for the top five executives in other oil and gas companies were reviewed as disclosed in those companies’ respective 2006 proxy statements.3 The Compensation Committee also considered equity information, such as prior award levels, outstanding awards, value realized in 2006 from prior awards and overall Occidental stock ownership.

In the February 2007 meeting, the Compensation Committee approved the total cash incentive compensation to be paid pursuant to the Executive Incentive Compensation Plan for 2006 based on the core, basic earnings per share achieved and the executive’s accomplishments of their individual performance objectives in the prior year. The 2006 financial results yielded core, basic earnings per share of $5.10, resulting in a 120 percent payout of the non-equity incentive portion of the Executive Incentive Compensation Plan award for the named executive officers. Total cash incentive payments to the named executive officers under the Executive Incentive Compensation Plan for 2006, including the bonus portion, ranged from 109 percent to 144 percent of the total target award amounts. Additionally, the Compensation Committee certified the total stockholder return calculations for the performance period from January 1, 2003 through December 31, 2006 in order to determine the payout for the PSAs that were granted in December 2002. The values of the vested PSAs are not included in the Option Exercises and Stock Vested table on page 26 because certification occurred in 2007. The number of shares earned by Dr. Irani, Mr. Chazen, Mr. de Brier, Mr. Morgan and Mr. Hallock were 274,168, 59,052, 54,232, 45,768 and 39,368, respectively. The Compensation Committee also set the core, basic earnings per share target for 2007 Executive Incentive Compensation Plan awards based on an analysis of various forecasted financial-result scenarios. As a result, the award for 2007 will be zero percent if earnings per share fall below $2.50, and will increase up to 200 percent of the non-equity incentive portion of target for earnings per share of $4.00. The award will pay at 100 percent of target for earnings per share of $3.25. The Compensation Committee then reviewed cash incentive information derived from a number of compensation surveys and established individual Executive Incentive Compensation Plan incentive targets for 2007. The surveys used consisted of those conducted by Frederic W. Cook & Co., Towers Perrin, Hewitt Associates LLC and Hay Group. With a view toward increasing the proportion of performance-based compensation, including performance-based equity awards, the Compensation Committee retained Hewitt Associates LLC to study long-term incentives, including the proportion of total compensation that should comprise long-term incentives, the most relevant performance measures and the appropriate type and blend of such incentives. The Compensation Committee also requested Occidental’s executive compensation and benefits department to perform an internal compensation relationship analysis.

The specific considerations for each of the named executives with respect to their 2006 compensation are discussed below. Overall, the Compensation Committee concluded that the senior executive management team has consistently delivered exceptional growth in stockholder value as well as superior financial results both in absolute terms and relative to the performance of other oil and gas companies. The Compensation Committee also believes that this management team is uniquely qualified to continue to achieve superior performance for Occidental, continually growing stockholder value. Consequently, the Compensation Committee has provided these executives exceptional compensation commensurate with their performance to reward them and to encourage them to continue to focus on growth in stockholder value.

DR. IRANI - Dr. Irani is the Chairman, President and Chief Executive Officer of Occidental. Under Dr. Irani’s leadership, Occidental has grown to become the 4th largest oil and gas company in the U.S., based on 2005 market capitalization. Dr. Irani sets the strategic direction for Occidental and oversees its implementation.

Under Dr. Irani’s leadership, Occidental has achieved leading industry operating results. For example, income and cash flow per barrel of oil equivalent of $19.45 and $16.40, respectively, in 2005 were the highest of a group of twelve oil and gas companies representing a broad cross section of the industry.4 Occidental’s finding and development costs per barrel were in the top quartile of this group for the period 2003 - 2005.  Average reserve life improved through a successfully executed acquisition and disposition program coupled with a constant emphasis on operating and financial discipline. Other key performance measures the Compensation Committee reviewed in setting award levels for Dr. Irani were Occidental’s return on equity and total return to stockholders over the last three-year period compared with other large oil and gas companies. Occidental achieved return on equity and cumulative total return to stockholders of 31.4 percent and 200.4 percent, respectively, for the 2003 – 2005 period. For those performance measures, Occidental exceeded the results of all major U.S.-based integrated oil and gas companies, including ExxonMobil Corporation, Chevron Corporation and ConocoPhillips Corporation and, for both measures, all other oil and gas companies in the group5, with the exception of one. During the same three-year period, Occidental’s return on capital employed was higher than all other U.S.-based oil and gas companies in such group, except ExxonMobil Corporation.

In addition, during his leadership as CEO since December 1990, the strategy set by Dr. Irani has resulted in significant increase in stockholder value. From December 1990 through 2005, Occidental’s stock price increased from approximately $9 per share to approximately $40 per share, and its cumulative total stockholder return for this period has been 699 percent. The cumulative total stockholder return reflected by the S&P 500 Index and the S&P 500 Integrated Oil & Gas Index was 413 percent and 521 percent, respectively, during this period. For the period from December 31, 2000 through the end of 2005, Occidental’s stock price increased from approximately $12 per share to approximately $40 per share and its total cumulative stockholder return was 279 percent. The cumulative total stockholder return reflected by the S&P 500 Index and the S&P 500 Integrated Oil & Gas Index for this period was 3 percent and 59 percent, respectively. Occidental’s peer group cumulative total

_________________________

3

The other oil and gas companies reviewed included Anadarko Petroleum Corporation, Apache Oil Corporation, Chevron Corporation, ConocoPhillips Corporation, Devon Energy Corporation, ExxonMobil Corporation, Hess Corporation, Kerr-McGee Corporation and Marathon Oil Corporation.

4

The companies were Anadarko Petroleum Corporation, Apache Oil Corporation, BP plc, Chevron Corporation, ConocoPhillips Corporation, Devon Energy Corporation, EnCana Corporation, ExxonMobil Corporation, Hess Corporation, Kerr-McGee Corporation and Marathon Oil Corporation.

5

The companies were Anadarko Petroleum Corporation, Apache Oil Corporation, Chevron Corporation, ConocoPhillips Corporation, Devon Energy Corporation, ExxonMobil Corporation, Hess Corporation, Kerr-McGee Corporation and Marathon Oil Corporation.

stockholder return was 104 percent for the same period. In addition, Occidental’s total market capitalization was approximately $5 billion in December 1990, $9 billion in December 2000 and $32 billion in December 2005.

Several years ago, Occidental determined that the Middle East and North Africa should be one of Occidental’s core strategic areas. Dr. Irani has developed particularly strong relationships with government leaders in a number of Middle East countries. These personal relationships that have been developed and sustained by Dr. Irani are a competitive advantage for Occidental and have allowed Occidental to establish credibility similar to that enjoyed by significantly larger oil companies in being considered for business opportunities. Additionally, under Dr. Irani’s leadership, Occidental has built an effective team that has contributed to Occidental’s Middle East success in business development and in operational projects. Dr. Irani’s relationships have allowed Occidental to develop insight into the future plans and objectives of these Middle East countries, which Occidental believes will enable it to successfully compete for significant future business opportunities.

Based on the superior operating performance Occidental has achieved, its exceptional growth in stockholder value and its ability to position itself for significant future growth, the Compensation Committee concluded that Dr. Irani has added and is expected to continue to add significant value to Occidental and its stockholders. Accordingly, the Compensation Committee has provided unique and significant compensation opportunities to Dr. Irani to reward him for those contributions to Occidental and to ensure his continued leadership.

The components of Dr. Irani’s 2006 compensation include the following:

•

Equity Compensation - In order to continually align Dr. Irani’s future performance with Occidental’s long-term objectives and growth in stockholder value, the Compensation Committee provided him with the opportunity to earn significant additional compensation if certain performance criteria and stock price growth were achieved over time. Therefore, the Compensation Committee awarded him 500,000 target PRSUs, target PSAs at 165 percent of base salary (53,706 PSAs) and 1.2 million SARs. In determining the size of Dr. Irani’s awards, the Compensation Committee considered his long-term performance and the equity information discussed in the Compensation Committee meetings described above. The amount and total grant date fair value of Dr. Irani’s equity-based and option-type awards for 2006 are shown on the Grants of Plan-Based Awards Table on page 23. The related current year compensation costs for such awards are shown in the Summary Compensation Table on page 20.

•

Non-Equity Incentive Compensation and Cash Bonus - Dr. Irani’s individual target amount under the Executive Incentive Compensation Plan was 150 percent of base salary. The threshold, target and maximum payout amounts of Dr. Irani’s non-equity incentive portion of his Executive Incentive Compensation Plan award are shown in the Grants of Plan-Based Awards Table on page 23 and actual payout amounts are shown in the Summary Compensation Table on page 20. Dr. Irani’s non-equity incentive compensation was determined by Occidental’s core, basic EPS results for 2006. His bonus was based on his achievement of individual key performance objectives. Because Occidental’s 2006 core, basic earnings per share was $5.10, his non-equity incentive compensation was $1,404,000. His target bonus was $780,000 and, for the reasons described above, the amount he received was $1,396,000.

•	Salary - The Compensation Committee reviewed Dr. Irani’s salary level and, based on overall compensation, did not adjust that amount.

MR. CHAZEN - Mr. Chazen is Occidental’s Senior Executive Vice President and Chief Financial Officer. In that role, he is responsible for implementing Occidental’s overall strategy. In addition to his responsibilities as Chief Financial Officer, Mr. Chazen is responsible for Occidental’s mergers, acquisitions and dispositions, its worldwide oil and gas marketing, its chemicals division, oil and gas reserves management and reporting and its investor relations.

The components of Mr. Chazen’s 2006 compensation include the following:

•

Equity Compensation - In order to continually align Mr. Chazen’s future performance with Occidental’s long-term objectives and growth in stockholder value, the Compensation Committee awarded him 150,000 target PRSUs, target PSAs at 100 percent of base salary (18,028 PSAs) and 576,000 SARs. In determining the size of Mr. Chazen’s awards, the Compensation Committee considered his long-term performance and the equity information discussed in the Compensation Committee meetings described above. The amount and total grant date fair value of Mr. Chazen’s equity-based and option-type awards for 2006 are shown on the Grants of Plan-Based Awards Table on page 23. The related current year compensation costs for such awards are shown in the Summary Compensation Table on page 20.

•

Non-Equity Incentive Compensation and Cash Bonus - Mr. Chazen’s individual target amount under the Executive Incentive Compensation Plan was 100 percent of base salary. The threshold, target and maximum payout amounts of Mr. Chazen’s non-equity incentive portion are shown in the Grants of Plan-Based Awards Table on page 23 and actual payout amounts are shown in the Summary Compensation Table on page 20. Mr. Chazen’s non-equity incentive compensation was determined by Occidental’s core, basic EPS results for 2006. His bonus was based on his achievement of individual key performance objectives. Because Occidental’s 2006 core, basic earnings per share was $5.10, his non-equity incentive compensation was $518,000. His bonus target was $288,000 and, for the reasons described above, the amount he received was $482,000.

•	Salary - The Compensation Committee reviewed Mr. Chazen’s salary level and did not adjust that amount.

MR. DE BRIER - Mr. de Brier is Executive Vice President, General Counsel and Corporate Secretary. As Executive Vice President and General Counsel, he is responsible for Occidental’s worldwide legal and compliance functions.

The components of Mr. de Brier’s 2006 compensation include the following:

•

Equity Compensation - In order to continually align Mr. de Brier’s future performance with Occidental’s long-term objectives and growth in stockholder value, the Compensation Committee awarded him 36,000 target PRSUs, target PSAs at 70 percent of base salary (9,658 PSAs) and 200,000 SARs. In determining the size of Mr. de Brier’s awards, the Compensation Committee considered his long-term performance and the equity information discussed in the Compensation Committee meetings described above. The amount and total grant date fair value of Mr. de Brier’s equity-based and option-type awards for 2006 are shown on the Grants of Plan-Based Awards Table on page 23. The related current year compensation costs for such awards are shown in the Summary Compensation Table on page 20.

•

Non-Equity Incentive Compensation and Cash Bonus - Mr. de Brier’s individual target amount under the Executive Incentive Compensation Plan was 65 percent of base salary. The threshold, target and maximum payout amounts of Mr. de Brier’s non-equity incentive portion are shown in the Grants of Plan-Based Awards Table on page 23 and actual payout amounts are shown in the Summary Compensation Table on page 20. Mr. de Brier’s non-equity incentive compensation was determined by Occidental’s core, basic EPS results for 2006. His bonus was based on his achievement of individual key performance objectives. Because Occidental’s 2006 core, basic earnings per share was $5.10, his non-equity incentive compensation was $258,000. His bonus target was $143,000 and, for the reasons described above, the amount he received was $192,000.

•	Salary - The Compensation Committee reviewed Mr. de Brier’s salary level and did not adjust that amount.

MR. MORGAN - Mr. Morgan is an Executive Vice President of Occidental and President of Oil and Gas – Western Hemisphere. As such, he is responsible for all of Occidental’s oil and gas operations in the U.S. and Latin America. In addition, Mr. Morgan has worldwide responsibility for the oil and gas segment’s engineering operations and its Health, Environment, Safety and Security Programs.

The components of Mr. Morgan’s 2006 compensation include the following:

•

Equity Compensation - In order to continually align Mr. Morgan’s future performance with Occidental’s long-term objectives and growth in stockholder value, the Compensation Committee awarded him 36,000 target PRSUs, target PSAs at 75 percent of base salary (9,860 PSAs) and 200,000 SARs. In determining the size of Mr. Morgan’s awards, the Compensation Committee considered his long-term performance and the equity information discussed in the Compensation Committee meetings described above. The amount and total grant date fair value of Mr. Morgan’s equity-based and option-type awards for 2006 are shown on the Grants of Plan-Based Awards Table on page 23. The related current year compensation costs for such awards are shown in the Summary Compensation Table on page 20.

•

Non-Equity Incentive Compensation and Cash Bonus - Mr. Morgan’s individual target amount under the Executive Incentive Compensation Plan was 70 percent of base salary. The threshold, target and maximum payout amounts of Mr. Morgan’s non-equity incentive portion are shown in the Grants of Plan-Based Awards Table on page 23 and actual payout amounts are shown in the Summary Compensation Table on page 20. Mr. Morgan’s non-equity incentive compensation was determined by Occidental’s core, basic EPS results for 2006. His bonus was based on his achievement of individual key performance objectives. Because Occidental’s 2006 core, basic earnings per share was $5.10, his non-equity incentive compensation was $265,000. His bonus target was $147,000, the amount he received was $135,000.

•	Salary - The Compensation Committee reviewed Mr. Morgan’s salary level and did not adjust that amount.

MR. HALLOCK - Mr. Hallock is the Executive Vice President - Human Resources. As such, he is responsible for Occidental’s worldwide human resource functions including sourcing and development of personnel and compensation and benefits program design and administration.

The components of Mr. Hallock’s 2006 compensation include the following:

•

Equity Compensation - In order to continually align Mr. Hallock’s future performance with Occidental’s long-term objectives and growth in stockholder value, the Compensation Committee awarded him 27,000 RSUs, target PSAs at 70 percent of base salary (7,292 PSAs) and 120,000 SARs. In determining the size of Mr. Hallock’s awards, the Compensation Committee considered his long-term performance and the equity information discussed in the Compensation Committee meetings described above. The amount and total grant date fair value of Mr. Hallock’s equity-based and option-type awards for 2006 are shown on the Grants of Plan-Based Awards Table on page 23. The related current year compensation costs of such awards are shown in the Summary Compensation Table on page 20.

•

Non-Equity Incentive Compensation and Cash Bonus - Mr. Hallock’s individual target amount under the Executive Incentive Compensation Plan was 60 percent of base salary. The threshold, target and maximum payout amounts of Mr. Hallock’s non-equity incentive portion are shown in the Grants of Plan-Based Awards Table on page 23 and actual payout amounts are shown in the Summary Compensation Table on page 20. Mr. Hallock’s non-equity incentive compensation was determined by Occidental’s core, basic EPS results for 2006. His bonus was based on his achievement of individual key performance objectives. Because Occidental’s 2006 core, basic earnings per share was $5.10, his non-equity incentive compensation was $180,000. His bonus target was $100,000 and, for the reasons described above, the amount he received was $120,000.

•	Salary - The Compensation Committee reviewed Mr. Hallock’s salary level and increased his salary for 2006 by $16,000 to $416,000.

CONSEQUENCES OF MISCONDUCT

Occidental’s Board of Directors adopted a Code of Business Conduct in 1997 that makes it a violation of the Code of Business Conduct for any officer, employee or director during the course of his or her employment to violate or circumvent any laws of the United States or a foreign country. The Audit Committee of the Board of Directors oversees compliance with the Code of Business Conduct and has put in place procedures, including a compliance hot line, to assure that all violations or suspected violations of the Code of Business Conduct are reported promptly without fear of retaliation. If a named executive officer were to be found to have violated the Code of Business Conduct, such officer would be subject to disciplinary action, which may include termination, referral for criminal prosecution and reimbursement to Occidental or others for any losses or damages resulting from the violation.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that Occidental may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation elements approved by stockholders, such as stock appreciation rights, performance-based restricted share units and performance stock awards, are not subject to the deduction limit. Although tax consequences are considered in its compensation decisions, the Compensation Committee has not adopted a policy that all compensation must be deductible. Rather, the Compensation Committee gives priority to overall compensation objectives discussed above.

It is expected that performance-based awards, unlike RSUs, will not be subject to the deduction limits prescribed by Section 162(m) of the Internal Revenue Code. When the Compensation Committee granted PRSUs to the named executive officers in July 2006, it took into consideration that a tax benefit will be realized based on the distribution date value of the stock for any potential distribution that is made in July 2009.

As noted in the discussion of Nonqualified Deferred Compensation, Occidental amended its deferred compensation plans, which became the Modified Deferred Compensation Plan in 2006. In connection with such amendments, participants were given the option to change distribution elections. Additionally, Occidental terminated the Deferred Stock Program ("DSP") and distributed the balances in that plan. The 2005 Deferred Stock Program ("2005 DSP") was frozen for future deferral elections and participants were given the option of a special one-time distribution election. As a result of the distributions of performance-based stock under the DSP and the prospective distribution under the 2005 DSP, Occidental will be able to reduce its tax payments related to those amounts in the year the distribution is made, rather than in the year in which the participant retires. The amount of this accelerated benefit related to the 2006 distributions was $37 million and included approximately $23 million related to the named executive officers. As a result of the distributions of the deferred non-performance-based stock, Occidental will forego any deductions it could have realized if the distributions were made after the participant retired. Therefore, Occidental wrote off approximately $40 million of the $55 million deferred tax asset that had been recognized in the financial statements prior to the changes.

The amount of the stock distributed pursuant to the terminated plan was reduced by approximately 1.9 million shares, which were withheld to satisfy income taxes related to the distribution. Additionally, the number of shares used in the calculation of earnings per share was reduced by those 1.9 million shares, which has the effect of increasing earnings per share. Dividend equivalents were paid on share units accumulated in the DSP until the distribution. As a result of the net settlement discussed above, Occidental estimates that, based on the current dividend rate, Occidental will avoid paying approximately $1.7 million of dividends annually.

Distributions to be made out of the Modified Deferred Compensation Plan in 2007 are expected to decrease the interest expense for 2007 by approximately $2.7 million and thereafter by approximately $6.0 million per year. The plan modifications made with respect to interest rates will result in interest expense savings on the remaining balances by Occidental in 2009 and in future years.

COMPENSATION COMMITTEE REPORT

The Executive Compensation and Human Resources Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2006 with management. Based on such reviews and discussions, the Executive Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2007 Annual Meeting of Stockholders.

Respectfully submitted,

THE EXECUTIVE COMPENSATION AND
HUMAN RESOURCES COMMITTEE

John S. Chalsty (Chair)

Spencer Abraham (Vice Chair)

R. Chad Dreier

Irvin W. Maloney

Rodolfo Segovia

Rosemary Tomich

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in Occidental’s cumulative total return on its common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and with that of Occidental’s peer group over the five-year period ended on December 31, 2006. The graph assumes that $100 was invested in Occidental common stock, in the stock of the companies in the Standard & Poor's 500 Index and in a portfolio of the peer group companies, weighted by their relative market values each year and that all dividends received were reinvested. The peer group used in the analysis consists of Anadarko Petroleum Corporation, Apache Corporation, Chevron Corporation, ConocoPhillips, Devon Energy Corporation, ExxonMobil Corporation, Hess Corporation and Occidental. The peer group changed from the prior year's since certain companies which were included in the peer group had been acquired.

	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005	12/31/2006
Occidental	$100	$111	$170	$240	$334	$415
Peer Group	100	88	111	144	172	225
S&P 500	100	78	100	111	117	135

EXECUTIVE COMPENSATION TABLES

Set forth below are tables showing for Dr. Irani, Occidental’s principal executive officer, Stephen Chazen, Occidental’s principal financial officer, and the three other highest-paid executive officers of Occidental serving as executive officers on December 31, 2006: (1) in summary form, the compensation attributed to such executives for 2006, including the compensation cost related to the portion of stock and option awards granted in 2006 and in prior years that are reported as compensation expense in Occidental’s 2006 Consolidated Financial Statements; (2) the equity incentive plan and non-equity incentive awards granted to such executives in 2006; (3) outstanding equity awards held by such executives as of December 31, 2006; (4) options exercised by such executives and their stock awards vested; and (5) the required information related to the nonqualified deferred compensation plans for such executives. The compensation tables should be read in conjunction with the Compensation Discussion and Analysis (see page 10), which explains Occidental’s compensation plans and philosophy and provides information about the compensation decisions made with respect to the listed executives for 2006.

SUMMARY COMPENSATION TABLE

The table below and the accompanying footnotes summarize the compensation attributed to such executives for 2006, including the compensation cost related to the stock options and awards granted in 2006 and in prior years that are reported as compensation expense in Occidental’s 2006 Consolidated Financial Statements.

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)		Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($)		Total ($)

Ray R. Irani Chairman, President and Chief Executive Officer	2006	$1,300,000		$1,396,000		$30,995,422	$17,372,169	$1,404,000		$679,396	$2,479,243	(6)	$55,626,230

Stephen I. Chazen Senior EVP and Chief Financial Officer	2006	$720,000		$482,000	(7)	$9,142,299	$8,408,317	$518,000	(7)	$157,982	$393,791	(8)	$19,822,389

Donald P. de Brier EVP, General Counsel and Secretary	2006	$551,000		$192,000	(9)	$3,876,056	$3,309,577	$258,000	(9)	$96,399	$248,269	(10)	$8,531,301

John W. Morgan EVP and President - Oil and Gas, Western Hemisphere	2006	$525,000	(11)	$135,000		$3,512,978	$3,293,562	$265,000		$41,328	$203,798	(12)	$7,976,666

Richard W. Hallock EVP – Human Resources	2006	$416,000		$120,000		$2,684,328	$2,228,365	$180,000		$120,539	$171,570	(13)	$5,920,802
(1)	The amounts shown represent the discretionary portion of the executive’s annual Executive Incentive Compensation Plan award.
(2)

The amounts in the “Stock Awards” column include the compensation cost for 2006 related to stock awards granted in 2006 and in prior years, computed in accordance with Statement of Financial Accounting Standard No. 123 (Revised 2004), “Share-Based Payment” (“FAS 123(R)”). See Note 12 to the Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards. See “Grants of Plan-Based Awards” on page 21 for information about equity awards granted for 2006 and “Outstanding Equity Awards at December 31, 2006” for information with respect to awards outstanding at year end. The ultimate payout value may be significantly more or less than the amounts shown, possibly zero, depending on the outcome of the performance criteria in the case of PSAs and PRSUs and the price of Occidental stock at the end of the performance or restricted period. For a description of the performance criteria, see “Compensation Discussion and Analysis” on page 10.

(3)

The amounts in the “Option Awards” column include the compensation cost for 2006 related to option awards granted in 2006 and in prior years, computed in accordance with FAS 123(R). See Note 12 to Consolidated Financial Statements in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2006, regarding assumptions underlying valuation of equity awards. See “Grants of Plan-Based Awards” on page 21 for information about equity awards granted for 2006 and “Outstanding Equity Awards at December 31, 2006” for information with respect to awards outstanding at year end. The ultimate payout value may be significantly more or less than the amounts shown, possibly zero, depending the price of Occidental stock during the term of the option award.

(4)

The amounts represent the performance-based portion of the executive’s annual Executive Incentive Compensation Plan award. The payout was determined based on Occidental’s attainment of specified earnings per share targets. See "Compensation Discussion and Analysis" on page 10.

(5)

The amounts represent the above-market portion of interest the executives earned during the year on their deferred compensation balances (see page 27 for a description of the Deferred Compensation Plans).

(6)

Includes $383,981 of director’s fees paid by Lyondell Chemical Company, an equity investee of Occidental (“Lyondell”), which includes Lyondell’s 2006 compensation cost for restricted stock units and associated cash payments that vested upon Dr. Irani’s retirement from the Lyondell board; $13,200 credited pursuant to the Occidental Petroleum Corporation Savings Plan (the “Savings Plan”), a 401(k) savings plan pursuant to which Occidental matches all employee contributions up to six percent of base salary, subject to applicable limitations; $652,890 credited pursuant to the Occidental Petroleum Corporation Supplemental Retirement Plan (the “Supplemental Retirement Plan”) described on page 27; $143,001 for life insurance premiums; $45,306 in tax gross-ups related to the amounts paid by Occidental for spousal travel; and $1,240,865 in the aggregate for personal benefits. Personal benefits include security services ($562,589); tax preparation and financial planning services paid by Occidental in 2006 ($556,470) because a substantial portion of the services were rendered for Dr. Irani; administrative assistance, club dues, automobile usage, airplane usage, and excess liability insurance. Personal benefits are described beginning on page 13.

(7)	Mr. Chazen elected to defer $500,000 of the aggregate amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns until retirement.
(8)

Includes $113,892 of director’s fees paid by Lyondell, which includes Lyondell’s 2006 compensation cost for restricted stock units and associated cash payments that vested in 2006; $13,200 credited pursuant to the Savings Plan; $255,690 credited pursuant to the Supplemental Retirement Plan; and $11,009 for life insurance premiums.

(9)	Mr. de Brier elected to defer 100 percent of the aggregate amounts shown in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns.
(10)

Includes $13,200 credited pursuant to the Savings Plan; $162,270 credited pursuant to the Supplemental Retirement Plan; $48,539 for life insurance premiums; and $24,260 in the aggregate for personal benefits. Personal benefits include security services, tax preparation and financial planning services, club dues and excess liability insurance. Personal benefits are described beginning on page 13.

(11)	Mr. Morgan elected to defer $192,000 of his salary. This amount is also shown in the Nonqualified Deferred Compensation table on page 28 in the column headed “Executive Contributions in 2006”.
(12)

Includes $13,200 credited pursuant to the Savings Plan; $149,070 credited pursuant to the Supplemental Retirement Plan; $11,520 credited pursuant to the Modified Deferred Compensation Plan to compensate for the matching contribution not made under the Savings Plan because of his deferral of a portion of his base salary; $16,448 for life insurance premiums; and $13,560 in the aggregate for personal benefits. Personal benefits include tax preparation and financial planning services, aircraft usage and excess liability insurance. Personal benefits are described beginning on page 13.

(13)

Includes $13,200 credited pursuant to the Savings Plan; $108,570 credited pursuant to the Supplemental Retirement Plan; $30,786 for life insurance premiums; and $19,014 in the aggregate for personal benefits. Personal benefits include security services, tax preparation and financial planning services, excess liability insurance and physical examination. Personal benefits are described beginning on page 13.

GRANTS OF PLAN-BASED AWARDS

The table below and the accompanying narrative summarize the plan-based awards granted by the Compensation Committee to the named executive officers in respect of 2006.

In their December 2005 meeting, the Compensation Committee awarded, effective January 1, 2006, to each of the named executive officers a Performance Stock Award (“PSA”) pursuant to the 2005 Long-Term Incentive Plan with a four-year performance period beginning January 1, 2006. The number of shares received at the end of the performance period will depend on the attainment of performance objectives based on a peer company comparison of total stockholder return. Depending on Occidental's ranking among its peers and subject to the grantee remaining employed throughout the performance period, the grantee will receive an amount ranging from 0 percent to 200 percent of the target share amount; provided, however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period after such event. However, under the provisions of his employment agreement, any long-term incentive awards granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement with the consent of Occidental. During the performance period, dividend equivalents are paid to the grantees in cash on the target shares in an amount equal to the dividend declared per share of common stock. In the event of a Change of Control (as defined in the 2005 Long-Term Incentive Plan), the grantee's right to receive the number of target shares becomes nonforfeitable. Awards earned in excess of the target shares will be paid out in cash in an amount equal to the closing price of the common stock on the New York Stock Exchange on the date of certification of the attainment of the performance goals. For additional information on the determination of threshold, target and maximum payouts for these awards, see Compensation Discussion and Analysis beginning on page 10.

In February 2006, the Compensation Committee provided each of the named executive officers with an opportunity to earn annual cash incentive awards under the Executive Incentive Compensation Plan. The awards are tied to the achievement of performance objectives and are expressed as a percentage of base salary. Sixty percent of the planned award is based on Occidental’s performance as measured against predetermined financial targets and is included on the table below under the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column. For Occidental’s five highest paid executives and other corporate executives, the financial performance measure is core, basic earnings per share. The remaining 40 percent of the planned award is based on a discretionary assessment of an executive’s achievement of predetermined individual performance objectives, as well as the executive’s response to unanticipated challenges during the plan year and is included in the “Bonus” column of the Summary Compensation Table. Actual incentive payments (including the bonus portion) may vary from zero percent to 200 percent of the incentive target, based on Company and executive performance, thus directly aligning executive pay with a key financial performance measure. For the 2006 performance period, the Compensation Committee established individual incentive targets for its named executive officers ranging from 60 percent to 150 percent of base salary. For additional information on the earnings per share targets and the determination of threshold, target and maximum for these awards, see Compensation Discussion and Analysis beginning on page 10 and for the actual amounts paid, including the bonus portion, see the Summary Compensation Table on page 20.

In July 2006, Dr. Irani and Messrs. Chazen, de Brier and Morgan received grants of Performance-Based Restricted Share Units (“PRSUs”) pursuant to the 2005 Long-Term Incentive Plan. The number of shares received at the end of the three-year performance period will depend on the attainment of performance objectives based on Occidental’s return on equity between July 1, 2006 through June 30, 2009. Depending on Occidental's return on equity and subject to the grantee remaining employed throughout the performance period, the grantee will receive an amount ranging from zero percent to 200 percent of the target share amount; provided, however, if the grantee dies, becomes disabled, retires or is terminated for the convenience of Occidental during the performance period, then the grantee will forfeit the right to receive a pro rata portion of the payout based on the days remaining in the performance period after such event. However, under the provisions of his employment agreement, any long-term incentive awards granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement with the consent of Occidental. During the performance period, dividend equivalents are accrued with respect to the target shares in an amount equal to the dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantees at vesting for the number of shares certified for payout. The performance objectives for these grants and the threshold, target and maximum payout for these awards are described in Compensation Discussion and Analysis beginning on page 10.

In July 2006, each of the named executive officers received a grant of stock appreciation rights (“SARs”). The SARs vest over a three-year vesting period, with approximately one-third of each grant becoming exercisable on each anniversary of the date of grant. The SARs represent the right to receive shares of common stock having a value equal to the excess, if any, of the fair market value at the date and time of exercise of the number of shares of common stock equal to the number of SARs being exercised over the aggregate exercise price. As a result, the number of shares of common stock received upon exercise will always be less than the number of SARs exercised. The vesting and exercisability of the SARs will be accelerated in the event of a Change of Control (as defined in the 2005 Long-Term Incentive Plan). The SARs were granted for a term of 10 years. Upon the termination of the recipient’s employment, the SARs continue to vest and remain exercisable (depending on the circumstances of the termination) for a period of up to the remaining term of the award. However, under the provisions of his employment agreement, the SARs granted to Dr. Irani become fully vested immediately in the event of termination by Occidental or his retirement with the consent of Occidental and are then exercisable for the remaining term of the award. The exercise price of the SARs is equal to the closing price of the common stock on the New York Stock Exchange on the day of the grant. The exercise price and tax withholding obligations, upon exercise, must be paid by surrender of underlying shares, subject to certain conditions.

In July 2006, Mr. Hallock received Restricted Share Units (“RSUs”) pursuant to the 2005 Long-Term Incentive Plan, subject to a three-year vesting period, which will be accelerated in the event of a Change of Control (as defined in the 2005 Long-Term Incentive Plan). During the vesting period, dividend equivalents are credited on the RSUs in an amount equal to the dividend declared per share of common stock and cash equal to the dividend equivalent is paid to the grantee.

Following are the plan-based awards listed in the table below: Executive Incentive Compensation Plan — EICP, Performance Stock Awards — PSA, Performance-Based Restricted Share Units — PRSU, Stock Appreciation Rights — SAR and Restricted Share Units — RSU.

The equity and option awards listed below are the only stock awards that were granted to the named executive officers for 2006.

Name/ Type of Grant	Grant Date (1)	Date Awarded by Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	#	#	$	$
Ray R. Irani
EICP	1/1/2006	2/15/2006	$23,400	$1,170,000	$2,340,000
PSA (2)	1/1/2006	12/5/2005				13,427	53,706	107,412				$2,614,945
PRSU	7/19/2006	7/19/2006				100,000	500,000	1,000,000				$25,225,000
SAR	7/19/2006	7/19/2006								1,200,000	$50.445	$17,724,000
Stephen I. Chazen
EICP	1/1/2006	2/15/2006	$8,640	$432,000	$864,000
PSA (2)	1/1/2006	12/5/2005				4,507	18,028	36,056				$877,783
PRSU	7/19/2006	7/19/2006				30,000	150,000	300,000				$7,567,500
SAR	7/19/2006	7/19/2006								576,000	$50.445	$8,507,520
Donald P. de Brier
EICP	1/1/2006	2/15/2006	$4,298	$214,890	$429,780
PSA (2)	1/1/2006	12/5/2005				2,414	9,658	19,316				$470,248
PRSU	7/19/2006	7/19/2006				7,200	36,000	72,000				$1,816,200
SAR	7/19/2006	7/19/2006								200,000	$50.445	$2,954,000
John W. Morgan
EICP	1/1/2006	2/15/2006	$4,410	$220,500	$441,000
PSA (2)	1/1/2006	12/5/2005				2,465	9,860	19,720				$480,083
PRSU	7/19/2006	7/19/2006				7,200	36,000	72,000				$1,816,200
SAR	7/19/2006	7/19/2006								200,000	$50.445	$2,954,000
Richard W. Hallock
EICP	1/1/2006	2/15/2006	$2,995	$149,760	$299,520
PSA (2)	1/1/2006	12/5/2005				1,823	7,292	14,584				$355,047
RSU	7/19/2006	7/19/2006							27,000			$1,362,150
SAR	7/19/2006	7/19/2006								120,000	$50.445	$1,772,400

(1)

The date in this column for EICP awards is the date the performance period for the awards started. For equity awards, the date in this column is the grant date recognized pursuant to FAS 123(R) which, other than for PSAs, is the same as the date the award was granted by the Compensation Committee. The Compensation Committee had its regularly scheduled meeting December 5, 2005, and granted PSAs with the performance and vesting period starting January 1, 2006. The effective grant date for the PSAs for FAS 123(R) purposes was January 1, 2006.

(2)

Awards earned in excess of the target will be paid out in cash in an amount equal to the closing price of the common stock on the New York Stock Exchange on the date of certification of the attainment of the performance goals.

(3)	The amount shown is the total FAS 123(R) value on the date of grant of the stock or option award made on such date rather than just the vested portion of the award.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following sets forth the outstanding option awards and stock awards that are held by named executive officers as of December 31, 2006. The outstanding option awards and stock awards shown below were granted to the named executives over a period of several years, including in 2006. The FAS 123(R) grant date fair values for the awards that were granted in 2006 are shown in the ”Grants of Plan-Based Awards” table above and the portion of such awards that was reported as compensation expense in Occidental’s 2006 Consolidated Financial Statements is a component of the current year total compensation for each of the named executives. The awards issued in prior years to Dr. Irani, Mr. Chazen, Mr. de Brier and Mr. Morgan were reported in the proxy statements applicable to those years, based on the then existing rules. However, the portion of such awards that was reported as compensation expense in Occidental’s 2006 Consolidated Financial Statements is included in the Summary Compensation Table on page 20. For a description of the performance criteria for equity plan awards, see Compensation Discussion and Analysis on page 10.

		Options Awards					Stock Awards
Name/Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Ray R. Irani
Options	7/16/2003	6,424			$15.565	7/16/2013
Options/SAR/RSU	7/14/2004	933,335	466,665	(2)	$24.660	7/14/2014	166,666	(3)	$8,138,301
SAR/RSU	7/13/2005	500,000	1,000,000	(4)	$40.805	7/13/2015	400,000	(5)	$19,532,000
SAR/PRSU	7/19/2006		1,200,000	(6)	$50.445	7/19/2016				100,000	(7,8)	$4,883,000	(7)
RSU	12/9/2002						42,000	(9)	$2,050,860
RSU	12/8/2003						80,000	(10)	$3,906,400
RSU	12/6/2004						96,000	(11)	$4,687,680
RSU	12/5/2005						123,200	(12)	$6,015,856
PSA	1/1/2003									274,168	(13)	$13,387,623	(13)
PSA	1/1/2004									184,660	(14,15)	$9,016,948	(14)
PSA	1/1/2005									133,656	(14,16)	$6,526,422	(14)
PSA	1/1/2006									107,412	(14,17)	$5,244,928	(14)
Stephen I. Chazen
SAR/RSU	7/14/2004	426,668	213,332	(2)	$24.660	7/14/2014	46,666	(3)	$2,278,701
SAR/RSU	7/13/2005	266,667	533,333	(4)	$40.805	7/13/2015	133,332	(5)	$6,510,602
SAR/PRSU	7/19/2006		576,000	(6)	$50.445	7/19/2016				30,000	(7,8)	$1,464,900	(7)
RSU	12/9/2002						18,000	(9)	$878,940
RSU	12/8/2003						24,000	(10)	$1,171,920
RSU	12/6/2004						36,000	(11)	$1,757,880
RSU	12/5/2005						44,800	(12)	$2,187,584
PSA	1/1/2003									59,052	(13)	$2,883,509	(13)
PSA	1/1/2004									39,776	(14,15)	$1,942,262	(14)
PSA	1/1/2005									44,416	(14,16)	$2,168,833	(14)
PSA	1/1/2006									36,056	(14,17)	$1,760,614	(14)
Donald P. de Brier
Options	7/11/2001	278,812			$13.375	7/11/2011
Options	7/17/2002	7,566			$13.215	7/17/2012
Options	7/16/2003	300,000			$15.565	7/16/2013
Options/SAR/RSU	7/14/2004	186,668	93,332	(2)	$24.660	7/14/2014	20,000	(3)	$976,600
SAR/RSU	7/13/2005	93,334	186,666	(4)	$40.805	7/13/2015	32,000	(5)	$1,562,560
SAR/PRSU	7/19/2006		200,000	(6)	$50.445	7/19/2016				7,200	(7,8)	$351,576	(7)
RSU	12/9/2002						8,000	(9)	$390,640
RSU	12/8/2003						12,000	(10)	$585,960
RSU	12/6/2004						10,800	(11)	$527,364
RSU	12/5/2005						9,600	(12)	$468,768
PSA	1/1/2003									54,232	(13)	$2,648,149	(13)
PSA	1/1/2004									36,528	(14,15)	$1,783,662	(14)
PSA	1/1/2005									26,436	(14,16)	$1,290,870	(14)
PSA	1/1/2006									19,316	(14,17)	$943,200	(14)

		Options Awards					Stock Awards
Name/Type of Award	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
John W. Morgan
Options	7/16/2003	80,000			$15.565	7/16/2013
Options/SAR/RSU	7/14/2004	186,668	93,332	(2)	$24.660	7/14/2014	20,000	(3)	$976,600
Options/SAR/RSU	7/13/2005	93,334	186,666	(4)	$40.805	7/13/2015	36,000	(5)	$1,757,880
SAR/PRSU	7/19/2006		200,000	(6)	$50.445	7/19/2016				7,200	(7,8)	$351,576	(7)
RSU	12/8/2003						11,200	(10)	$546,896
RSU	12/6/2004						12,000	(11)	$585,960
RSU	12/5/2005						12,800	(12)	$625,024
PSA	1/1/2003									45,768	(13)	$2,234,851	(13)
PSA	1/1/2004									30,824	(14,15)	$1,505,136	(14)
PSA	1/1/2005									26,988	(14,16)	$1,317,824	(14)
PSA	1/1/2006									19,720	(14,17)	$962,928	(14)
Richard W. Hallock
Options	7/16/2003	6,424			$15.565	7/16/2013
Options/SAR/RSU	7/14/2004	128,000	64,000	(2)	$24.660	7/14/2014	14,666	(3)	$716,141
Options/SAR/RSU	7/13/2005	64,000	128,000	(4)	$40.805	7/13/2015	24,000	(5)	$1,171,920
SAR/RSU	7/19/2006		120,000	(6)	$50.445	7/19/2016	27,000	(18)	$1,318,410
RSU	12/8/2003						9,600	(10)	$468,768
RSU	12/6/2004						9,600	(11)	$468,768
PSA	1/1/2003									39,368	(13)	$1,922,339	(13)
PSA	1/1/2004									26,516	(14,15)	$1,294,776	(14)
PSA	1/1/2005									19,192	(14,16)	$937,145	(14)
PSA	1/1/2006									14,584	(14,17)	$712,137	(14)
(1)

The amounts shown represent the product of the number of shares or units shown in the column immediately to the left and the closing price on December 29, 2006 of Occidental common stock as reported in the NYSE Composite Transactions, which was $48.83.

(2)	The Option and SAR vest July 14, 2007.
(3)	The RSU vests on July 14, 2007.
(4)	The SAR vests 50 percent per year on July 13, 2007 and July 13, 2008.
(5)	The RSU vests 50 percent per year on July 13, 2007, and July 13, 2008.
(6)	The SAR vests 33 1/3 percent per year on July 19, 2007, July 19, 2008, and July 19, 2009.
(7)

The amounts shown assume threshold payout is achieved. The ultimate payout value may be significantly higher than the amount shown, or possibly zero, depending on the outcome of the performance criteria and the value of Occidental stock at payout.

(8)	The performance and vesting periods for the PRSU end June 30, 2009 and July 18, 2009, respectively.
(9)	The RSU vests on December 9, 2007.
(10)	The RSU vests 50 percent per year on December 8, 2007 and December 8, 2008.
(11)	The RSU vests 33 1/3 percent per year on December 6, 2007, December 6, 2008, and December 6, 2009.
(12)	The RSU vests 25 percent per year on December 5, 2007, December 5, 2008, December 5, 2009, and December 5, 2010.
(13)

The performance period for the PSAs ended December 31, 2006. Payout of the PSA at the number of shares shown was certified at the February 2007 meeting of the Compensation Committee. See Compensation Discussion and Analysis on page 10.

(14)

Payout value as shown assumes maximum payout. However, the ultimate payout may be significantly less than the amounts shown, possibly zero, depending on the outcome of the performance criteria and the value of Occidental stock at payout.

(15)	The performance period for the PSA ends December 31, 2007.
(16)	The performance period for the PSA ends December 31, 2008.
(17)	The performance period for the PSA ends December 31, 2009.
(18)	The RSU vests 33 1/3 percent per year on July 19, 2007, July 19, 2008 and July 19, 2009.

OPTION EXERCISES AND STOCK VESTED IN 2006

The following table summarizes for the named executive officers, the options exercised and the stock awards vested during 2006. The amounts reported as value realized are shown on a before tax basis. The actual number of shares received upon exercise of options by the named executive officers is less than the number of options exercised because of the deduction of the exercise price and withholding for taxes. The number of shares shown for Dr. Irani in the “Sole Voting and Investment Shares” column of the beneficial ownership table on page 9 includes shares he received in connection with option exercises. The options that were exercised by Dr. Irani were granted to him in prior years starting in 1997. During the period from year-end 1997 through 2006, Occidental’s total market capitalization, calculated as the price of Occidental’s common stock multiplied by the number of shares outstanding, increased from approximately $10 billion to approximately $42.5 billion. In addition, each of the option awards was issued at an exercise price, which was the closing price of Occidental’s common stock on the New York Stock Exchange on the applicable grant date. Therefore, the value realized on exercise reflects in its entirety the significant appreciation in the price of Occidental’s common stock from the option grant date to the date of exercise. At the end of 1997, Occidental’s common stock price was $14.66, compared to the price of the common stock on the dates of Dr. Irani’s exercise, which averaged approximately $52.00. The value realized by Dr. Irani represents the appreciation in the stock price after the respective dates of grant, which averaged approximately $37 per share. Each of the option awards issued in prior years was reported in the appropriate compensation tables included in prior years’ proxy statements based on the then existing rules. Each of the other named executives received their option awards on various dates between 2001 and 2003, during which period similar significant increases were achieved in Occidental’s total market capitalization and the Occidental common stock price. For the other named executive officers other than Mr. Hallock, option awards were reported in prior years’ proxy statements at the time they were granted.

The stock awards that vested in 2006 were issued to the named executive officers between 2002 and 2005. These awards were reported in the Summary Compensation Table as compensation in each year for which they were granted. During the period from 2002 to the vesting date in 2006, Occidental’s total market capitalization increased from approximately $10.8 billion to $42.5 billion. The value realized on vesting includes the appreciation in Occidental’s common stock price after the dates when the stock awards were granted. Occidental’s common stock price increased from approximately $13.26 on January 2, 2002 to $48.83 on December 29, 2006.

Previously Granted Vested Option Awards Exercised and Previously Granted Stock Awards Vested in 2006
	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)		Number of Shares Acquired on Vesting (#) (2)		Value Realized on Vesting ($) (2) (3)
Ray R. Irani	7,073,764	$270,176,764	(4)	917,196	(5)	$44,880,978	(5)
Stephen I. Chazen	1,727,388	$66,170,794	(6)	263,914	(7)	$13,042,966	(7)
Donald P. de Brier	248,576	$9,557,692	(8)	126,828	(9)	$6,082,959	(9)
John W. Morgan	510,100	$19,667,014	(10)	110,944	(11)	$5,362,666	(11)
Richard W. Hallock	290,966	$11,094,535	(12)	85,058	(13)	$4,081,116	(13)
(1)	Represents the difference between the closing price of the common stock on the New York Stock Exchange on the exercise date and the option exercise price multiplied by the number of shares exercised.
(2)

Except with respect to Mr. Hallock, all of the shares and any portion of an award settled in cash were deferred pursuant to the deferral arrangements described on page 27. Of the shares shown for Mr. Hallock, 24,900 were deferred.

(3)

Represents the product of the number of shares vested and the closing price of the common stock on the New York Stock Exchange on the vesting date. With respect to RSUs for which the vesting date fell on a non-trading day, the value was calculated using the closing price on the immediately preceding trading day.

(4)

The options exercised had exercise prices ranging from $12.6875 to $15.5650 per share and included options granted between 1997 and 2003. Includes $123,379,484, representing the value of shares canceled to satisfy taxes.

(5)	Includes $4,237,212, which represents the value of shares settled in cash.
(6)

The options exercised had exercise prices ranging from $13.2150 to $15.5650 per share and included options granted between 2001 and 2003. Includes $30,169,021, representing the value of shares canceled to satisfy taxes.

(7)	Includes $912,712, which represents the value of shares settled in cash.
(8)

The options exercised had exercise prices ranging from $13.2150 to $13.3750 per share and included options granted between 2001 and 2002. Includes $4,372,787, representing the value of shares canceled to satisfy taxes.

(9)	Includes $838,202, which represents the value of shares settled in cash.
(10)

The options exercised had exercise prices ranging from $13.2150 to $15.5650 per share and included options granted between 2001 and 2003. Includes $8,997,719, representing the value of shares canceled to satisfy taxes.

(11)	Includes $669,305, which represents the value of shares settled in cash.
(12)

The options exercised had exercise prices ranging from $13.2150 to $15.5650 per share and included options granted between 2002 and 2003. Includes $5,075,922, representing the value of shares canceled to satisfy taxes.

(13)	Includes $578,103, which represents the value of shares settled in cash, and $547,622, representing the value of shares canceled to satisfy taxes.

NONQUALIFIED DEFERRED COMPENSATION

In lieu of defined benefit pension plans, Occidental has made available to eligible employees plans that permit deferral of compensation in addition to the amounts deferred pursuant to Occidental’s qualified defined contribution plans. These supplemental deferred compensation arrangements are described below.

NONQUALIFIED RETIREMENT PLANS

Substantially all employees whose participation in Occidental’s qualified retirement and savings plans are limited by applicable tax laws are eligible to participate in Occidental’s nonqualified retirement plan, which provides additional retirement benefits outside of those limitations. Annual plan contributions for each participant equal the benefit amounts that would have accrued for salary, bonus and non-equity incentive compensation under the qualified plans, but for the tax law limitations. Beginning in 2007, benefits fully vest after three years of service. Interest on nonqualified retirement plans is allocated on a monthly basis to each participant’s account based on the opening balance of the account in each monthly processing period. The amount of interest earnings is calculated using a rate equal to the 5-year U.S. Treasury Note rate on the last business day of the processing month plus two percent, converted to a monthly allocation factor. All supplemental retirement contributions made after 2005 are governed by the Occidental Petroleum Corporation Supplemental Retirement Plan II ("SRP II"), and those made prior to 2005 continue to be governed by the Occidental Petroleum Corporation Supplemental Retirement Plan ("SRP I"), which is substantially the same as SRP II, and which was in effect prior to the adoption of the American Jobs Creation Act of 2004.

MODIFIED DEFERRED COMPENSATION PLAN

Prior to 2007, Occidental maintained the 2005 Deferred Compensation Plan that permitted executives and other eligible employees to defer up to 75 percent of their base salaries and up to 100 percent of their annual incentives each year, and a grandfathered deferred compensation plan that was closed to future deferrals. In October 2006, various amendments to the 2005 Deferred Compensation Plan and the grandfathered Deferred Compensation Plan were adopted resulting in the Modified Deferred Compensation Plan, effective as of December 31, 2006. Certain effects of these changes are discussed in “Compensation Discussion and Analysis” beginning on page 10. Under the Modified Deferred Compensation Plan, the maximum amount that may be deferred in any one year is limited to $75,000. In 2007, the new $75,000 limit will apply only to base salary deferrals. A participant’s overall plan balance must be less than $1 million at the end of any given year to enable a participant to defer compensation in the subsequent year. Deferred amounts earn interest equal to Moody’s Long-Term Corporate Bond Index Monthly Average Corporates plus 3 percent. However, commencing in 2009, deferred amounts will earn interest at a rate equal to the 5-year U.S. Treasury Note rate plus 2 percent, except for amounts deferred prior to 1994, which will continue to earn interest at a minimum interest rate of 8 percent.

Payment of deferred amounts generally commences at retirement. However, in light of the creation of the Modified Deferred Compensation Plan, participants were given the opportunity to make a special one-time election, permitted by the transition relief under Section 409A of the Internal Revenue Code (“Section 409A”), to change the distribution election covering each participant’s Modified Deferred Compensation Plan account balance as of December 31, 2006 and any deferred 2006 bonus and non-equity incentive compensation (the “2006 bonus”). The election, which was effective December 31, 2006, permitted a participant to elect to receive the participant’s entire December 31, 2006 account balance and the participant’s 2006 bonus (i) prior to separation from service in up to two early distribution years commencing as early as July 2007 for the participant’s account balance and the first quarter 2008 for the participant’s 2006 bonus; and (ii) at retirement or separation from service, but in any event no earlier than July 2007. Each participant was also permitted to elect payment arrangements (lump sum or annual installments) for each early distribution date that the participant chose as well as for the participant’s retirement distribution under the Modified Deferred Compensation Plan. Dr. Irani and Messrs. de Brier and Morgan have elected to take their entire Modified Deferred Compensation Plan account balances as of December 31, 2006, shown in the table below, in a lump sum in July 2007. Messrs. Chazen and Hallock have elected to take distribution of 90 percent and 75 percent, respectively, of their account balances in July 2007. Mr. de Brier elected to take his 2006 bonus in the first quarter of 2008.

DEFERRED STOCK PROGRAM

The Occidental Petroleum Corporation 2005 Deferred Stock Program (“2005 DSP”) was adopted to permit executives to defer the receipt of qualifying stock awards as deferred share units. Deferral elections are irrevocable and must be made 12 months prior to the completion of the performance period that relates to performance-based awards. The program also covers stock awards that provide for mandatory deferral upon vesting. Deferred share units earn dividend equivalents that may be paid currently in cash or reinvested as additional deferred share units. Payment of deferred share units generally commences at retirement. All stock deferrals made prior to 2005 were governed by the Occidental Petroleum Corporation Deferred Stock Program (“DSP”), which was substantially the same as the 2005 DSP. However, in recent years, the liability and expense of these programs have grown substantially due to (1) the significant increase in the price of Occidental’s stock, (2) mandatory deferrals of certain equity awards, and (3) sustained increases in Occidental’s stock dividends. After careful consideration, including consideration of certain factors discussed in “Compensation Discussion and Analysis” beginning on page 10, Occidental has concluded that program expense should be reduced. To accomplish this objective, the following changes were made to the DSP and 2005 DSP in October 2006:

•

The DSP was terminated, effective October 31, 2006, and all deferred share units were distributed in November 2006. The amounts distributed to the named executive officers are included in the amounts shown in the table below. The amounts that were distributed consist of deferrals of stock awards these executives received in prior years and reflect the significant appreciation in the value of such stock after awards were granted. For the years in which an executive was a named executive officer, these awards were included in that executive’s compensation disclosed in the Summary Compensation Table on page 20 in the year for which the awards were granted in the case of RSUs and in the year for which the awards were paid out in the case of PSAs.

•	The 2005 DSP was frozen, effective January 1, 2007, for any deferrals other than those currently pending for outstanding stock awards.

In light of these changes, participants were given the opportunity to make a special one-time election, permitted by the transition relief under Section 409A, to change the distribution election covering each participant’s 2005 DSP account balance as of December 31, 2006, any deferral of the PSA certified by the Compensation Committee in February 2007, and any mandatorily deferred RSUs. Under the special election, each participant could elect to receive the participant’s entire December 31, 2006 account balance and any award amount that may become payable from the participant’s 2003 PSA, either (i) prior to separation from service in a lump sum in July 2007 for the 2005 DSP account balance and in January 2008 for any deferred 2003 PSA certified in 2007 or (ii) at retirement or separation from service. Dr. Irani, Mr. Chazen and the other named executive officers have elected to take their 2005 DSP in a lump sum in July 2007 and their mandatorily deferred RSUs in January 2008 or at vesting, whichever is later. Messrs. Chazen and Morgan elected to receive the PSA award certified in February 2007 in January 2008.

The following table sets forth for 2006 the contributions, withdrawals, earnings and balances under Supplemental Retirement Plan I – SRP I, Supplemental Retirement Plan II – SRP II, Modified Deferred Compensation Plan – MDCP, Deferred Stock Program – DSP and 2005 Deferred Stock Program – 2005 DSP in which the named executive officers participate. Each of the executive officers is fully vested in his aggregate balances shown below. The footnotes provide information about other amounts that were reported as earned in the Summary Compensation Table on page 20 for 2006 and prior years.

Name	Plan	Executive Contributions in 2006 ($) (1)	Occidental Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)		Aggregate Withdrawals/ Distributions in 2006 ($)		Aggregate Balance at 12/31/06 ($)
Ray R. Irani (2)	SRP I	$0	$0	$246,509		$0		$3,788,262
	SRP II	$0	$652,890	$78,425		$0		$1,382,359
	MDCP	$4,237,212	$0	$2,844,457		$0		$35,914,248
	DSP	$0	$0	$1,486,934	(3)	$93,324,668	(4)	$0
	2005 DSP	$40,643,766	$0	$870,196	(3)	$870,196	(3)	$82,961,486
Stephen I. Chazen (5)	SRP I	$0	$0	$102,775		$0		$1,579,412
	SRP II	$0	$255,690	$30,465		$0		$547,832
	MDCP	$1,612,712	$0	$641,380		$258, 612		$8,171,082
	DSP	$0	$0	$495,383	(3)	$31,091,814	(4)	$0
	2005 DSP	$12,130,254	$0	$238,100	(3)	$238,100	(3)	$23,737,923
Donald P. de Brier (6)	SRP I	$0	$0	$99,057		$0		$1,522,276
	SRP II	$0	$162,270	$19,297		$0		$351,527
	MDCP	$1,513,202	$0	$316,194		$0		$4,154,725
	DSP	$0	$0	$302,519	(3)	$18,987,033	(4)	$0
	2005 DSP	$5,244,757	$0	$135,477	(3)	$135,477	(3)	$12,038,841
John W. Morgan (7)	SRP I	$0	$0	$83,115		$0		$1,277,279
	SRP II	$0	$149,070	$17,322		$0		$316,254
	MDCP	$861,305	$11,520	$135,232		$0		$1,894,897
	DSP	$0	$0	$167,604	(3)	$10,519,376	(4)	$0
	2005 DSP	$4,693,361	$0	$114,636	(3)	$114,636	(3)	$10,318,658
Richard W. Hallock (8)	SRP I	$0	$0	$45,091		$0		$692,945
	SRP II	$0	$108,570	$12,581		$0		$232,042
	MDCP	$0	$0	$576,220		$0		$7,127,248
	DSP	$0	$0	$131,662	(3)	$8,263,548	(4)	$0
	2005 DSP	$1,269,565	$0	$65,626	(3)	$65,626	(3)	$5,193,461
(1)

No employee contributions are permitted to the SRP I or the SRP II. The executive contributions to the 2005 DSP are shown at the value on the date the stock-settled portion of the award vested and was deferred. The cash-settled portion of the deferred stock award is shown as a contribution to the MDCP.

(2)

Of the aggregate balances shown for the SRP II, MDCP and 2005 DSP, $652,890, $4,916,608, and $40,643,766, respectively, reflect amounts that are reported elsewhere in this proxy statement either as Occidental contributions, above-market interest on deferred compensation or vested stock awards.

(3)	Includes the dividend equivalents credited on deferred share units and paid to the participant in cash.
(4)	Includes the value of the shares distributed upon termination of the DSP. Also includes the dividend equivalents credited to deferred shares units and paid to the participant in cash.
(5)

Of the aggregate balances shown for the SRP II, MDCP and 2005 DSP, $255,690, $1,770,694 and $12,130,254, respectively, reflect amounts that are reported elsewhere in this proxy statement either as Occidental contributions, a portion of Mr. Chazen’s bonus and non-equity incentive compensation, above-market interest on deferred compensation or vested stock awards.

(6)

Of the aggregate balances shown for the SRP II, MDCP and 2005 DSP, $162,270, $1,609,701 and $5,244,757, respectively, reflect amounts that are reported elsewhere in this proxy statement either as Occidental contributions, all of Mr. de Brier’s bonus and non-equity incentive compensation, above-market interest on deferred compensation or vested stock awards.

(7)

Of the aggregate balances shown for the SRP II, MDCP and 2005 DSP, $149,070, $914,153 and $4,693,361, respectively, reflect amounts that are reported elsewhere in this proxy statement either as Occidental contributions, a portion of Mr. Morgan’s salary, above-market interest on deferred compensation or vested stock awards.

(8)

Of the aggregate balances shown for the SRP II, MDCP and 2005 DSP, $108,570, $120,539 and $1,269,565 respectively, reflect amounts that are reported elsewhere in this proxy statement as Occidental contributions, above-market interest on deferred compensation or vested stock awards.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

CHANGE OF CONTROL

In 2005, in response to a stockholder proposal, the Board replaced its previous Golden Parachute Policy. The new Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy) to any senior executive which exceed 2.99 times his or her salary plus non-equity incentive pay, unless the grant of such benefits is approved by a vote of the corporation’s stockholders or the obligation pre-dated adoption of the policy. A copy of the complete Golden Parachute Policy is available at www.oxy.com.

The 2001 Incentive Compensation Plan and 2005 Long-Term Incentive Plan have provisions that, in the event of a change of control of Occidental, require the outstanding awards including stock options, granted under such plans to become fully vested and exercisable unless the Plan Administrator determines, prior to the occurrence of the event, that benefits will not accelerate. Both plans were approved by Occidental’s stockholders.

Except as described below under “Potential Payments Upon Termination,” Occidental does not have any other agreements or plans that will require the Company to provide compensation to named executive officers of the Company in the event of a termination of employment or a change of control of the Company.

POTENTIAL PAYMENTS UPON TERMINATION

In the discussion that follows, payments and other benefits payable upon various termination and change of control situations are set out as if the conditions for payments had occurred and the terminations took place on December 31, 2006. The amounts set forth below are estimates of the amounts which would be paid out to each named executive officer upon his termination. The actual amounts to be paid out can be determined only at the time of such named executive officer’s separation from Occidental. The disclosures below do not take into consideration any requirements under Section 409A of the Internal Revenue Code which could affect, among other things, the timing of payments and distributions.

The following payments and benefits, which are potentially available to all full-time salaried employees when their employment terminates, are not included in the amounts shown below:

•	Amounts vested under the Qualified Plans (see page 13 for the named executive officers’ balances as of year end).
•	Amounts vested under the Nonqualified Deferred Compensation arrangements (see page 28 for the named executive officers’ balances as of year end).
•

Bonus and non-equity incentive compensation (collectively, “bonus”) under the Executive Incentive Compensation Plan is earned as of year end. Any Plan participant who leaves on or after that date for any reason is entitled to such amounts when payment is made in the first quarter of the following year. The amounts that were earned in 2006 by the named executive officers are included in the Summary Compensation Table on page 20.

•

Equity awards for which the performance period was completed at year end. Equity awards with performance periods ended December 31, 2006 were certified for payout in the first quarter of 2007 and are shown in the “Outstanding Equity Awards at December 31, 2006” table on page 24.

•

Short-term disability benefits. During any period of disability, all salaried employees are eligible for six months of continued salary at half pay, full pay or a combination thereof depending on years of service.

•

Long-term disability benefits. Occidental provides a Long-Term Disability Plan which makes available third-party disability insurance coverage to all salaried employees. Premiums are paid by the employees who elect to participate through salary deductions.

•

Medical benefits are available to all eligible employees during periods of disability at the same premium rates as active employees. Following termination of employment, other than for cause, medical benefits are available pursuant to the requirements of the Consolidated Omnibus Budget Reconciliation Act (COBRA) for up to 18 months at premium rates equal to 102 percent of the full cost of coverage. Retiree medical coverage is available if the employee satisfies the eligibility requirements. Premiums paid by retirees depend on age and years of service.

DR. IRANI. Potential payments to Dr. Irani are governed by his amended and restated employment agreement, dated February 10, 2005, which provides that he will be employed as Chairman and Chief Executive Officer and as a member of the Board until the earlier of Occidental’s 2010 Annual Meeting of Stockholders or May 30, 2011. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2006:

•	Retirement with the Consent of Occidental. If Dr. Irani had retired with the consent of Occidental, he would have been entitled to receive:
	1.	Full and immediate vesting of outstanding equity awards:
• Options/SARs (exercisable through the end of the term of the applicable award agreement) — $19,304,293 (1)
• RSUs — $44,331,097 (2)
• PRSUs — $24,415,000 (3)
• PSAs — $10,394,149 (4)
	2.	Unused vacation pay (one time lump sum payment of $185,000);
	3.	Life Insurance for the remainder of his life equal to three times his highest career annual salary (annual premium of approximately $143,000);
4.

Comparable medical and dental benefits for Dr. Irani and his spouse to those provided to all eligible salaried employees if continuation of such benefits were to become impermissible under such plans after his retirement; and

5.

The personal benefits he received before retirement (estimated annual payments of approximately $1,240,865 until his death), including security services ($562,589); tax preparation and financial planning services ($556,470); administrative assistance; club dues; use of company aircraft and vehicles; and excess liability insurance.

•

Payments in the Event of Disability. Dr. Irani may be terminated if he is disabled for an aggregate of six months in any eighteen month period. If Occidental had terminated him for disability, he would be entitled to receive:

	1.	A lump sum payment equal to three times his highest annual salary and bonus ($14,820,000); and
	2.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
•	Payments in the Event of Death. In the event of Dr. Irani’s death, his beneficiaries would have been entitled to receive:
	1.	Proceeds in the amount of approximately $5.7 million from life insurance policies for which premiums are disclosed above under “Retirement with the Consent of Occidental;”
2.

Proceeds in the amount of $7.6 million (includes value of second-to-die policy on his spouse) from insurance policies purchased under a 1994 split-dollar arrangement pursuant to which officers were given the opportunity to exchange a portion of their vested benefits under supplemental retirement plans for Occidental’s agreement to purchase split dollar life insurance policies. Dr. Irani surrendered $1,554,000 in vested benefits in connection with the transaction. Occidental has the right to receive any proceeds in excess of the death benefit; and

	3.	The payments and benefits disclosed in paragraphs 1, 2 and 4 under “Retirement with the Consent of Occidental.”
•	Termination by Occidental. If Occidental had terminated Dr. Irani for any reason other than retirement or death, Dr. Irani would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental”, and the payment under paragraph 1 of “Payments in the Event of Disability.”
•

Termination by Dr. Irani. Dr. Irani may terminate his agreement in the event of a material breach by Occidental, which is not cured within fifteen days of notice of the breach. If Dr. Irani had terminated the agreement, he would have been entitled to receive:

	1.	The payments and benefits disclosed under “Termination by Occidental.”
•	Change of Control. Had a change of control occurred, Dr. Irani would have been entitled to receive:
	1.	All unvested equity awards as disclosed under “Retirement with the Consent of Occidental;”
	2.	A tax gross-up for all effects of any excise and other taxes payable by Dr. Irani by reason of the change of control ($0); and
3.

If the change of control resulted in a material breach of his agreement that was not cured within fifteen days of notice of the breach, Dr. Irani would have been entitled to receive the other payments and benefits disclosed in paragraphs 2, 3, 4 and 5 under “Retirement with the Consent of Occidental” and in paragraph 1 under “Payments in the Event of Disability.”

MR. CHAZEN. Potential payments to Mr. Chazen are governed by his employment agreement, dated January 13, 2005, which is for a term expiring in January 2010. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2006:

•	Retirement with the Consent of Occidental. If Mr. Chazen had retired with the consent of Occidental, he would have been entitled to receive:
	1.	Equity awards:
• Continued vesting of options/SARs — $9,436,232 (1)
• Full and immediate vesting of RSUs — $14,785,626 (2)
• PRSU target shares reduced on a pro rata basis as of the termination date — $827,769 (3)
• PSA target shares reduced on a pro rata basis as of the termination date — $1,489,288 (4)
	2.	Unused vacation pay (one-time lump sum payment of $395,649).
•

Termination by Occidental with Cause. Occidental may discharge Mr. Chazen for material cause at any time upon 30 days’ written notice. Mr. Chazen would not have received severance or other pay and he would have forfeited any unvested equity awards, but he would have been entitled to receive :

	1.	Unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
•	Termination by Occidental without Cause. If Occidental had terminated Mr. Chazen for any reason other than cause, retirement or death, Mr. Chazen would have been entitled to receive:
	1.	Unused vacation pay as disclosed under “Retirement with the Consent of Occidental;”
	2.	Two times his highest annual salary and bonus payable over a two-year period between January 1, 2007 and December 31, 2008 (the “compensation period”) ($1,920,000 annually);
3.

Continued eligibility to participate during the compensation period in all employee benefit plans available to salaried Occidental employees, including the following estimated annual contributions to the Qualified Plans and Nonqualified Deferred Compensation arrangements:

• Savings Plan — $13,500
• Retirement Plan — $18,000
• SRP II — $309,225
	4.	$50,000 per year for consulting services from the end for the compensation period until January 2010 (the “consulting period”); and
5.

Continued vesting during the compensation and consulting periods in all equity awards granted prior to his termination, resulting in the following additional value to that shown under “Retirement with the Consent of Occidental”:

• PRSUs — $6,496,731 (5)
• PSAs — $1,446,567 (6)
•	Payments in the Event of Disability. If Occidental were to have terminated Mr. Chazen for disability, he would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.

60 percent of his salary less the amount received annually under Occidental’s Long-Term Disability Plan through age 65 (assuming the disability continues for the maximum covered period) — $312,000 annually.

•	Payments in the Event of Death. In the event of Mr. Chazen’s death, his beneficiaries would have been entitled to receive:
	1.	Life insurance proceeds equal to two times his base salary ($1,440,000); and
	2.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
•	Termination by Mr. Chazen. Mr. Chazen may terminate his agreement at any time upon 60 days’ written notice. If Mr. Chazen had terminated the agreement, he would have been entitled to receive:
	1.	Unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”

•	Change of Control. Had a change of control occurred, Mr. Chazen would have been entitled to receive:
1.

All unvested equity awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target and the right to receive amounts in excess of target would have been forfeited. Vesting at target would have increased the value shown by the amounts shown in paragraph 5 under “Termination by Occidental with Cause;” and

	2.	If he were terminated as part of the change of control, he would have been entitled to receive the payments and benefits shown under “Termination by Occidental without Cause.”

MR. DE BRIER. Potential payments to Mr. de Brier are governed by his employment agreement, dated May 19, 2003, which is for a term expiring in May 2008. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2006:

•	Retirement with the Consent of Occidental. If Mr. de Brier had retired with the consent of Occidental, he would have been entitled to receive:
	1.	Equity awards:
		•	Continued vesting of options/SARs — $3,753,829 (1)
		•	Full and immediate vesting of RSUs — $4,511,892 (2)
		•	PRSU target shares on a reduced pro rata basis as of the termination date — $198,665 (3)
		•	PSA target shares on a reduced pro rata basis as of the termination date — $1,108,726 (4)
	2.	Unused vacation pay (one time lump-sum payment of $34,967); and
	3.	Life insurance for the remainder of his life equal to his highest career annual salary (annual premium of approximately $34,000).
•

Termination by Occidental with Cause. If Occidental had terminated Mr. de Brier for cause, Mr. de Brier would not have received severance or other pay and he would have forfeited any unvested equity awards; but he would have been entitled to receive:

	1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
•	Termination by Occidental without Cause. If Occidental had terminated Mr. de Brier for any reason other than cause, retirement or death, Mr. de Brier would have been entitled to receive:
	1.	The payments and benefits disclosed in paragraphs 2 and 3 under “Retirement with the Consent of Occidental;”
2.

Two times his highest annual salary and bonus payable over a two-year period between January 1, 2007 and December 31, 2008 (the “compensation period”) ($1,226,000 annually). During the compensation period, Mr. de Brier may not accept employment with, or act as a consultant or perform services for any entity engaged in any energy-related business without Occidental’s consent;

3.

Continued eligibility to participate during the compensation period in all employee benefit plans available to salaried Occidental employees including the following estimated annual contributions to the Qualified Plans and Nonqualified Deferred Compensation arrangements:

		•	Savings Plan — $13,500
		•	Retirement Plan — $18,000
		•	SRP II — $184,305
4.

Continued vesting during the compensation period in all equity awards granted prior to his termination, resulting in the following additional values to those shown under “Retirement with the Consent of Occidental”:

		•	PRSU — $878,940 (5)
		•	PSA — $781,475 (6)
•	Payments in the Event of Disability. If Occidental were to have terminated Mr. de Brier for disability, he would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental;” and
2.

60 percent of his salary less the amount paid annually pursuant to Occidental’s Long-Term Disability Plan through age 70 (assuming the disability continues for the maximum covered period) — $210,600 annually.

•	Payments in the Event of Death. In the event of Mr. de Brier’s death, his beneficiaries would have been entitled to receive:
	1.	Life insurance proceeds equal to three times his base salary ($1,653,000); and
	2.	The payments and benefits disclosed in paragraphs 1 and 2 under “Retirement with the Consent of Occidental.”
•	Change of Control. Had a change of control occurred, Mr. de Brier would have been entitled to receive:
1.

All unvested equity awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target and the right to receive amounts in excess of target would have been forfeited. Vesting at target would increase the values by the amounts shown in paragraph 4 under “Termination by Occidental without Cause”; and

	2.	If he were terminated as part of the change of control, the payments and benefits shown under “Termination by Occidental without Cause.”

MR. MORGAN. Mr. Morgan does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2006:

•	Retirement with the Consent of Occidental. If Mr. Morgan had retired with the consent of Occidental, he would have been entitled to receive:
	1.	Equity awards:
• Continued vesting of options/SARs — $3,753,829 (1)
• Full and immediate vesting of RSUs — $4,492,360 (2)
• PRSU target shares reduced on a pro rata basis as of the termination date — $198,665 (3)
• PSA target shares reduced on a pro rata basis as of the termination date — $1,013,467 (4)
	2.	Unused vacation pay (one time lump-sum payment of $63,352); and
	3.	Life Insurance for the remainder of his life equal to his highest annual salary (annual premium of approximately $16,400).
•

Termination by Occidental with Cause. If Occidental had terminated Mr. Morgan for cause, Mr. Morgan would not have received severance or other pay and he would have forfeited any unvested equity awards, but he would have been entitled to receive:

	1.	Unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
•	Termination by Occidental without Cause. If Occidental had terminated Mr. Morgan for any reason other than cause, retirement or death, Mr. Morgan would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
•	Payments in the Event of Disability. If Occidental had terminated Mr. Morgan for disability, he would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
•	Payments in the Event of Death. In the event of Mr. Morgan’s death, his beneficiaries would have been entitled to receive:
	1.	Life insurance proceeds equal to three times his base salary ($1,575,000); and
	2.	The payments and benefits disclosed in paragraphs 1 and 2 under “Retirement with the Consent of Occidental.”
•	Change of Control. Had a change of control occurred, Mr. Morgan would have been entitled to receive:
1.

All unvested equity awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target and the right to receive amounts in excess of target would have been forfeited. Vesting at target would increase the values shown under “Retirement with the Consent of Occidental” by:

• PRSUs — $1,559,215 (5)
• PSAs — $879,477 (6)
	2.	If he were terminated as part of the change of control, he would have been entitled to receive the payments and benefits shown under “Termination by Occidental without Cause.”

MR. HALLOCK. Mr. Hallock does not have an employment agreement. The following is a summary of the payments and benefits he would have been entitled to receive if the event specified occurred as of December 31, 2006:

•	Retirement with the Consent of Occidental. If Mr. Hallock had retired with the consent of Occidental, he would have been entitled to receive:
	1.	Equity awards:
• Continued vesting of options/SARs — $2,574,080 (1)
• Full and immediate vesting of RSUs — $4,144,007 (2)
• PSA target shares reduced on a pro rata basis as of the termination date — $808,280 (4)
	2.	Unused vacation pay (one time lump-sum payment of $30,323); and
	3.	Life insurance for the remainder of his life equal to his highest career annual salary (annual premium of approximately $25,400).
•

Termination by Occidental with Cause. If Occidental had terminated Mr. Hallock for cause, Mr. Hallock would not have received severance or other pay and he would have forfeited any unvested equity awards, but he would have been entitled to receive:

	1.	The unused vacation pay as disclosed under “Retirement with the Consent of Occidental.”
•	Termination by Occidental without Cause. If Occidental had terminated Mr. Hallock for any reason other than cause, retirement or death, Mr. Hallock would have been entitled to receive:
	1.	The payments and benefits disclosed in paragraphs 2 and 3 under “Retirement with the Consent of Occidental.”
•	Payments in the Event of Disability. If Occidental had terminated Mr. Hallock for disability, he would have been entitled to receive:
	1.	The payments and benefits disclosed under “Retirement with the Consent of Occidental.”
•	Payments in the Event of Death. In the event of Mr. Hallock’s death, his beneficiaries would have been entitled to receive:
	1.	Life insurance proceeds equal to three times his base salary ($1,248,000); and
	2.	The payments and benefits disclosed in paragraphs 1 and 2 under “Retirement with the Consent of Occidental.”
•	Change of Control. Had a change of control occurred, Mr. Hallock would have been entitled to receive:
1.

All unvested equity awards as disclosed under “Retirement with the Consent of Occidental” except that performance awards would have vested fully at target and the right to receive amounts in excess of target would have been forfeited. Vesting at target would increase the values shown under “Retirement with the Consent of Occidental” by:

• PSAs — $663,749 (6)
	2.	If he were terminated as part of the change of control, he would have been entitled to receive the payments and benefits shown under “Termination by Occidental without Cause.”

_____________________________________________________________

(1)

Represents the difference between $48.83, the closing price of the common stock on the New York Stock Exchange on December 31, 2006 (the “year-end price”), and the exercise price of the options that were in the money as of that date.

(2)	Represents the product of the year-end price and the number of unvested RSUs.
(3)

Represents the product of the year-end price, and the target number of PRSUs. Actual payout will vary from zero to 200 percent of target depending on attainment of performance objectives and the price of common stock at payout.

(4)

Represents the product of the year-end price, and the target number of PSAs. Actual payout will vary from zero to 200 percent of target depending on attainment of performance objectives and the price of common stock at payout.

(5)

Represents the product of the year-end price, and the additional target number of PRSUs that will further vest. Actual payout will vary from zero to 200 percent of pro-rated target depending on attainment of performance objectives and the price of common stock at payout.

(6)

Represents the product of the year-end price, and the additional target number of PSAs. Actual payout will vary from zero to 200 percent of pro-rated target depending on attainment of performance objectives and the price of common stock at payout.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITORS

AUDIT AND OTHER FEES

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY AND PROCEDURES - The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or, to the extent permitted by law, non-audit services) Occidental’s independent auditor provides to Occidental. Additionally, the Audit Committee has delegated to the Committee Chair and Vice Chair full authority to approve any such request provided the Audit Committee Chair presents any approval so given to the Audit Committee at its next scheduled meeting. All audit, audit-related and tax services rendered by KPMG in 2006 were approved by the Audit Committee or the Audit Committee Chair before KPMG was engaged for such services. No services of any kind were approved pursuant to a waiver permitted pursuant to 17 CFR 210.2-01(c)(7)(i)(C).

AUDIT FEES - The aggregate audit fees incurred for professional services rendered by KPMG LLP for the years ended December 31, 2006 and December 31, 2005, were $9,049,100 and $8,678,000, respectively. These amounts include fees necessary to perform the annual audit and quarterly reviews in accordance with Generally Accepted Auditing Standards, annual attestation on internal controls over financial reporting and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, other attestation services, consents and assistance with, and review of, documents filed with the Securities and Exchange Commission.

AUDIT RELATED FEES - Fees of $470,300 and $1,033,000 were incurred for professional services rendered by KPMG LLP for the years ended December 31, 2006 and December 31, 2005, respectively, for assurance and related services that are traditionally performed by the independent auditor. More specifically, these services include, among others: employee benefit plan audits, reviews of proposed or consummated transactions and consultation concerning financial accounting and reporting standards.

TAX FEES - Fees of $0 and $5,000 were incurred for tax services rendered by KPMG LLP for the years ended December 31, 2006 and December 31, 2005, respectively. More specifically, these services include, among others, tax consultation related to proposed or consummated transactions and general tax consultation.

ALL OTHER FEES - For the years ended December 31, 2006 and December 31, 2005, no fees were incurred for services rendered by KPMG LLP, other than the services described under “Audit Fees,” “Audit Related Fees” and “Tax Fees”.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed Occidental’s audited financial statements for the fiscal year ended December 31, 2006, including management’s annual assessment of and report on Occidental’s internal control over financial reporting, with management and KPMG LLP. In addition, the Audit Committee has discussed with KPMG LLP, Occidental’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended and as currently in effect. The Audit Committee received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended and as currently in effect. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG LLP to Occidental is compatible with maintaining their independence and has discussed with KPMG LLP the firm’s independence.

Based upon the reports and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in Occidental’s Annual Report on Form 10-K for the year ended December 31, 2006, to be filed with the Securities and Exchange Commission.

Respectfully submitted,

THE AUDIT COMMITTEE

Aziz D. Syriani (Chair)

Rosemary Tomich (Vice Chair)

John S. Chalsty

R. Chad Dreier

John E. Feick

Irvin W. Maloney

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors of Occidental has selected KPMG LLP as independent auditors to audit the consolidated financial statements of Occidental and its subsidiaries for the year ending December 31, 2007. KPMG LLP has audited Occidental’s financial statements since 2002. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR this proposal to ratify the selection of auditors. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee will appoint the independent auditors for 2007, which may be KPMG LLP. If KPMG LLP should decline to act or otherwise become incapable of acting or if its employment is discontinued, the Audit Committee will appoint the independent auditors for 2007.

PROPOSAL 3: APPROVAL OF AMENDMENT OF 2005 LONG-TERM INCENTIVE PLAN

The Board of Directors of Occidental believes that Occidental's long-standing policy of encouraging stock ownership by its employees and non-employee directors through stock-based awards has been a significant factor in the success of Occidental. The Board believes that Occidental’s 2005 Long-Term Incentive Plan (the "2005 Plan") has been an important part of that policy by providing incentives to employees and non-employee directors based on the attainment of corporate objectives or increases in stockholder value. Under the 2005 Plan, Occidental is authorized to issue 34,000,000 shares of Common Stock in the form of stock options, stock units, restricted stock, stock bonuses, stock appreciation rights, performance-based awards and dividend equivalents, as well as other awards. However, as a result of prior grants under the 2005 Plan, the number of shares currently available for such grants has been reduced to approximately 14.5 million, after giving effect to Section 3.1 of the 2005 Plan that counts awards, other than options and SARs, as if three shares were granted for every one share covered by the award (the “Share Count Provision”). Under the Share Count Provision, the number of awards that could be granted ranges from approximately 4.8 million, if no options or SARs are granted, up to approximately 14.5 million, if only options and SARs are granted. Since Occidental’s compensation philosophy is placing greater emphasis on performance-based awards, which are counted at three-to-one, the Board of Directors has determined that this number is insufficient to maintain the 2005 Plan as an incentive program over the term of the Plan, which expires in 2015, unless terminated earlier. The Board has adopted and proposes that the stockholders approve amending the 2005 Plan to increase the shares available for grant by 32,000,000.

HISTORY

The 2005 Plan was approved by stockholders at the 2005 Annual Meeting. There have been no amendments to the 2005 Plan since it was approved by the stockholders.

VOTING INFORMATION

A majority of the shares represented at the meeting and entitled to vote at the meeting, must vote FOR this proposal to approve the 2005 Plan. Your broker may vote your shares on this matter only if you give voting instructions. Broker non-votes will be disregarded and have the same effect as votes against the proposal.

If the proposal is approved, an additional 32,000,000 shares will be registered under the Securities Act of 1933, as amended, and will be available for issuance under the 2005 Plan. If the amendment to the 2005 Plan is not approved at the Annual Meeting, awards will be made under the 2005 Plan only to the extent there are shares available for issuance.

The Board of Directors has approved and recommends that you vote FOR the approval of the 2005 Plan. Your proxy will be so voted unless you specify otherwise.

SUMMARY DESCRIPTION OF THE 2005 PLAN

The following summary is qualified in its entirety by the full text of the 2005 Plan, a copy of which is attached as Exhibit B to this Proxy Statement. Capitalized terms used in the summary are used as defined in the 2005 Plan.

AWARDS - The 2005 Plan authorizes stock options, stock units, restricted stock, phantom stock, stock bonuses, stock appreciation rights, stock purchase rights, Performance-Based Awards, dividend equivalents, dividend rights, Shares, as well as other awards (described in Section 5 of the 2005 Plan) responsive to changing developments in management and director compensation. In addition, the 2005 Plan authorizes cash awards, which may be instead of, in addition to or as part of another award. Generally, an option or stock appreciation right will expire, or other award will vest, not more than 10 years after the date of grant.

SHARES AVAILABLE - Under the 2005 Plan, the aggregate share limit, after giving effect to the amendment, is 66 million Shares, but any Shares issued in connection with awards other than options or stock appreciation rights will be counted against this limit as three Shares for every one Share issued in connection with such award. No individual may be granted options, stock appreciation rights or other awards in any 36-month period covering more than eight million (8,000,000) Shares.

To prevent dilution or expansion of participants' rights, the number and kind of shares available under the 2005 Plan and then outstanding stock-based awards, as well as exercise or purchase prices, Performance Goals and share limits are subject to adjustment or awards may be exchanged for cash payments or other awards, in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to stockholders.

If an award is forfeited, cancelled, does not vest or is paid in cash, or if Shares are subject to awards that expire or for any reason are terminated, cancelled, or fail to vest, then any unissued Shares allocated to such award will again be available for subsequent awards under the 2005 Plan. Shares subject to options or stock appreciation rights that are exercised will not be available for subsequent awards and the following transactions involving Shares will not result in additional Shares becoming available for subsequent awards under this 2005 Plan: (a) Shares tendered in payment of an option; (b) Shares withheld for taxes; and (c) Shares repurchased by Occidental using option proceeds.

The Shares are traded on the New York Stock Exchange, and on March 15, 2007, the per Share closing price was $45.86. Occidental intends to register the additional Shares issuable under the 2005 Plan under the Securities Act of 1933 after it receives stockholder approval.

ELIGIBILITY - All officers or employees of Occidental or any of its subsidiaries and any non-employee directors of Occidental are eligible to receive awards under the 2005 Plan (except that non-employee directors are not eligible to receive incentive stock options). As of December 31, 2006, Occidental had approximately 8,900 employees (10 of whom were executive officers) and 11 non-employee directors.

ADMINISTRATION - The 2005 Plan is administered by the Executive Compensation and Human Resources Committee of the Board (the "Administrator"). The Administrator determines who is eligible to receive awards, the number of Shares that are to be subject to awards and the terms and conditions of such awards, including, subject to certain restrictions, the price (if any) to be paid for the shares or the award.

STOCK OPTIONS - An option is the right to purchase Shares at a future date at a specified price (the "Option Price"). The Option Price per Share may be no less than the Fair Market Value of a share on the date of grant. An option may either be an incentive stock option or a nonqualified stock option.

STOCK APPRECIATION RIGHTS - A stock appreciation right is the right to receive payment of an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right, but will not be less than the Fair Market Value of a Share on the date of grant. Stock appreciation rights may be granted independently or in connection with other awards.

RESTRICTED STOCK AWARDS - Typically, a restricted stock award is an award for a fixed number of Shares subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such Shares and the restrictions (which may include, for example, continued service) imposed on such Shares. Restricted stock may not vest over a period of less than three years.

PERFORMANCE-BASED AWARDS - Performance-Based Awards are awards whose grant, vesting, exercisability or payment depends upon the satisfaction of any one or more Performance Goals. Performance-Based Awards may be stock-based (payable in Shares only or in cash or Shares) or may be cash-only awards. The performance period may range from one to five years.

The Performance Goals are preestablished targeted levels of any one or more Performance Objectives, and Performance Objectives may be one or more of the following business criteria: A/R day sales outstanding, A/R to sales, debt, debt to debt plus stockholder equity, debt to EBIT or EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, interest coverage, inventory to sales, inventory turns, net income, operating cash flow, pre-tax margin, return on assets, return on capital employed, return on equity, sales, stock price appreciation, and total stockholder return (TSR), each as defined further in Appendix A to the 2005 Plan.

STOCK BONUSES - The Administrator may grant a stock bonus to any eligible person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such Shares) as determined from time to time by the Administrator. The number of Shares so awarded will be determined by the Administrator and may be granted independently or in lieu of a cash bonus.

STOCK UNITS - Stock units represent a fictitious share of Occidental stock and are generally credited to a recordkeeping account. Typically, the value of a stock unit is based upon the value of an actual share of Occidental stock.

DIVIDEND EQUIVALENTS; DIVIDEND RIGHTS - Dividend rights or equivalents are amounts payable in cash or Shares (or additional Share units that may be paid in stock or cash) equal to the amount of dividends that would have been paid on shares had the shares been outstanding from the date the stock-based award was granted.

SETTLEMENTS - The Administrator may permit payment of awards under the 2005 Plan in the form of cash, Shares or any combination thereof.

TRANSFER RESTRICTIONS - Awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient's lifetime, only by him or her.

CHANGE IN CONTROL - Unless otherwise determined by the Administrator, then generally upon a Change in Control, each option and stock appreciation right will become immediately exercisable, restricted stock will vest, cash and Performance-Based Awards and stock units will become payable and any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award. A Change in Control Event under the 2005 Plan generally includes a 20 percent or more change in ownership, certain changes in a majority of the Board, certain mergers or consolidations, sale of substantially all of Occidental's assets or stockholder approval of a liquidation of Occidental.

AMENDMENTS; PLAN TERMINATION - The Board may amend or terminate the 2005 Plan. However, no amendment or termination may impair the rights of a participant under an outstanding award in any material way without such participant's consent. Stockholder approval is required for any 2005 Plan amendment that would (a) materially increase the benefits accruing to participants; (b) materially increase the number of securities which may be issued; or (c) materially modify the requirements as to eligibility for participation. Additionally, the exercise price of stock options and stock appreciation rights may not be reduced without stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of some of the federal income tax consequences of common transactions under the 2005 Plan based on federal income tax laws in effect on January 1, 2007.

With respect to nonqualified stock options, Occidental is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, Occidental is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, however, the difference between the option exercise price and the fair market value of the shares at the time of exercise will be an item of tax preference for determination of the alternative minimum tax (assuming the optionee has met the requisite holding periods). The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, Performance-Based Awards and dividend rights or equivalents are generally subject to tax at the time of payment; and cash-based awards are generally subject to tax at the time of payment. In each of the foregoing cases, Occidental will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a change in control (as this term is used under the Code), Occidental may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if the compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, Occidental may not be permitted to deduct the aggregate nonperformance-based compensation in excess of $1,000,000 in some circumstances.

SPECIFIC BENEFITS

Except as set forth in the table below, the number, amount and type of awards to be received by or allocated to eligible persons under the 2005 Plan in the future cannot be determined at this time. Occidental expects that future grants to officers, employees and non-employee directors will not be substantially different from those previously granted under the 2005 Plan. For information regarding options and other equity awards granted to named executive officers of Occidental under the 2005 Plan, see "Executive Compensation" beginning on page 10 and for information on the restricted stock awards granted to non-employee directors, see “Compensation of Directors” on page 8.

The following table sets forth the number and dollar value of restricted stock, which will be awarded under the 2005 Plan to the eleven non-employee directors pursuant to the resolutions based on the current grant authorizing resolutions, if the amendment of the 2005 Plan is approved by the stockholders. The information provided assumes that each non-employee director currently chairing a Committee of the Board will continue in that position.

Name and Position	Dollar Value ($) (1)	Number of Shares of Restricted Stock
Non-Employee Director
Spencer Abraham	$229,300	5,000
Ronald W. Burkle	$229,300	5,000
John S. Chalsty (2)	$265,988	5,800
Edward P. Djerejian	$229,300	5,000
R. Chad Dreier	$229,300	5,000
John E. Feick	$229,300	5,000
Irvin W. Maloney	$229,300	5,000
Rodolfo Segovia (3)	$265,988	5,800
Aziz D. Syriani (4)	$302,676	6,600
Rosemary Tomich (5)	$302,676	6,600
Walter L. Weisman	$229,300	5,000
Non-Employee Directors as a Group (11 persons)	$2,742,428	59,800
(1)	Based on the closing price of the common stock as reported on the New York Stock Exchange Composite Transactions on March 15, 2007
(2)	Chair of the Executive Compensation and Human Resources Committee
(3)	Chair of Environmental, Health and Safety Committee
(4)	Lead Independent Director and Chair of Audit Committee
(5)	Chair of Corporate Governance, Nominating and Social Responsibility Committee and Charitable Contributions Committee

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Occidental has three equity compensation plans for its employees pursuant to which options, rights or warrants have or may be granted: the 1995 Incentive Stock Plan, the 2001 Incentive Compensation Plan and the 2005 Plan. Each of the Plans was approved by Occidental’s stockholders. Occidental has no other equity compensation plans pursuant to which options, rights or warrants could be granted.

The following is a summary of the shares reserved for issuance as of December 31, 2006 pursuant to outstanding options, rights or warrants granted under Occidental’s equity compensation plans. The summary does not include the 32 million shares which would be available under the proposed amendment to the 2005 Plan.

(a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b)	Weighted-average exercise price of outstanding options, warrants and rights	(c)	Number of securities remaining available for future issuance under equity compensation plans, excluding securities in column (a)
12,852,466		$32.45		31,327,693 (1)
(1)	Includes with respect to:
	(a)	the 1995 Incentive Stock Plan, 571,438 shares reserved for issuance pursuant to deferred stock units;
(b)

the 2001 Incentive Compensation Plan, 2,406,382 shares at maximum payout level (1,203,191 at target level) reserved for issuance pursuant to outstanding, performance stock awards, 758,410 shares reserved for issuance pursuant to restricted stock awards, 2,226,172 reserved for issuance pursuant to deferred restricted stock awards and 1,842 shares reserved for issuance as dividend equivalents; and

(c)

the 2005 Plan, 396,640 shares at maximum payout level (198,320 at target level) reserved for issuance pursuant to outstanding performance stock awards, 2,392,114 shares reserved for issuance pursuant to restricted stock unit awards, 1,516,000 shares at maximum payout level (758,000 at target level) reserved for issuance pursuant to performance-based restricted stock awards and 367,736 shares reserved for issuance pursuant to deferred stock unit awards.

Of the 21,894,150 shares that are not reserved for issuance approximately 14.5 million shares are available under the 2005 Plan, after giving effect to the Share Count Provision. Subject to the Share Count Provision, not more than the approximately 14.5 million shares may be issued or reserved for issuance for options rights and warrants as well as performance stock awards, restricted stock awards, stock bonuses and dividend equivalents.

STOCKHOLDER PROPOSALS

GENERAL INFORMATION

Occidental has been advised by three holders of common stock of their intention to introduce at the Annual Meeting the proposals described below. The Board of Directors disclaims any responsibility for the content of the proposals and for the statements made in support thereof which, except for any reference to the proposal number, are presented in the form received from the stockholders.

VOTE REQUIRED TO APPROVE

A majority of the shares of common stock represented at the meeting and entitled to vote must vote FOR to approve a stockholder proposal. Your broker may vote your shares on these proposals only if you give voting instructions. Abstentions and broker nonvotes have the same effect as votes AGAINST a proposal.

VOTING RESULTS

The Report of Inspector of Elections will be published on Occidental’s web site, www.oxy.com, within 14 calendar days following the meeting and the results of the vote will be included in Occidental’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and in the Report on the Annual Meeting, both of which may be accessed through www.oxy.com.

LEGAL EFFECT OF APPROVAL

Each of the stockholder proposals set forth below is a request to the Board of Directors to consider a matter. If the proposal passes, the Board of Directors may consider, in its business judgment, whether to take the requested action or not, but it is not legally obligated to do so.

BOARD ACTION WITH RESPECT TO APPROVED PROPOSALS

It has been the practice of Occidental’s Board of Directors to consider matters that are approved by the stockholders and, if appropriate, to refer the matter to the appropriate Board committee for further study and recommendation to the full Board. Generally, this initial consideration and referral takes place at the next regularly scheduled meeting of the Board. Depending on the complexity of the issue and the desire of the committee to seek advice from independent advisors, the committee usually reports to the full Board no later than the final meeting of the calendar year, which is usually held in early December. The final action taken by the Board with respect to the proposal and, if applicable a timetable for implementation of the Board action, will be posted on Occidental’s web site. In prior years, stockholder proposals with respect to poison pills and golden parachutes were approved and the Board took action to adopt policies responsive to the concerns raised in those proposals.

STOCKHOLDER RIGHT TO ENFORCE A PROPOSAL

As explained above, generally stockholder proposals are requests to the Board to consider a matter. If a proposal that is approved requests that the Board take, or refrain from taking, some action and the Board does not do so, then the stockholder may submit the same proposal for consideration at the next Annual Meeting, by following the procedures described on page 44. In the alternative, a stockholder may challenge the Board’s business judgment not to implement the proposal by commencing litigation in the Chancery Court of the State of Delaware, Occidental’s state of incorporation. Delaware law contains certain procedural requirements that must be followed before a suit may be commenced, including a requirement that, unless it would otherwise be futile, a demand be made on Occidental identifying the alleged wrongdoers, the wrongdoing allegedly perpetrated and the resultant injury to Occidental and the legal action the stockholder wants the Board to take on Occidental’s behalf.

PROPOSAL 4: SCIENTIFIC REPORT ON GLOBAL WARMING

Mr. Carl Olson, P.O. Box 6102, Woodland Hills, California 91365, the owner of 100 shares of common stock, has notified Occidental that he intends to present the following proposal at the 2007 Annual Meeting:

“RESOLUTION FOR A SCIENTIFIC REPORT ON GLOBAL WARMING/COOLING

Whereas discussions of global warming/cooling are often filled with vagaries, scare stories, and international conflicts,

Whereas purported scientific information often seems fragmented, contradictory, and unverified,

Whereas proposed public policy actions include drastic curbs imposed by governments on the use of vehicles and various forms of energy production, and

Whereas our company has a major financial and operating interest in the impact of proposed curbs on vehicles and energy sources for both itself and the motoring public,

Now therefore be it resolved by the stockowners of Occidental Petroleum Corporation to recommend that the board publish annually to the stockowners a “Scientific Report on Global Warming/Cooling”, which would include the following and any other information that Occidental’s staff deems relevant:

1.	The global temperature measurements Occidental uses in discussing “global warming” or “global cooling”.
2.	The atmospheric gases Occidental considers to be “greenhouse gases” with respect to “global warming” or “global cooling”.
3.	The effect that Occidental considers the sun’s radiation to have on “global warming” or “global cooling”.
4.	The sources of atmospheric carbon dioxide that Occidental uses in its study of “global warming” or “global cooling”.
5.	The “greenhouse effect” that Occidental considers to occur on the global temperature measurement from the concentration of atmospheric carbon dioxide.

If Occidental has no formulation or measurement for any of the items #1 to #5 above, or any part of each of them, then it shall state so in the report.

Supporting Statement:

Occidental’s management needs to get the facts about global warming/cooling to make important policy decisions. Getting the facts before making decisions is what the directors’ duty of “due diligence” is all about in my opinion.

But in last year’s proxy statement, Occidental’s board said, “Additionally, the scientific data requested by this proposal is not obtained by Occidental during the ordinary course of its business or relevant to its operations.” I think this is an unconscionable “know-nothing” attitude.

This resolution won over 21 million shares voting for it in 2006. Let’s improve this year to get the board to find out the facts.

We stockowners deserve a scientific report on this important topic of global warming/cooling. If the board opposes this resolution again, the board does not want you to have the scientific report called for in this resolution. Vote YES.”

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is unnecessary and not in the best interest of Occidental or its stockholders.

Occidental is committed to operating in an environmentally sound and sensitive manner, serving as responsible stewards of the environment in which Occidental employees and stockholders work and live.

Annually, Occidental publishes and widely distributes an Health, Environment and Safety Report (the “HES Report”). These reports have discussed greenhouse gas (GHG) emissions and the issue of climate change, including the inherent uncertainties in the science, as understood at the time. Among the detailed information discussed has been the methodology by which Occidental measures GHG emissions, the atmospheric gases included in its estimate of GHG emissions, Occidental’s estimation of GHG emissions from its facilities and Occidental’s efforts to reduce GHG emissions from its operations. In addition, Occidental maintains information on its web site addressing climate change, including the information provided by Occidental to the Carbon Disclosure Project, a consortium of institutional investors that surveyed the 1800 largest corporations of the world regarding climate change.

Occidental understands the concern surrounding climate change. The Environmental, Health and Safety Committee of the Board, together with Occidental’s management, staff and operations personnel, regularly monitor research and public debate on climate change and seek new and improved ways to cost-effectively manage GHG emissions from Occidental’s operations.

The substantial volume of primary scientific data requested by this proposal is not obtained by Occidental during the ordinary course of its business or directly relevant to its chemical or oil and gas operations. The proposal would require Occidental to expend a significant amount of its capital resources to hire climatologists, purchase scientific equipment and conduct numerous and complex studies, in order to publish the report requested by this proposal. Instead, Occidental relies on reliable data obtained and analyzed by independent expert academic and government scientists. A good example of the many analyses, reports, and information reviewed by Occidental is the summary of the current science of climate change released in February 2007 by the Intergovernmental Panel on Climate Change (IPCC). Sponsored by the United Nations Environment Program and the World Meteorological Organization, this report involved more than 2,500 researchers and generated thousands of additional comments from outside experts, governments, and interest groups. Spending the substantial capital to replicate the extensive studies in IPCC report, or any others utilized by Occidental, would not be an appropriate use of Occidental’s resources.

Occidental is committed to maintaining strong environmental standards in a manner beneficial to our business, stockholders and our world.

Accordingly, the Board of Directors recommends that you vote AGAINST the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

PROPOSAL 5: ADVISORY VOTE TO RATIFY EXECUTIVE COMPENSATION

The Needmor Fund, 312 North 63rdStreet, Seattle, Washington 98103-5550, the owner of 1,000 shares of common stock and the Academy of Our Lady of Lourdes, 1001 14 Street, NW, Suite 100, Assisi Heights, Rochester, Minnesota 55901-2525, the owner of 90 shares of common stock, have notified Occidental that they intend to present the following proposal at the 2007 Annual Meeting:

“RESOLVED, that shareholders of Occidental Petroleum urge the board of directors to adopt a policy that company shareholders be given the opportunity at each annual meeting of shareholders to vote on an advisory resolution, to be proposed by Occidental Petroleum’s management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. Media and government focus on back dating of stock options has increased investor concern. This proposed reform can help rebuild investor confidence.

The SEC has created a new rule, with record support from investors, requiring companies to disclose additional information about compensation and perquisites for top executives. The rule goes into effect this year. In establishing the rule the SEC has made it clear that it is the role of market forces, not the SEC, to provide checks and balances on compensation practices.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with enough mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation at Occidental Petroleum by establishing an annual referendum process. The results of such a vote would, we think, provide the board and management with useful information about whether shareholders view the company’s senior executive compensation, as reported each year, are in shareholders’ best interests.”

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is unnecessary and not in the best interest of stockholders.

The Board of Directors recognizes that executive compensation is an important high-profile issue in contemporary corporate governance debates. The Board believes that its Compensation Committee currently has in place an effective process for establishing executive compensation.

Occidental’s existing corporate governance policies ensure that the Board is aware of and responsive to stockholder concerns regarding executive compensation and other matters. As discussed on page 5, under the heading, “Communications with Board Members,” under these policies, stockholders and other interested parties may at any time communicate with members of the Board, including the Chair of any committee, by writing to the Board, or a specific Committee Chair or director. Stockholders also are provided an opportunity to speak openly and express their views before the Board and all stockholders at the Annual Meeting of Stockholders.

The advisory vote contemplated by the proposal would benefit neither Occidental nor its stockholders. The Compensation Committee would receive no clear guidance regarding the message the vote is intended to convey, nor would it, communicate the views of the stockholders as to the merits, perceived inadequacies or proposed enhancements to or refinements of the compensation package provided to the named executive officers.

If adopted, this proposal would constrain the Compensation Committee’s efforts to recruit and retain exceptional senior executives to focus on Occidental’s long-term performance and results, which could ultimately harm stockholder value. In addition, the Board is currently not aware of any U.S. competitor of Occidental that has adopted an advisory vote requirement similar to the one contemplated by the proposal. Adopting this practice alone could put Occidental at a competitive disadvantage by creating the impression that Occidental’s compensation opportunities may be limited or negatively affected by this practice when compared with opportunities at its competitors.

The Board does not believe that the advisory vote contemplated by the proposal will enhance Occidental’s corporate governance practices, improve communication with stockholders or otherwise benefit our stockholders.

Accordingly, the Board of Directors recommends that you vote against the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

PROPOSAL 6: PERFORMANCE-BASED STOCK OPTIONS

Mr. Emil Rossi, P.O. Box 249, Boonville, California 95415, the owner of 830 shares of common stock, has notified Occidental that he intends to present the following proposal at the 2007 Annual Meeting:

“6 – PERFORMANCE BASED STOCK OPTIONS

Resolved, Shareholders request that our Board of Directors adopt a policy whereby at least 75% of future equity compensation (stock options and restricted stock) awarded to senior executives shall be performance-based, and the performance criteria adopted by the Board disclosed to shareowners.

“Performance-based” equity compensation is defined here as:

(a) Indexed stock options, the exercise price of which is linked to an industry index;
(b) Premium-priced stock options, the exercise price of which is substantially above the market price on the grant date; or
(c) Performance-vesting options or restricted stock, which vest only when the market price of the stock exceeds a specific target for a substantial period.

This is not intended to unlawfully interfere with existing employment contracts. However, if there is a conflict with any existing employment contract, our Compensation Committee is urged for the good of our company to negotiate revised contracts consistent with this proposal.

As a long-term shareholder, I support pay policies for senior executives that provide challenging performance objectives that motivate executives to achieve long-term shareowner value. I believe that a greater reliance on performance-based equity grants is particularly warranted at Occidental given the runaway pay of $86 million in a year for our CEO.

Warren Buffett criticized standard stock options as “a royalty on the passage of time” and favors indexed options.

In contrast, peer-indexed options reward executives for outperforming their direct competitors and discourage re-pricing. Premium-priced options reward executives who enhance overall shareholder value. Performance-vesting equity grants tie compensation more closely to key measures of shareholder value, such as share appreciation and net operating income, thereby encouraging executives to set and meet performance targets.

It is also important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL) http://www.thecorporatelibrary/com/ an independent investment research firm rated our company:
“D” overall with “High” Governance Risk Assessment.

“High Concern” in Executive Compensation. Mr. Irani was paid 86 million in a year. Occidental was the subject of “Pay for Performance? You must be joking.” published in The Corporate Library’s July 22, 2004 edition of Board Briefs.

•	We had no independent Chairman - Independent oversight concern.
•	Plus our Lead Director, Mr. Syriani, had 23-years director tenure - Independence concern.
•	Additionally Mr. Syriani chaired our key Audit Committee, yet he is not an Audit Financial Expert.
•	There are too many active CEOs on our board with 4 - Independence concern
•	Three directors have 22 to 26 years tenure each - Independence and succession concerns.
•	Three directors are beyond age 70 - Succession concern.
•	Our directors had a $50,000 per year gift program - Independence concern.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes for:

Performance Based Stock Options

Yes on 6”

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

The Board of Directors believes that this proposal is unnecessary and not in the best interest of Occidental or its stockholders.

A significant portion of Occidental’s executive officer compensation already consists of performance-based incentives. As detailed in the Compensation Discussion and Analysis beginning on page 10, Occidental’s program provides for performance-based equity awards that vest based on the attainment of specific results, some based on a comparison of Occidental’s cumulative total stockholder returns to that of other companies and others based on Occidental’s return on equity. The Compensation Committee believes that Occidental’s program, using several types of equity awards with separate, yet complementary internal or external performance metrics, reinforces management’s focus on growth in stockholder value and serves to attract and retain exceptional executives. This underscores management’s focus on long-term growth in stockholder value.

As shown on the table on page 10, equity compensation awards were the major element of compensation for executive officers in 2006. Of those awards, a substantial portion was performance-based. For example, based on the grant date fair values shown in the Grants of Plan-Based Awards Table, more than 60 percent of the equity awards granted to Dr. Irani for 2006 were performance-based. Moreover, at its February 2007 meeting, the Compensation Committee initiated a review of its equity grant practices with a view toward further increasing the percentage of equity awards, on a grant date value basis, that are performance-based.

Executive compensation practices are influenced by a wide range of complex factors, including changes in strategic goals, changing economic and industry conditions, accounting requirements and tax laws, evolving governance trends, and the competitive compensation practices of other companies. Therefore, the Board recognizes that non-performance based compensation elements are also critical in attracting, rewarding and retaining exceptional executives in a competitive marketplace. This requires not only rewarding executives for the goals they have achieved, but also adequately compensating them for the skills they possess and services they perform, including skills and services that even carefully calibrated performance metrics may not directly or immediately reflect. The Board believes that the proponents’ proposal would unduly constrain the Compensation Committee in determining the appropriate mix of compensation elements and triggers to achieve the above objectives.

Moreover, the Board believes that it is important that the Compensation Committee retain the flexibility to select incentives so that Occidental can attract and retain executives who possess the skills and the commitment to ethical business practices that are crucial to Occidental’s success. By seeking to limit the Compensation Committee’s flexibility in regard to designing and implementing compensation programs, the proposal could put Occidental at a competitive disadvantage and could hinder Occidental’s ability to attract, retain and motivate the highest caliber of executive talent in a competitive employment environment.

Accordingly, the Board of Directors recommends that you vote against the foregoing stockholder proposal. Your proxy will be so voted unless you specify otherwise on the proxy card.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Stockholders interested in submitting a proposal for inclusion in the proxy statement and proxy card relating to the 2008 Annual Meeting of Stockholders may do so by following the procedures in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be addressed to Occidental’s Corporate Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024, facsimile number 310-443-6977, and be received no later than November 21, 2007.

Under Occidental's By-laws, stockholders must follow certain procedures to introduce an item of business at an annual meeting that is not included in the proxy materials. These procedures provide that an item of business to be introduced at an annual meeting must be submitted in writing to the Corporate Secretary at 10889 Wilshire Boulevard, Los Angeles, California 90024. Notice of the proposed item of business must be received between February 4, 2008 and February 24, 2008, and must include the information required by Occidental's By-laws. A copy of the By-Laws may be obtained by writing to the Corporate Secretary at the address listed above.

In either case, the stockholder submitting the proposal or a representative of the stockholder must present the proposal in person at the meeting.

The chairman of the meeting may refuse to allow the transaction of any item of business not presented in compliance with Occidental’s By-laws. In addition, the proxies solicited on behalf of the Board of Directors will have discretionary authority to vote against any such item of business.

NOMINATIONS FOR DIRECTORS FOR TERM EXPIRING IN 2009

NOMINATING COMMITTEE POLICY

It is the policy of the Nominating Committee to consider nominees recommended by stockholders if the stockholder complies with the procedures outlined below. In prior years, the Nominating Committee has identified candidates through recommendations from other nonmanagement directors, executive officers, including the Chief Executive Officer and other third parties. The Nominating Committee anticipates that, if a vacancy on the Board were to occur for the term expiring in 2009, it would use these sources as well as stockholder recommendations to identify candidates.

In deciding if a candidate recommended by a stockholder or identified by another source is qualified to be a nominee, it is the Nominating Committee’s policy to consider:

•	Whether the candidate is independent as defined in Occidental’s Corporate Governance Policies and as applied with respect to Occidental and the stockholder recommending the nominee, if applicable;
•	Whether the candidate has the business experience, character, judgment, acumen and time to commit in order to make an ongoing positive contribution to the Board;
•	Whether the candidate would contribute to the Board achieving a diverse and broadly inclusive membership; and
•

Whether the candidate has the specialized knowledge or expertise, such as financial or audit experience, necessary to satisfy membership requirements for committees where specialized knowledge or expertise may be desirable.

If there is a vacancy and the Nominating Committee believes that a recommended candidate has good potential for Board service, the Nominating Committee will arrange an interview with the candidate. Pursuant to its Charter, the Nominating Committee will not recommend any candidate to the Board who is not interviewed by the Nominating Committee.

PROCEDURE TO RECOMMEND CANDIDATES

Stockholder recommendations must be received by the Corporate Secretary of Occidental between September 1 and November 30 of the year preceding the meeting. Each recommendation must include the following information:

1.	as to each person whom the stockholder proposes for election or reelection as a director:
	•	the name, age, business address and residence address of the person;
	•	the principal occupation or employment of the person;
	•	the class or series and number of shares of capital stock of Occidental which are owned beneficially or of record by the person; and
•

any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission.

2.	as to the stockholder making the recommendation:
	•	the name and record address of such stockholder; and
	•	the class or series and number of shares of capital stock of Occidental which are beneficially owned by the stockholder.

The stockholder’s recommendation must include the recommended person’s written consent to being named as a nominee and to serving as a director if elected.

PROCEDURE TO NOMINATE CANDIDATES

Under Occidental's By-laws, stockholders may nominate a person to the Board by complying with the advance notice procedures of the By-laws and attending the annual meeting to make the necessary motion. The notice must be received between September 1 and November 30 of the year preceding the meeting and include the information required by the By-laws.

ANNUAL REPORT

Occidental's 2006 Annual Report on Form 10-K is concurrently mailed to stockholders. The Annual Report contains consolidated financial statements of Occidental and its subsidiaries and the report thereon of KPMG LLP, independent auditors.

Sincerely,

Donald P. de Brier

Secretary

Los Angeles, California

March 22, 2007

It is important that proxies be returned promptly. Please complete, sign, date and return the accompanying form or forms of proxy in the enclosed envelope or follow the procedures outlined on the card to vote by telephone or Internet.

EXHIBIT A:  CORPORATE GOVERNANCE POLICIES AND OTHER GOVERNANCE MEASURES

Over the past several years, the Board of Directors has adopted and put into effect a number of important corporate governance policies described below. The Board of Directors and the management of Occidental believe that good corporate governance enhances stockholder value. Occidental's corporate governance policies, principles and guidelines are intended to improve the performance of Occidental by taking advantage of the collective skills and experience of Occidental's directors and officers.

BOARD STRUCTURE AND OPERATION

SIZE OF THE BOARD - In determining the size of the Board, the Board of Directors will consider the level of work required from each director, including the requirement that certain Committees be composed entirely of independent directors.

DIRECTOR CRITERIA - Independent directors (as defined below) will comprise at least two-thirds of the members of the Board.

INDEPENDENT DIRECTOR - In order for a director to qualify as an “independent director,” the Board must affirmatively determine that the director has no material relationship with Occidental (either as a partner, stockholder or officer of an organization that has a relationship with Occidental) that would preclude that nominee from being an independent director. For the purpose of such determination, an "independent director" is a director who:

•	Has not been employed by Occidental within the last five years;
•	Has not been an employee or affiliate of any present or former internal or external auditor of Occidental within the last three years;
•	Has not received more than $60,000 in direct compensation from Occidental, other than director and committee fees, during the current fiscal year or any of the last three completed fiscal years;
•

Has not been an executive officer or employee of a company that made payments to, or received payments from, Occidental for property or services in an amount exceeding the greater of $1 million or 2 percent of such other company’s consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

•	Has not been employed by a company of which an executive officer of Occidental has been a director within the last three years;
•

Is not affiliated with a not-for-profit entity that received contributions from Occidental exceeding the greater of $1 million or 2 percent of such charitable organization’s consolidated gross revenues during the current fiscal year or any of the last three completed fiscal years;

•	Has not had any of the relationships described above with an affiliate of Occidental; and
•

Is not a member of the immediate family of any person described above. An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

TENURE - Each director will be elected for a term of one year.

RETIREMENT - No person 75 or older will be elected a director, unless as to such person such requirement is unanimously waived by the members of the Corporate Governance, Nominating and Social Responsibility Committee and such Committee’s action is ratified and approved by a majority of the disinterested directors on the Board of Directors.

BOARD MEMBERSHIPS - No director of Occidental will hold more than four “for-profit” corporate directorships (including his or her Occidental directorship) at any one time.

DIRECTOR STOCK OWNERSHIP - Each director will beneficially own at least 5,000 shares of Occidental’s stock within two years of his or her election to the Board.

DIRECTOR COMPENSATION - Compensation for directors will promote ownership of Occidental's stock to align the interests of directors and stockholders and the independence of directors.

EXECUTIVE SESSIONS - The independent directors will hold at least two regularly scheduled executive sessions each year at which employee directors and other members of management are not present. The Lead Independent Director will preside at such executive sessions.

BOARD ADVISORS - The Committees of the Board will have standing authorization (including funding), on their own decision, to consult with members of management and to retain legal or other advisors of their choice, which advisors will report directly to the Committee that retained them.

LEAD INDEPENDENT DIRECTOR - The Board will designate a Lead Independent Director to coordinate the activities of the independent directors and, in addition, to perform the following duties:

•	Advise the Chairman as to an appropriate schedule of Board meetings and the receipt of information from management;
•	Provide the Chairman with input on agendas for the Board and Committee meetings;

•	Recommend to the Chairman the retention of consultants who report directly to the Board;
•	Assist in assuring compliance with the corporate governance policies and recommend revisions to the policies;
•	Coordinate, develop the agenda for and moderate executive sessions of the independent directors;
•	Evaluate, along with the members of the Executive Compensation and Human Resources Committee and the full Board, the CEO's performance; and
•	Recommend to the Chairman the membership of the various Board Committees.

MEMBERSHIP OF COMMITTEES - The Corporate Governance, Nominating and Social Responsibility Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will be composed entirely of independent directors and will also satisfy all applicable membership requirements for such.

COMMITTEE CHARTERS - The Corporate Governance, Nominating and Social Responsibility Committee, the Executive Compensation and Human Resources Committee and the Audit Committee will each have a written charter that addresses the committee’s purpose, duties, responsibilities and annual performance evaluation. The committee charters will be available through the Internet at www.oxy.com.

BOARD DIVERSITY - The Board is committed to achieving a diverse and broadly inclusive membership by creating equal opportunity for men and women of every race, color, religion, ethnicity, national origin and cultural background.

MEETINGS - The Board will hold at least six regularly scheduled meetings each year.

DIRECTOR ORIENTATION AND EDUCATION - Each new director will be provided with materials and information concerning Occidental in order to enable the director to perform the duties of a director. In addition, the Board will provide or sponsor each year eight hours of continuing education designed to enhance the performance of individual directors and the Board of Directors.

DIRECTOR RESPONSIBILITIES - Each director will use his or her best efforts to attend, in person or by telephone, all meetings of the Board and the committees to which such director is appointed. Each director is responsible for being familiar with Occidental’s Governance Principles, the provisions of the Code of Business Conduct applicable to directors and the charter of each committee on which such director serves and for reviewing materials provided in advance of Board and committee meetings.

PERFORMANCE CRITERIA - The Board will establish performance criteria for itself and, annually, will evaluate each director, committee and the overall Board. Board evaluation will include an assessment of, among other things, whether the Board and its committees are functioning effectively and have the necessary diversity of skills, backgrounds and experiences to meet Occidental's needs. Individual director evaluations will include high standards for in-person attendance at Board and committee meetings.

SUCCESSION PLANNING - The Board of Directors will review on a regular basis Occidental’s policies and principles for recruiting, developing and selecting the persons to succeed the CEO and other executive officers. The review will encompass the background, training, qualities and other characteristics that would be desirable in candidates to succeed the CEO and other executive officers as well as consideration of possible successors.

COMMUNICATIONS WITH DIRECTORS - Interested parties may communicate with any nonmanagement director by sending a letter to such director’s attention in care of Occidental’s Corporate Secretary, 10889 Wilshire Blvd., Los Angeles, California 90024.

OTHER GOVERNANCE MEASURES

ANTI-TAKEOVER MEASURES - Occidental does not have a stockholder rights plan (“poison pill”), classified board or similar anti-takeover devices. A copy of the Policy on Stockholder Rights Plans is available through the Internet at www.oxy.com.

CONFIDENTIAL VOTING - All proxies, ballots and other voting material that identify how a stockholder voted are kept confidential except to permit tabulation by an independent tabulator, to comply with law, to satisfy a stockholder's request for disclosure, in connection with a contested proxy solicitation or if a stockholder writes a comment on a proxy card or ballot.

CODE OF BUSINESS CONDUCT - On February 13, 1997, the Board of Directors adopted a comprehensive Code of Business Conduct applicable to all directors, officers and employees that reaffirms Occidental's commitment to high standards of ethical conduct and reinforces Occidental's business ethics, policies and procedures. The Code of Business Conduct includes Occidental’s policies, concerning among other things, compliance with laws, rules and regulations (including insider trading laws), conflicts of interest (including corporate opportunities) and protection of corporate assets. The Audit Committee is responsible for monitoring compliance with the Code of Business Conduct. The Code of Business Conduct is available through the Internet at www.oxy.com.

HUMAN RIGHTS POLICY - In December 2004, Occidental adopted a formal Human Rights Policy that sets forth Occidental’s commitment to promoting human rights in the areas in which it operates. A summary of the policy is contained in the Code of Business Conduct. The Corporate Governance, Nominating and Social Responsibility Committee is responsible for monitoring compliance with the Human Rights Policy.

GOLDEN PARACHUTE POLICY - In 2005, in response to a stockholder proposal, the Board replaced its previous Golden Parachute Policy. The new Golden Parachute Policy provides that, subject to certain exceptions, Occidental will not grant Golden Parachute Benefits (as defined in the Policy)

to any senior executive which exceeds 2.99 times his or her salary plus bonus, unless the grant of such benefits is approved by a vote of Occidental’s stockholders. A copy of the complete Policy is available through the Internet at www.oxy.com.

MAJORITY VOTE DIRECTOR RESIGNATION POLICY - In 2006, in response to a stockholder proposal, the Board approved an amendment to Article III of Occidental’s By-laws, to provide that, while directors will continue to be elected by a plurality vote, a director who receives a greater number of votes “against” his or her election than votes “for” in any election (a “Majority Against Vote”) must tender his or her resignation. Section 12 of Article III of the By-laws requires the Nominating Committee to consider the resignation and possible responses to it based on the relevant facts and circumstances, and make a recommendation to the Board. The Board must act on the Nominating Committee’s recommendation within 90 days following certification of the stockholder vote by the Inspection of Elections. Any director who tenders his or her resignation pursuant to the By-laws provision cannot participate in the Nominating Committee’s recommendation or Boards action regarding whether to accept the resignation. The By-laws require the Board of Directors to disclose promptly its decision-making process and decision whether to accept or reject the director’s resignation in a Form 8-K furnished to the Securities and Exchange Commission.

EXHIBIT B:  OCCIDENTAL PETROLEUM CORPORATION 2005 LONG-TERM INCENTIVE PLAN

1.	PURPOSE

The purposes of this Plan are (i) to furnish a significant incentive to the employees and non-employee Directors of the Company and its subsidiaries by making available to them the benefits of increased ownership of Shares (ii) to promote the alignment of the interests of employees and non-employee Directors on the one hand and stockholders on the other hand and (iii) to assist in the recruitment and retention of employees and non-employee Directors.

2.	DEFINITIONS

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not subsidiaries or other affiliates of the Company.

“Change in Control” means the occurrence of any of the following events:

(a)      Approval by the stockholders of the Company of the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control under clause (b) below;

(b)      Consummation of a Business Combination, unless (1) as a result of the Business Combination, more than 50 percent of the outstanding voting power of the Successor Entity immediately after the reorganization is, or will be, owned, directly or indirectly, by persons who were holders of the Company’s voting securities immediately before the Business Combination; (2) no “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Successor Entity or an Excluded Person, beneficially owns, directly or indirectly, more than 20 percent of the outstanding shares or the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (3) at least 50 percent of the members of the board of directors of the entity resulting from the Business Combination were Directors at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;

(c)      Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any Excluded Person) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding voting securities, other than as a result of (1) an acquisition directly from the Company; (2) an acquisition by the Company; or (3) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity; or

(d)      During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Executive Compensation and Human Resources Committee of the Board or its successor, which shall be composed of not less than two members of the Board, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m).

“Company” means Occidental Petroleum Corporation, a Delaware corporation.

“Director” means a member of the Board.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.

“Effective Date” means May 6, 2005, or such later date as this Plan is approved by the stockholders of the Company.

“Eligible Person” means any person who is an officer or employee of the Company or any of its subsidiaries and any person who is a non-employee Director; provided, however that a non-employee Director shall not be an Eligible Person for purposes of awarding of ISOs.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Excluded Person” means any employee benefit plan of the Company and any trustee or other fiduciary holding securities under a Company employee benefit plan or any person described in and satisfying the conditions of Rule 13d-1(b)(i) of the Exchange Act.

“Fair Market Value” means the last reported sale price of a share of Common Share on the New York Stock Exchange – Composite Transactions on the relevant date or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale is transacted.

“ISO” means an incentive stock option qualified under Section 422 of the Code.

“Performance-Based Award” means an award whose grant, vesting, exercisability or payment depends upon on any one or more of the Performance Objectives, in each case relative to Performance Goals, on an absolute or relative basis (including comparisons to peer companies) or ratio with other Performance Objectives, either as reported currency or constant currency, pre-tax or after-tax, before or after special charges, for the Company on a consolidated basis or for one or more subsidiaries, segments, divisions or business units, or any combination of the foregoing. The applicable performance period may range from one to five years.

“Performance Goal” means a preestablished targeted level or levels of any one or more Performance Objectives.

“Performance Objectives” mean any one or more of the following business criteria: A/R day sales outstanding, A/R to sales, debt, debt to debt plus stockholder equity, debt to EBIT or EBITDA, EBIT, EBITDA, EPS, EVA, expense reduction, interest coverage, inventory to sales, inventory turns, net income, operating cash flow, pre-tax margin, return on assets, return on capital employed, return on equity, sales, stock price appreciation, and total stockholder return (TSR), each as defined further in Appendix A. These terms are used as applied under generally accepted accounting principles (if applicable) and in the Company’s financial reporting.

“Plan” means this Occidental Petroleum Corporation 2005 Long-Term Incentive Plan, as amended from time to time.

“Qualifying Options” mean options and stock appreciation rights granted with an exercise price not less than Fair Market Value on the date of grant. Qualifying Options are Performance-Based Awards.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act.

“Section 162(m)” means Section 162(m) of the Code and the applicable regulations and interpretations thereunder.

“Section 162(m) Award” means a Performance-Based Award intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m).

“Share Limit” means the maximum number of Shares, as adjusted, that may be delivered pursuant to all awards granted under this Plan.

“Shares” mean the Company’s Common Stock, par value $0.20 per share.

“Successor Entity” means the surviving or resulting entity or a parent thereof of a Business Combination.

3.	SHARES SUBJECT TO THE PLAN

3.1      AGGREGATE SHARE LIMIT - Subject to adjustment as provided in or pursuant to this Section 3 or Section 7, a total of sixty-six million (66,000,000) Shares shall be authorized for issuance pursuant to awards granted under this Plan. Any Shares issued in connection with awards other than options and stock appreciation rights shall be counted against the limit described above as three (3) Shares for every one Share issued in connection with such award or by which the award is valued by reference as three (3) Shares.

3.2      INDIVIDUAL LIMIT - No individual shall be granted options, stock appreciation rights or other awards in any 36-month period covering more than eight million (8,000,000) Shares, and in the case of ISOs granted to any individual who owns more than ten percent of the outstanding stock of the Company within the meaning of Section 422 of the Code the maximum term may not exceed five (5) years and the minimum exercise price may not be less than 110 percent of Fair Market Value on the date of grant.

3.3      REISSUE OF AWARDS AND SHARES - Awards payable in cash or payable in cash or Shares, including restricted shares, that are forfeited, cancelled, or for any reason do not vest under this Plan, and Shares that are subject to awards that expire or for any reason are terminated, cancelled or fail to vest shall be available for subsequent awards under this Plan. If an award under this Plan is or may be settled only in cash, such award need not be counted against any of the share limits under this Section 3, except as may be required to preserve the status of an award as “performance-based compensation” under Section 162(m). Shares subject to options or stock appreciation rights that are exercised shall not be available for subsequent awards. The following transactions involving Shares will not result in additional Shares becoming available for subsequent awards under this Plan: (i) Shares tendered in payment of an option; (ii) Shares withheld for taxes; and (iii) Shares repurchased by the Company using option proceeds.

4.	PLAN ADMINISTRATION

This Plan shall be administered by the Committee.

4.1      POWERS OF THE COMMITTEE - Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan within its delegated authority, including, without limitation, the authority to:

(a)      adopt, amend and rescind rules, regulations and procedures relating to this Plan and its administration or the awards granted under the Plan and determine the forms of awards;

(b)      determine who is an Eligible Person and to which Eligible Persons, if any, awards will be granted under this Plan;

(c)      grant awards to Eligible Persons and determine the terms and conditions of such awards, including but not limited to the number and value of Shares issuable pursuant thereto, the times (subject to Section 5.5) at which and conditions upon which awards become exercisable or vest or shall expire or terminate, and (subject to applicable law) the consideration, if any, to be paid upon receipt, exercise or vesting of awards;

(d)      determine the date of grant of an award, which may be a designated date after but not before the date of the Committee’s action;

(e)      determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof;

(f)      interpret and construe this Plan and the terms and conditions of any award granted hereunder, whether before or after the date set forth in Section 5;

(g)      determine the circumstances under which, consistent with the provisions of Section 8.2, any outstanding award may be amended and make any amendments thereto that the Committee determines are necessary or appropriate; and

(h)      acquire or settle rights under options, stock appreciation rights or other awards in cash, stock of equivalent value, or other consideration.

All authority granted herein (except as provided in Section 6) shall remain in effect so long as any award remains outstanding under this Plan.

4.2      SPECIFIC COMMITTEE RESPONSIBILITY AND DISCRETION REGARDING AWARDS - Subject to the express provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Plan, which terms and conditions may include, subject to such limitations as the Committee may from time to time impose, among other things, provisions that:

(a)      permit the recipient of such award to pay the purchase price of the Shares or other property issuable pursuant to such award, or any applicable tax withholding obligation upon such issuance or in respect of such award or Shares, in whole or in part, by any one or more of the following:

(i)       cash, cash equivalent, or electronic funds transfer,

(ii)     the delivery of previously owned shares of capital stock of the Company (including shares acquired as or pursuant to awards) or other property,

(iii)   a reduction in the amount of Shares or other property otherwise issuable pursuant to such award,

(iv)     a cashless exercise, or

(v)       any other legal consideration the Committee deems appropriate;

(b)      qualify such award as an ISO;

(c)      accelerate the receipt of benefits pursuant to an award or adjust the exercisability, term (subject to other limits) or vesting schedule of any or all outstanding awards, adjust the number of Shares subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, pursuant to a termination of employment or an event referenced in Section 7 (in which case the Committee’s discretion shall be exercised in a manner consistent with Section 7) or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee, by amendment of an outstanding award, by substitution of an outstanding award, by waiver or by other legally valid means (which may result, among other changes, in a greater or lesser number of shares subject to the award, a shorter or longer vesting or exercise period, or, except as provided below, an exercise or purchase price that is higher or lower than the original or prior award), in each case subject to Sections 3 and 8.2; provided, however, that in no case (other than an adjustment contemplated by Section 7.2) shall the exercise price of any option or stock appreciation right be reduced by an amendment to the award or a cancellation and re-grant of the award to effect a repricing of the award to a price below the Fair Market Value of the underlying Shares on the grant date of the original option or stock appreciation right unless specific stockholder consent is obtained;

(d)      authorize (subject to Sections 7, 8, and 10) the conversion, succession or substitution of one or more outstanding awards upon the occurrence of an event of the type described in Section 7 or in other circumstances or upon the occurrence of other events as deemed appropriate by the Committee; and

(e)      determine the value of and acquire or otherwise settle awards upon termination of employment, upon such terms as the Committee (subject to Sections  7, 8 and 10) deems appropriate.

4.3      DELEGATION - Subject to Section 4.5, the Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan, provided that each designated committee granting any awards hereunder shall consist exclusively of a member or members of the Board. A majority of the members of the acting committee shall constitute a quorum. The vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the Committee shall constitute action by the committee. The Committee may delegate authority to grant awards under this Plan for new employees to an officer of the Company who is also a director and may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a subsidiary or to third parties.

4.4      BIFURCATION - Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that provisions of any award agreement (or this Plan) intended or required in order to satisfy the applicable requirements of Rule 16b-3, Section 162(m) or other applicable law, to the extent permitted thereby, are applicable only to persons subject to those provisions and to those awards to those persons intended to satisfy the requirements of the applicable legal restriction.

4.5      AWARDS TO NON-EMPLOYEE DIRECTORS - Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee Directors to receive awards other than ISOs under this Plan. The Board shall set the terms of any such awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such awards in substantially the same manner that the Committee administers and construes awards to other Eligible Persons.

5.	AWARDS

5.1      TYPE AND FORM OF AWARDS - All awards shall be evidenced in writing (including electronic form), substantially in the form approved by the Committee. The types of awards that the Committee may grant include, but are not limited to, any of the following, on an immediate or deferred basis, either singly, or in tandem or in combination with or in substitution for, other awards of the same or another type: (i) Shares, (ii) options (ISOs or nonqualified stock options), stock appreciation rights (including limited stock appreciation rights), restricted stock (which shall vest over a period of not less than three years), stock units, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Shares, upon the passage of time, the occurrence of one or more events, or the satisfaction of Performance Goals or other conditions, or any combination thereof, (iii) any similar securities with a value derived from the value of or related to the Shares or other securities of the Company and/or returns thereon, or (iv) cash. Share-based awards may include (without limitation) stock options, stock purchase rights, stock bonuses, stock units, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents (independently or in tandem with any form of stock grant), dividend rights (independently or in tandem with any form of stock grant), Shares, any of which may be payable in Shares or cash, and may consist of one or more of such features in any combination.

5.2      PERFORMANCE-BASED AWARDS - Any of the types of awards listed in Section 5.1 may be granted as Performance-Based Awards.

5.2.1    Section 162(M) Awards. The Committee has discretion to determine if any Performance-Based Award is intended to be a Section 162(m) Award. The specific Performance Goals in respect of Section 162(m) Awards, other than Qualifying Options, must be approved by the Committee in advance of any applicable deadlines under Section 162(m) and while the performance relating to those goals remains substantially uncertain within the meaning thereof. The persons eligible for Section 162(m) Awards shall be executive officers of the Company and its subsidiaries and, in the discretion of the Committee, other employees of the Company or its subsidiaries who are designated by the Committee to receive a Section 162(m) Award because they may be executive officers of the Company or its subsidiaries by the time their awards are exercised, vested or paid. Except as otherwise permitted under Section 162(m), before any Section 162(m) Award is paid, the Committee must certify that the Performance Goal and any other material terms of the Section 162(m) Award were in fact satisfied.

5.2.2    Reservation of Discretion - The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and, in the case of Section 162(m) Awards, the limitations of Section 162(m), on the payment of individual Performance-Based Awards under this Section 5.2.

5.2.3    Adjustments - Performance Goals or other features of an award under this Section 5.2 may be (i) adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, merger, acquisition, or any combination of the foregoing) or a complete or partial corporate liquidation, or (ii) calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the Performance Objectives or Performance Goals, or (iii) adjusted for any other circumstances or event, or (iv) any combination of (i) through (iii), but only to the extent in each case that such adjustment or determination in respect of Section 162(m) Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

5.3      CONSIDERATION FOR SHARES - Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award, but shall not be issued for less than the minimum lawful consideration. Awards may be payable in cash, stock or other consideration or any combination thereof, as the Committee shall designate in or (except as required by Section 5.2) by amendment to the terms and conditions governing such award.

5.4      LIMITED RIGHTS - Except as otherwise expressly authorized by the Committee or this Plan or in the applicable award terms and conditions, a participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

5.5      OPTION/STOCK APPRECIATION RIGHT PRICING AND TERM LIMITS - The purchase price per share of the Shares covered by any option or the base price of any stock appreciation right shall be determined by the Committee at the time of the grant, but shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant. Any option, stock appreciation right, warrant or similar right shall expire and any other award shall vest not more than 10 years after the date of grant. An award may be converted or convertible, notwithstanding the foregoing limits, into or payable in, Shares or another award that otherwise satisfies the requirements of this Plan.

5.6      TRANSFER RESTRICTIONS - Unless otherwise expressly provided in or permitted by this Section 5.6, by applicable law or by the award terms and conditions (i) all awards are nontransferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) awards shall be exercised only by the holder; and (iii) amounts payable or shares issuable pursuant to an award shall be delivered only to (or for the account of) the holder.

5.6.1    Exceptions by Committee Action - The Committee, in its sole discretion, may permit an award to be transferred for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities and the incentive purposes of the award and this Plan. Notwithstanding the foregoing, awards intended as ISOs or restricted stock awards for purposes of the Code shall be subject to any and all additional transfer restrictions necessary to preserve their status as ISOs or restricted shares, as the case may be, under the Code.

5.6.2    Exclusions - The exercise and transfer restrictions in this Section 5.6 shall not apply to:

(a) transfers to the Company,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) transfers pursuant to a domestic relations order (if approved or ratified by the Committee), if (in the case of ISOs) permitted by the Code,

(d) if the participant has suffered a Disability, permitted transfers to or exercises on behalf of the holder by his or her legal representative, or

(e) the authorization by the Committee of “cashless exercise” procedures with third parties who finance or who otherwise facilitate the exercise of awards consistent with applicable laws and the express authorization of the Committee.

5.7      TAX WITHHOLDING - Upon any exercise, vesting, or payment of any award, the Company shall:

(a)      require the recipient (or his or her heirs, personal representatives or beneficiaries, as the case may be) to pay or provide for payment of the amount of any taxes which the Company or any subsidiary may be required to withhold with respect to such transaction; or

(b)      deduct from any amount payable in cash the amount of any taxes that the Company or any subsidiary may be required to withhold with respect to such cash amount.

5.8      POSSIBLE SHARE OFFSET - In any case where a tax is required to be withheld in connection with the delivery of Shares under this Plan, the Committee may require or may permit the holder the right to offset, pursuant to such rules and subject to such conditions as the Committee may establish, the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy the minimum statutory withholding taxes with respect thereto.

5.9      CASH AWARDS - The Committee shall have the express authority to pay awards in cash under this Plan, whether in lieu of, in addition to or as part of another award.

5.10    TERMINATION OF EMPLOYMENT OR SERVICE - If an Eligible Person's employment with or service to the Company or to any parent or subsidiary terminates for any reason, his or her outstanding awards may thereafter be exercised (if at all) to the extent provided in the agreement evidencing such award, or as otherwise determined by the Committee.

6.	TERM OF PLAN

No award shall be granted under this Plan after the tenth anniversary of the Effective Date of this Plan. After that date, this Plan shall continue in effect as to then outstanding awards. Any then outstanding award may be amended thereafter in any manner that would have been permitted earlier, except that no such amendment shall increase the number of Shares subject to, comprising or referenced in the award or reduce the exercise or base price of an option or stock appreciation right or permit cash payments in an amount that exceeds the limits of Section 3 (as adjusted pursuant to Section 7.2).

7.	ADJUSTMENTS; CHANGE IN CONTROL

7.1      CHANGE IN CONTROL; ACCELERATION AND TERMINATION OF AWARDS - Unless prior to a Change in Control, the Committee determines that, upon its occurrence, benefits under any or all awards will not accelerate or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, or establishes a different time in respect of such Change in Control for such acceleration, then upon the occurrence of a Change in Control:

(a)      each option and stock appreciation right shall become immediately exercisable,

(b)      restricted stock shall immediately vest free of restrictions,

(c)      each award under Section 5.2 shall become payable to the participant,

(d)      the number of Shares covered by each stock unit account shall be issued to the participant, and

(e)      any other rights of a participant under any other award will be accelerated to give the participant the benefit intended under any such award.

The Committee may override the limitations on acceleration in this Section 7.1 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of awards shall comply with applicable legal and regulatory requirements. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to or up to 30 days before the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur.

If any option or other right to acquire Shares under this Plan has been fully accelerated as required or permitted by this Plan but is not exercised prior to (i) a dissolution of the Company, or (ii) an event described in this Section 7.1 that the Company does not survive, or (iii) the consummation of an event described in Section 7.2 involving a Change in Control approved by the Board, such option or right will terminate, subject to any provision that has been expressly made by the Committee or the Board through a plan of reorganization approved by the Board or otherwise for the survival, substitution, assumption, exchange or other settlement of such option or right.

7.2      ADJUSTMENTS - The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)      proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of awards (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding awards, (iii) the grant, purchase, or exercise price of any or all outstanding awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding awards, or (v) the Performance Goals or Performance Objectives appropriate to any outstanding awards, or

(b)      in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split-up, exchange, or spin-off, make provision for a cash payment or for the substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards based upon the distribution or consideration payable to holders of the Shares of the Company upon or in respect of such event.

In each case, with respect to awards of ISOs, no such adjustment will be made that would cause this Plan to violate Section 422 or 424 of the Code or any successor provisions without the written consent of holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

8.	PLAN AMENDMENT AND TERMINATION

8.1      AUTHORITY OF THE BOARD - Subject to Sections 8.2 and 8.3 and New York Stock Exchange Rules applicable to companies listed on such Exchange, the Board may amend or terminate this Plan at any time and in any manner.

8.2      RESTRICTIONS - No amendment or termination of this Plan or change in or affecting any outstanding award shall deprive in any material respect the holder, without the consent of the holder, of any of his or her rights or benefits under or with respect to the award. Adjustments contemplated by Section 7 shall not be deemed to constitute a change requiring such consent.

8.3      STOCKHOLDER APPROVAL - Stockholder approval shall be required for any amendment to this Plan that would:

(a)      materially increase the benefits accruing to participants under this Plan,

(b)      materially increase the number of securities which may be issued under this Plan, or

(c)      materially modify the requirements as to eligibility for participation in this Plan.

9.	LEGAL MATTERS

9.1      COMPLIANCE AND CHOICE OF LAW; SEVERABILITY - This Plan, the granting and vesting of awards under this Plan and the issuance and delivery of Shares and/or the payment of money under this Plan or under awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

9.2      NON-EXCLUSIVITY OF PLAN - Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Shares, under any other plan or authority.

9.3      NO EMPLOYMENT CONTRACT - Nothing contained in this Plan (or in any other documents relating to this Plan or to any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company or any subsidiary or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company or any subsidiary to change such person’s compensation or other benefits or to terminate the employment of such person, with or without cause.

10.	MISCELLANEOUS

10.1    UNFUNDED PLAN - Unless otherwise determined by the Committee, this Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. This Plan shall not establish any fiduciary relationship between the Company or any subsidiary and any participant or other person. To the extent any person holds any rights by virtue of awards granted under this Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

10.2    AWARDS NOT COMPENSATION - Unless otherwise determined by the Committee, settlements of awards received by participants under this Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country.

10.3    FRACTIONAL SHARES - The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

10.4    FOREIGN PARTICIPANTS - No award shall be made to a participant who is a foreign national or who is employed by the Company or any subsidiary outside the United States of America if such award would violate applicable local law. In order to facilitate the making of an award, the Committee may provide for such special terms for awards to participants who are foreign nationals, or who are employed by the Company or any subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments to this Plan as it may consider necessary or appropriate for such purposes unless stockholder approval for any such change would be required in accordance with the provisions of Section 8.

APPENDIX A TO 2005 LONG-TERM INCENTIVE PLAN

PERFORMANCE OBJECTIVES

The Performance Objectives shall have the meanings set forth below, in each case as reported in the financial statements of the Company or applicable subsidiary, division, segment, or unit (“financial statements”).

“A/R Day Sales Outstanding” means trade accounts receivable (A/R)(net of reserves) divided by latest historical day Sales.

“A/R to Sales” means the ratio of accounts receivable to Sales.

“Debt” means all accounts classified as such in the financial statements.

“Debt to Debt plus stockholder equity” means the ratio of Debt to Debt plus stockholder equity.

“Debt to EBIT or EBITDA” means the ratio of Debt to EBIT or EBITDA.

“EBIT” means Net Income before interest expense and taxes, which may be adjusted for special charges, if any.

“EBITDA” means Net Income before interest expense, taxes, depreciation and amortization, which may be adjusted for special charges, if any.

“EPS” means Net Income divided by the weighted average number of Shares outstanding. The Shares outstanding may be adjusted to include the dilutive effect of stock options, restricted stock and other dilutive financial instruments as required by generally accepted accounting principles.

“EVA” means operating profit after tax (OPAT) (which is defined as Net Income after tax but before tax adjusted interest income and expense and goodwill amortization), less a charge for the use of capital (average total capital as such term is used below under “Return on Capital Employed”). Net Income may be adjusted for special charges and acquisition activity costs, if any. The charge for capital is the percentage cost of capital times the average total capital. The cost of capital is the weighted average cost of capital as calculated for the Company.

“Expense Reduction”means reduction in actual expense or an improvement in the expense to Sales ratio compared to a target or prior year actual expense to Sales ratio, which may be adjusted for special charges, if any.

“Interest Coverage” means the ratio of EBIT or EBITDA to interest expense. Net Income may be adjusted for special charges.

“Inventory to Sales” means the ratio of total inventory to Sales.

“Inventory Turns” means the ratio of total cost of goods sold on a historical basis to average net inventory. This ratio may be adjusted for special charges, if any.

“Net Income” means the difference between total Sales plus other revenues and net total costs and expenses, including income taxes.

“Operating Cash Flow” means the net cash provided by operating activities less net cash used by operations and investing activities as shown on the statement of cash flows. The numbers relating to the foregoing may be adjusted for special charges, if any.

“Pre-Tax Margin” means the ratio of earnings before income taxes to Sales. Earnings may be adjusted for special charges, if any.

“Return on Assets” means the ratio of Net Income to total average assets including goodwill. Earnings may be adjusted for special charges and goodwill amortization for comparative purposes.

“Return on Capital Employed”means the ratio of Net Income plus tax-effected interest expense to long-term Debt plus stockholder equity.

“Return on Equity” means the ratio of Net Income to stockholder equity.

“Sales” means sales, service and rental income from third parties net of discounts, returns and allowances.

“Stock Price Appreciation” means an increase, or an average annualized increase, in the stock price or market value of the Shares of the Company after purchase of, or the date of grant of, an award or above a specified stock price.

“Total Stockholder Return or TSR” means the appreciation in the price of a Common Share plus reinvested dividends over a specified period of time.

(PROXY CARD)

The shares represented by this proxy card will be voted as directed below. Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6. This proxy card will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement.

Mark Here for Address Change or Comments.	☐

Proposal 1 Election as directors of the following nominees:								The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
01	Spencer Abraham	☐	☐	☐	05	R. Chad Dreier	☐	☐	☐	09	Rodolfo Segovia	☐	☐	☐	Proposal 2 Ratification of selection of KPMG as independent auditors.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
02	Ronald W. Burkle	☐	☐	☐	06	John E. Feick	☐	☐	☐	10	Aziz D. Syriani	☐	☐	☐	Proposal 3 Approval of amendment to 2005 Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
03	John S. Chalsty	☐	☐	☐	07	Ray R. Irani	☐	☐	☐	11	Rosemary Tomich	☐	☐	☐	The Board of Directors Recommends a Vote AGAINST Proposals 4, 5 and 6.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
04	Edward P. Djerejian	☐	☐	☐	08	Irvin W. Maloney	☐	☐	☐	12	Walter L. Weisman	☐	☐	☐	Proposal 4 Scientific report on global warming.	☐	☐	☐
																For	Against	Abstain
															Proposal 5 Advisory vote to ratify executive compensation.	☐	☐	☐
																For	Against	Abstain
															Proposal 6 Performance-Based Stock Options.	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   Detach here from proxy card

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/oxy Use the Internet to vote. Have your proxy card available when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote. Have your proxy card available when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

Access and view the Annual Report and Proxy Statement on the Internet at: http://www.oxypublications.com

   Detach here and bring to Annual Meeting

Bring this admission ticket with you to the meeting on May 4. Do not mail.

Occidental Petroleum Corporation
2007 Annual Meeting of Stockholders

This admission ticket admits you and one guest to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 15, 2007, the record date.

Starlight Ballroom Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	Meeting Hours Registration begins 9:30 A.M. Meeting starts at 10:30 A.M.
ADMISSION TICKET Please see the back of this card for parking instructions.

(REVERSE SIDE OF PROXY CARD)

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

OCCIDENTAL PETROLEUM CORPORATION

DR. RAY R. IRANI, AZIZ D. SYRIANI and ROSEMARY TOMICH, and each of them, with full power of substitution, are hereby authorized to represent and to vote the shares of the undersigned in OCCIDENTAL PETROLEUM CORPORATION as directed on the reverse side of this card and, in their discretion, on all other matters which may properly come before the Annual Meeting of Stockholders to be held on May 4, 2007, and at any adjournment, as if the undersigned were present and voting at the meeting.

The shares represented by this proxy will be voted as directed on the reverse side of this card. Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6. In the event any of the nominees named on the reverse side of this card is unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

Your proxy will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement and posted at www.oxy.com.

Address Change/Comments (Mark the corresponding box on the reverse side)

You can now access your account online.

Access your Occidental Petroleum Corporation stockholder account online via Investor ServiceDirectsm (ISD).

Mellon Investor Services LLC, the registrar and transfer agent for Occidental Petroleum Corporation, makes it possible to get current information on your stockholder account online.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on the screen.

For Technical Assistance Call 1-877-978-7778 between
9a.m.-7p.m. Monday-Friday Eastern Time

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS
•	From I-10 West (Santa Monica Freeway)
•	Take 4th Street Exit, turn right and proceed to Colorado Blvd.
•	Turn Left onto Colorado Blvd. and proceed to Ocean Ave.
•	Turn Right onto Ocean Ave. and proceed 1/2 Block PAST Wilshire Blvd.
•	Please note that the address to the hotel is on Wilshire Blvd.
PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.
(Parking will not be permitted at the Wilshire Blvd. entrance.)
•	Enter Hotel Valet Parking driveway on Ocean Ave.
The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

1265-A (SOR)

(VOTING INSTRUCTION CARD - OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN)

The shares represented by this proxy card will be voted as directed below. Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6. This proxy card will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement.

Mark Here for Address Change or Comments.	☐

Proposal 1 Election as directors of the following nominees:								The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
01	Spencer Abraham	☐	☐	☐	05	R. Chad Dreier	☐	☐	☐	09	Rodolfo Segovia	☐	☐	☐	Proposal 2 Ratification of selection of KPMG as independent auditors.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
02	Ronald W. Burkle	☐	☐	☐	06	John E. Feick	☐	☐	☐	10	Aziz D. Syriani	☐	☐	☐	Proposal 3 Approval of amendment to 2005 Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
03	John S. Chalsty	☐	☐	☐	07	Ray R. Irani	☐	☐	☐	11	Rosemary Tomich	☐	☐	☐	The Board of Directors Recommends a Vote AGAINST Proposals 4, 5 and 6.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
04	Edward P. Djerejian	☐	☐	☐	08	Irvin W. Maloney	☐	☐	☐	12	Walter L. Weisman	☐	☐	☐	Proposal 4 Scientific report on global warming.	☐	☐	☐
																For	Against	Abstain
															Proposal 5 Advisory vote to ratify executive compensation.	☐	☐	☐
																For	Against	Abstain
															Proposal 6 Performance-Based Stock Options.	☐	☐	☐

Signature	Date

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   Detach here from proxy card

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the Plan Trustee to vote your shares in the same manner as if you marked, signed and returned your voting instruction card.

Internet http://www.proxyvoting.com/oxy Use the Internet to vote. Have this card available when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote. Have this card available when you call.	OR	Mail Mark, sign and date your voting instruction card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

Access and view the Annual Report and Proxy Statement on the Internet at: http://www.oxypublications.com

   Detach here and bring to Annual Meeting

Bring this admission ticket with you to the meeting on May 4. Do not mail.

Occidental Petroleum Corporation
2007 Annual Meeting of Stockholders

This admission ticket admits you and one guest to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 15, 2007, the record date.

Starlight Ballroom Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	Meeting Hours Registration begins 9:30 A.M. Meeting starts at 10:30 A.M.
ADMISSION TICKET Please see the back of this card for parking instructions.

(REVERSE SIDE OF VOTING INSTRUCTION CARD)

OCCIDENTAL PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

TO THE TRUSTEE OF THE OCCIDENTAL PETROLEUM CORPORATION SAVINGS PLAN:

I acknowledge receipt of the Notice of Annual Meeting of Stocholders of Occidental Petroleum Corporation to be held on May 4, 2007, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Occidental Petroleum Corporation Savings Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Dr. Ray R. Irani, Miss Rosemary Tomich, Messrs. Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani and Walter L. Weisman. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, any shares held for my account in the Occidental Petroleum Corporation Savings Plan will be voted by you in accordance with the direction of the Plan's Administrative Committee.

In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the trustee.

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS
•	From I-10 West (Santa Monica Freeway)
•	Take 4th Street Exit, turn right and proceed to Colorado Blvd.
•	Turn Left onto Colorado Blvd. and proceed to Ocean Ave.
•	Turn Right onto Ocean Ave. and proceed 1/2 Block PAST Wilshire Blvd.
•	Please note that the address to the hotel is on Wilshire Blvd.
PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.
(Parking will not be permitted at the Wilshire Blvd. entrance.)
•	Enter Hotel Valet Parking driveway on Ocean Ave.
The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

1265-B (PSA)

(VOTING INSTRUCTION CARD - VINTAGE PETROLEUM 401(k) PLAN)

The shares represented by this proxy card will be voted as directed below. Where no direction is given, such shares will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposals 4, 5 and 6. This proxy card will be kept confidential in accordance with the Confidential Voting Policy described on page 2 of the Proxy Statement.

Mark Here for Address Change or Comments.	☐

Proposal 1 Election as directors of the following nominees:								The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
01	Spencer Abraham	☐	☐	☐	05	R. Chad Dreier	☐	☐	☐	09	Rodolfo Segovia	☐	☐	☐	Proposal 2 Ratification of selection of KPMG as independent auditors.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
02	Ronald W. Burkle	☐	☐	☐	06	John E. Feick	☐	☐	☐	10	Aziz D. Syriani	☐	☐	☐	Proposal 3 Approval of amendment to 2005 Long-Term Incentive Plan.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
03	John S. Chalsty	☐	☐	☐	07	Ray R. Irani	☐	☐	☐	11	Rosemary Tomich	☐	☐	☐	The Board of Directors Recommends a Vote AGAINST Proposals 4, 5 and 6.
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain		For	Against	Abstain
04	Edward P. Djerejian	☐	☐	☐	08	Irvin W. Maloney	☐	☐	☐	12	Walter L. Weisman	☐	☐	☐	Proposal 4 Scientific report on global warming.	☐	☐	☐
																For	Against	Abstain
															Proposal 5 Advisory vote to ratify executive compensation.	☐	☐	☐
																For	Against	Abstain
															Proposal 6 Performance-Based Stock Options.	☐	☐	☐

Signature	Date

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

   Detach here from proxy card

In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the trustee.

   Detach here and bring to Annual Meeting

Bring this admission ticket with you to the meeting on May 4. Do not mail.

Occidental Petroleum Corporation
2007 Annual Meeting of Stockholders

This admission ticket admits you and one guest to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of March 15, 2007, the record date.

Starlight Ballroom Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	Meeting Hours Registration begins 9:30 A.M. Meeting starts at 10:30 A.M.
ADMISSION TICKET Please see the back of this card for parking instructions.

(REVERSE SIDE OF VOTING INSTRUCTION CARD)

OCCIDENTAL PETROLEUM CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

TO THE TRUSTEE OF THE VINTAGE PETROLEUM, INC. 401(k) PLAN:

I acknowledge receipt of the Notice of Annual Meeting of Stocholders of Occidental Petroleum Corporation to be held on May 4, 2007, and the Proxy Statement furnished in connection with the solicitation of proxies by Occidental's Board of Directors. You are directed to vote the shares which are held for my account pursuant to the Vintage Petroleum, Inc. 401(k) Plan in the manner indicated on the reverse side of this card and, in your discretion, on all other matters which may properly come before such meeting and at any adjournment.

My vote for the election of directors is indicated on the reverse side. Nominees are: Dr. Ray R. Irani, Miss Rosemary Tomich, Messrs. Spencer Abraham, Ronald W. Burkle, John S. Chalsty, Edward P. Djerejian, R. Chad Dreier, John E. Feick, Irvin W. Maloney, Rodolfo Segovia, Aziz D. Syriani and Walter L. Weisman. In the event any of the foregoing nominees is unavailable for election or unable to serve, shares represented by this card may be voted for a substitute nominee selected by the Board of Directors.

I understand that in the event I do not return this card, any shares held for my account in the Occidental Petroleum Corporation Savings Plan will be voted by you in accordance with the direction of the Plan's Administrative Committee.

In accordance with the Employee Retirement Income Security Act of 1974, your vote must be kept confidential by the trustee.

DIRECTIONS TO FAIRMONT MIRAMAR HOTEL AND PARKING FOR STOCKHOLDERS
•	From I-10 West (Santa Monica Freeway)
•	Take 4th Street Exit, turn right and proceed to Colorado Blvd.
•	Turn Left onto Colorado Blvd. and proceed to Ocean Ave.
•	Turn Right onto Ocean Ave. and proceed 1/2 Block PAST Wilshire Blvd.
•	Please note that the address to the hotel is on Wilshire Blvd.
PARKING IS NORTH OF WILSHIRE ON OCEAN AVE.
(Parking will not be permitted at the Wilshire Blvd. entrance.)
•	Enter Hotel Valet Parking driveway on Ocean Ave.
The parking fee at the Fairmont Miramar Hotel will be paid by Occidental Petroleum Corporation.

1265-B (VPC)